NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                    (Trustee)

                                       and

                            FIRST UNION NATIONAL BANK

                              (Trust Administrator)


                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 26, 1997

                                 $250,234,025.03


                       Mortgage Pass-Through Certificates
                                 Series 1997-19

                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE I

                                   DEFINITIONS
Section 1.01. Definitions......................................................
Section 1.02. Acts of Holders..................................................
Section 1.03. Effect of Headings and Table of Contents.........................
Section 1.04. Benefits of Agreement............................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES
Section 2.01. Conveyance of Mortgage Loans......................................
Section 2.02. Acceptance by Trust Administrator.................................
Section 2.03. Representations and Warranties of the Master
              Servicer and the Seller...........................................
Section 2.04. Execution and Delivery of Certificates............................
Section 2.05. Designation of Certificates; Designation of
              Startup Day and Latest Possible Maturity Date.....................

                                   ARTICLE III

                       ADMINISTRATION OF THE TRUST ESTATE:
                         SERVICING OF THE MORTGAGE LOANS
Section 3.01. Certificate Account...............................................
Section 3.02. Permitted Withdrawals from the Certificate
              Account...........................................................
Section 3.03. Advances by Master Servicer and Trust
              Administrator.....................................................
Section 3.04. Trust Administrator to Cooperate;
              Release of Owner Mortgage Loan Files..............................
Section 3.05. Reports to the Trustee and Trust Administrator;
              Annual Compliance Statements......................................
Section 3.06. Title, Management and Disposition of Any
              REO Mortgage Loan.................................................
Section 3.07. Amendments to Servicing Agreements,
              Modification of Standard Provisions...............................
Section 3.08. Oversight of Servicing............................................
Section 3.09. Termination and Substitution of Servicing
              Agreements........................................................
Section 3.10. 1934 Act Reports..................................................

                                   ARTICLE IV

              DISTRIBUTIONS IN RESPECT OF CERTIFICATES; PAYMENTS TO
                   CERTIFICATEHOLDERS; STATEMENTS AND REPORTS

Section 4.01. Distributions.....................................................
Section 4.02. Allocation of Realized Losses.....................................
Section 4.03. Paying Agent......................................................
Section 4.04. Statements to Certificateholders;
              Report to the Trust Administrator and the
              Seller............................................................
Section 4.05. Reports to Mortgagors and the Internal Revenue
              Service...........................................................
Section 4.06  Calculation of Amounts; Binding Effect of
              Interpretations and Actions of Master
              Servicer..........................................................

                                    ARTICLE V

                                THE CERTIFICATES
Section 5.01. The Certificates..................................................
Section 5.02. Registration of Transfer and Exchange of
              Certificates......................................................
Section 5.03. Mutilated, Destroyed, Lost or Stolen
              Certificates......................................................
Section 5.04. Persons Deemed Owners.............................................
Section 5.05. Access to List of Certificateholders' Names and
              Addresses.........................................................
Section 5.06. Maintenance of Office or Agency...................................
Section 5.07. Definitive Certificates...........................................
Section 5.08. Notices to Clearing Agency........................................

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01. Liability of the Seller and the Master Servicer...................
Section 6.02. Merger or Consolidation of the Seller or the Master
              Servicer..........................................................
Section 6.03. Limitation on Liability of the Seller, the
              Master Servicer and Others.......................................
Section 6.04. Resignation of the Master Servicer................................
Section 6.05. Compensation to the Master Servicer...............................
Section 6.06. Assignment or Delegation of Duties by Master
              Servicer..........................................................
Section 6.07. Indemnification of Trustee, Trust
              Administrator and Seller by Master Servicer.......................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01. Events of Default.................................................
Section 7.02. Other Remedies of Trustee.........................................
Section 7.03. Directions by Certificateholders and
              Duties of Trustee During Event of Default........................
Section 7.04. Action upon Certain Failures of the
              Master Servicer and upon Event of Default.........................
Section 7.05. Trust Administrator to Act; Appointment of
              Successor.........................................................
Section 7.06. Notification to Certificateholders................................

                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01. Duties of Trustee and Trust Administrator.........................
Section 8.02. Certain Matters Affecting the Trustee and the Trust
              Administrator.....................................................
Section 8.03. Neither Trustee nor Trust Administrator
              Required to Make Investigation....................................
Section 8.04. Neither Trustee nor Trust Administrator
              Liable for Certificates or Mortgage Loans.........................
Section 8.05. Trustee and Trust Administrator May Own Certificates..............
Section 8.06. The Master Servicer to Pay Fees and Expenses......................
Section 8.07. Eligibility Requirements..........................................
Section 8.08. Resignation and Removal...........................................
Section 8.09. Successor.........................................................
Section 8.10. Merger or Consolidation...........................................
Section 8.11. Authenticating Agent..............................................
Section 8.12. Separate Trustees and Co-Trustees.................................
Section 8.13. Appointment of Custodians.........................................
Section 8.14. Tax Matters; Compliance with REMIC Provisions.....................
Section 8.15. Monthly Advances..................................................

                                   ARTICLE IX

                                   TERMINATION
Section 9.01. Termination upon Purchase by the  Seller
              or Liquidation of All Mortgage Loans..............................
Section 9.02. Additional Termination Requirements...............................

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS
Section 10.01. Amendment........................................................
Section 10.02. Recordation of Agreement.........................................
Section 10.03. Limitation on Rights of Certificateholders.......................
Section 10.04. Governing Law; Jurisdiction......................................
Section 10.05. Notices..........................................................
Section 10.06. Severability of Provisions.......................................
Section 10.07. Special Notices to Rating Agencies...............................
Section 10.08. Covenant of Seller...............................................
Section 10.09. Recharacterization...............................................

                                   ARTICLE XI
                            TERMS FOR CERTIFICATES 1

Section 11.01. Class A Fixed Pass-Through Rate..................................
Section 11.02. Cut-Off Date.....................................................
Section 11.03. Cut-Off Date Aggregate Principal Balance.........................
Section 11.04. Original Class A Percentage......................................
Section 11.05. Original Class A Subclass Principal Balances.....................
Section 11.06. Original Class A Non-PO Principal Balance........................
Section 11.07. Original Class A-3 Notional Amount...............................
Section 11.08.  Original Component Principal Balances...........................
Section 11.09. Original Subordinated Percentage.................................
Section 11.10. Original Class M Percentage......................................
Section 11.11. Original Class M Principal Balance...............................
Section 11.12. Original Class M Fractional Interest.............................
Section 11.13. Original Class B-1 Percentage....................................
Section 11.14. Original Class B-2 Percentage....................................
Section 11.15. Original Class B-3 Percentage....................................
Section 11.16. Original Class B-4 Percentage....................................
Section 11.17. Original Class B-5 Percentage....................................
Section 11.18. Original Class B Principal Balance...............................
Section 11.19. Original Class B Subclass Principal  Balances....................
Section 11.20. Original Class B-1 Fractional Interest...........................
Section 11.21. Original Class B-2 Fractional Interest...........................
Section 11.22. Original Class B-3 Fractional Interest...........................
Section 11.23. Original Class B-4 Fractional Interest...........................
Section 11.24. Closing Date.....................................................
Section 11.25. Right to Purchase................................................
Section 11.26. Wire Transfer Eligibility........................................
Section 11.27. Single Certificate...............................................
Section 11.28. Servicing Fee Rate...............................................
Section 11.29. Master Servicing Fee Rate........................................

                                    EXHIBITS
EXHIBIT A-1  - Form of Face of Class A-1  Certificate
EXHIBIT A-2  - Form of Face of Class A-2  Certificate
EXHIBIT A-3  - Form of Face of Class A-3  Certificate
EXHIBIT A-4  - Form of Face of Class A-4  Certificate
EXHIBIT A-5  - Form of Face of Class A-5  Certificate
EXHIBIT A-6  - Form of Face of Class A-6  Certificate
EXHIBIT A-7  - Form of Face of Class A-7  Certificate
EXHIBIT A-8  - Form of Face of Class A-8  Certificate
EXHIBIT A-9  - Form of Face of Class A-9  Certificate
EXHIBIT A-R  - Form of Face of Class A-R Certificate
EXHIBIT A-LR - Form of Face of Class A-LR  Certificate
EXHIBIT B-1  - Form of Face of Class B-1  Certificate
EXHIBIT B-2  - Form of Face of Class B-2  Certificate
EXHIBIT B-3  - Form of Face of Class B-3  Certificate
EXHIBIT B-4  - Form of Face of Class B-4  Certificate
EXHIBIT B-5  - Form of Face of Class B-5 Certificate
EXHIBIT C    - Form of Face of Class M Certificate
EXHIBIT D    - Form of Reverse of Series 1997-19  Certificates
EXHIBIT E    - Custodial  Agreement
EXHIBIT F-1  - Schedule  of  Mortgage  Loans Serviced by Norwest
               Mortgage from locations other than Frederick, Maryland EXHIBIT F-2 - Schedule of Mortgage Loans Serviced by Norwest
               Mortgage  in Frederick  Maryland
EXHIBIT F-3  - Schedule of Mortgage  Loans Serviced by Other Servicers
EXHIBIT G    - Request  for Release
EXHIBIT H    - Affidavit  Pursuant to Section 860E(e)(4) of the Internal
               Revenue Code of 1986, as amended, and for Non-ERISA Investors
EXHIBIT I    - Letter from Transferor of Residual Certificates
EXHIBIT J    - Transferee's Letter (Class [A-PO] [A-WIO] [B-3]
               [B-4] [B-5] Certificates)
EXHIBIT K    - Transferee's Letter (Class [M] [B-1] [B-2] Certificates)
EXHIBIT L    - Servicing Agreements
EXHIBIT M    - Form of Special Servicing Agreement

     This Pooling and Servicing Agreement, dated as of November 26, 1997 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee and FIRST UNION NATIONAL BANK, as Trust Administrator.


                                WITNESSETH THAT:

     In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.     Definitions.

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

     Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Principal Balance: As to any Distribution Date and the Class M Certificates or any Class B Subclass, the greater of (A) zero and (B) (i) the principal balance of such Class or Subclass with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less, with respect to the Class M Certificates, the Class B Principal Balance or, with respect to any Class B Subclass, the Class B Subclass Principal Balances for any Class B Subclasses with higher numerical designations.

     Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance, Class M Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance, Class M Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class M Optimal Principal Amount, Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount and Class B-5 Optimal Principal Amount.

     Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

     Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

     Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

     Authenticating  Agent:  Any  authenticating  agent  appointed  by the Trust
Administrator   pursuant  to  Section   8.11.   There  shall   initially  be  no
Authenticating Agent for the Certificates.

     Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

     Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

     Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

     Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $100,000 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

     Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

     Book-Entry  Certificate:  Any of the  Class  A-1  Certificates,  Class  A-2
Certificates,   Class  A-4  Certificates,  Class  A-6  Certificates,  Class  A-7
Certificates, Class A-8 Certificates or Class A-9 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

     Certificate: Any one of the Class A Certificates, Class M Certificates or Class B Certificates.

     Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

     Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

     Class: All certificates whose form is identical except for (i) variations in the Percentage Interest evidenced thereby and (ii) in the case of the Class A Certificates and Class B Certificates, variations in Subclass designation and other Subclass characteristics.

     Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates,   Class  A-6  Certificates,  Class  A-7  Certificates,  Class  A-8
Certificates, Class A-9 Certificates, Class A-WIO Certificates, Class A-PO Certificates, Class A-R Certificate or Class A-LR Certificate.

     Class A Certificateholder:  The registered holder of a Class A Certificate.

     Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Subclasses of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a)(i) on such Distribution Date.

     Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

     Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Class A Subclass Interest Accrual Amounts with respect to such Distribution Date.

     Class A Loss Denominator: As to any Determination Date, an amount equal to the Class A Non-PO Principal Balance.

     Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the sum of the Class A Subclass Unpaid Interest Shortfalls for each Class A Subclass and
(iii) the Class A Non-PO Optimal Principal Amount.

     Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

               (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Class A Subclass Principal Balance of the Class A-PO Certificates.

     Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Class A Subclasses pursuant to Paragraph third clause (A) of Section 4.01(a).

     Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

     Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in November 2002, 100%. As to any Distribution Date subsequent to November 2002 to and including the Distribution Date in November 2003, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2003 to and including the Distribution Date in November 2004, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2004 to and including the Distribution Date in November 2005, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2005 to and including the Distribution Date in November 2006, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2006, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the November preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class M Principal Balance and the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including December 2002 and November 2003, (2) 35% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including December 2003 and November 2004, (3) 40% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including December 2004 and November 2005, (4) 45% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including December 2005 and November 2006, and (5) 50% of the Original Subordinated Principal Balance if such Distribution Date occurs during or after December 2006. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

     Class A Principal Balance: As of any date, an amount equal to the sum of the Class A Subclass Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-PO Certificates, Class A-R Certificate and Class A-LR Certificate.

     Class A Subclass: Any of the Subclasses of Class A Certificates consisting of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-PO Certificates, Class A-WIO Certificates, Class A-R Certificate and Class A-LR Certificate.

     Class A Subclass Distribution Amount: As to any Distribution Date and any Class A Subclass (other than the Class A-PO Certificates), the amount distributable to such Class A Subclass pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to any Distribution Date and the Class A-PO Certificates, the aggregate amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) on such Distribution Date.

     Class A Subclass Interest Accrual Amount: As to any Distribution Date and any Class A Subclass (other than the Class A-3, Class A-WIO and Class A-PO Certificates), (i) the product of (a) 1/12th of the Class A Subclass
Pass-Through  Rate  for  such  Class A  Subclass  and (b) the  Class A  Subclass
Principal Balance of such Class A Subclass as of the Determination Date preceding such Distribution Date minus (ii) the Class A Subclass Interest Percentage of such Class A Subclass of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date,
(y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). As to any Distribution Date and the Class A-3 Certificates, the Class A-3 Interest Accrual Amount. As to any Distribution Date and the Class A-WIO Certificates, the Class A-WIO Interest Accrual Amount. The Class A-PO Certificates have no Class A Subclass Interest Accrual Amount.

     Class A Subclass Interest Percentage: As to any Distribution Date and any Class A Subclass, the percentage calculated by dividing the Class A Subclass Interest Accrual Amount of such Class A Subclass (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class A Subclass Interest Accrual Amount).

     Class A Subclass Interest Shortfall Amount: As to any Distribution Date and any Subclass of Class A Certificates, any amount by which the Class A Subclass Interest Accrual Amount of such Class A Subclass with respect to such Distribution Date exceeds the amount distributed in respect of such Class A Subclass on such Distribution Date pursuant to Paragraph first of Section 4.01(a).

     Class A Subclass Interest Shortfall Percentage: As to any Distribution Date and Class A Subclass, the percentage calculated by dividing the Class A Subclass Unpaid Interest Shortfall for such Class A Subclass by the Class A Unpaid Interest Shortfall, in each case determined as of the Business Day preceding the applicable Distribution Date.

     Class A Subclass Loss Percentage: As to any Determination Date and any Subclass of Class A Certificates (other than the Class A-3, Class A-7, Class A-PO and Class A-WIO Certificates) then outstanding, the percentage calculated by dividing the Class A Subclass Principal Balance of such Subclass by the Class A Loss Denominator (determined without regard to any such Class A Subclass Principal Balance of any Class A Subclass (other than the Class A-7 Certificates) or Component Principal Balance of any Class A-7 Component not then outstanding), in each case determined as of the preceding Determination Date.

     Class A Subclass Pass-Through Rate: As to each Class A Subclass, other than the Class A-2, Class A-3, Class A-9, Class A-PO and Class A-WIO Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-2 Certificates, the Class A-2 Pass-Through Rate. As to the Class A-3 Certificates, the Class A-3 Pass-Through Rate. As to the Class A-9 Certificates, 7.000% per annum. The Class A-PO Certificates are not entitled to interest and have no Class A Subclass Pass-Through Rate. As to the Class A-WIO Certificates, the Class A-WIO Pass-Through Rate.

     Class A Subclass Principal Balance: As of the first Determination Date and as to any Class A Subclass (other than the Class A-3, Class A-7, Class A-WIO and Class A-PO Certificates), the Original Class A Subclass Principal Balance of such Class A Subclass. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class A Subclass (other than the Class A-3, Class A-7, Class A-WIO and Class A-PO Certificates), the Original Class A Subclass Principal Balance of such Class A Subclass less the sum of (i) all amounts previously distributed in respect of such Class A Subclass on prior Distribution Dates (A) pursuant to Paragraph third clause (A) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (ii) the Realized Losses allocated through such Determination Date to such Class A Subclass pursuant to Section 4.02(b). After the Cross-Over Date, each such Class A Subclass Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Subclass Loss Percentage of such Class A Subclass and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date. As to the Class A-7 Certificates, the sum of the Component Principal Balances of the Class A-7 Components. The Class A-3 and Class A-WIO Certificates do not have Class A Subclass Principal Balances.

     As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Class A Subclass Principal Balance of such Class A Subclass less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to Section 4.02(b). After the Cross-Over Date, such Class A Subclass Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Class A Subclass Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     Class A Subclass Unpaid Interest Shortfall: As to any Distribution Date and Class A Subclass, the amount, if any, by which the aggregate of the Class A Subclass Interest Shortfall Amounts for such Class A Subclass for prior Distribution Dates is in excess of the amounts distributed in respect of such Class A Subclass on prior Distribution Dates pursuant to Paragraph second of
Section 4.01(a).

     Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Subclass Unpaid Interest Shortfalls for all the Class A Subclasses.

     Class A Voting Interest: The sum of (A) the product of (i) the then applicable Class A Percentage and (ii) the Non-PO Voting Interest and (B) the Pool Balance (PO Portion) divided by the Pool Balance (Non-PO Portion) and the Pool Balance (PO Portion).

     Class A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit D hereto.

     Class  A-1  Certificateholder:   The  registered  holder  of  a  Class  A-1
Certificate.

     Class A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit D hereto.

     Class  A-2  Certificateholder:   The  registered  holder  of  a  Class  A-2
Certificate.

     Class A-2 Pass-Through Rate: With respect to the Distribution Date occurring in December 1997, 6.0875% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trust Administrator on the Rate Determination Date occurring in the month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.07 hereof, equal to the lesser of (i) 0.40% plus LIBOR and (ii) 9.00%.

     Class A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit D hereto.

     Class  A-3  Certificateholder:   The  registered  holder  of  a  Class  A-3
Certificate.

     Class A-3 Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Class A-3 Pass-Through Rate and (B) the Class A-3 Notional Amount as of such Distribution Date minus (ii) the Class A Subclass Interest Percentage of the Class A-3 Certificates of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

     Class A-3 Notional Amount: As to any Distribution Date, an amount equal to the Class A Subclass Principal Balance of the Class A-2 Certificates.

     Class A-3 Pass-Through Rate: With respect to the Distribution Date occurring in December 1997, 2.925% per annum. With respect to each succeeding Distribution Date, a per annum rate, subject to a minimum rate of 0.00% and a maximum rate of 8.60% determined by the Trust Administrator on the Rate
Determination Date occurring in the month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.07 hereof, equal to 8.60% minus LIBOR.

     Class A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit D hereto.

     Class  A-4  Certificateholder:   The  registered  holder  of  a  Class  A-4
Certificate.

     Class A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit D hereto.

     Class  A-5  Certificateholder:   The  registered  holder  of  a  Class  A-5
Certificate.

     Class A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit D hereto.

     Class  A-6  Certificateholder:   The  registered  holder  of  a  Class  A-6
Certificate.

     Class A-7 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit D hereto.

     Class  A-7  Certificateholder:   The  registered  holder  of  a  Class  A-7
Certificate.

     Class A-7 Component: Either of the Class A-7 A Component or the Class A-7 B Component.

     Class A-8 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit D hereto.

     Class  A-8  Certificateholder:   The  registered  holder  of  a  Class  A-8
Certificate.

     Class A-9 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit D hereto.

     Class  A-9  Certificateholder:   The  registered  holder  of  a  Class  A-9
Certificate.

     Class A-LIO Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L1 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L2 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L9 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-LPO Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-LR Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit D hereto.

     Class A-LR Certificateholder: The registered holder of the Class A-LR Certificate.

     Class A-LUR Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit D hereto.

     Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

     Class A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

     Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of

               (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to
          Section 2.02 or 2.03;

               (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class A-R Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit D hereto.

     Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

     Class A-WIO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-WIO and Exhibit D hereto.

     Class A-WIO Certificateholder: The registered holder of a Class A-WIO Certificate.

     Class A-WIO Interest Accrual Amount: As to any Distribution Date, (i) the product of (a) 1/12th of the Class A-WIO Pass-Through Rate and (b) the Class A-WIO Notional Amount as of the Determination Date preceding such Distribution Date minus (ii) the Class A Subclass Interest Percentage of the Class A-WIO Certificates of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

     Class A-WIO Notional  Amount:  As to any  Distribution  Date, the aggregate
Scheduled   Principal   Balance  of  the  Premium  Mortgage  Loans  as  of  such
Distribution Date.

     Class A-WIO Pass-Through Rate: As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Interest Rate of the Premium Mortgage Loans minus 7.250%

     Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates or Class B-5 Certificates.

     Class B Certificateholder: The registered holder of a Class B Certificate.

     Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Class B Subclass Interest Accrual Amounts with respect to such Distribution Date.

     Class B Pass-Through Rate: As to any Distribution Date, 7.250% per annum.

     Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance and Class B-5 Principal Balance.

     Class  B  Subclass:   Any  of  the  Class  B-1   Certificates,   Class  B-2
Certificates, Class B-3 Certificates, Class B-4 Certificates or Class B-5 Certificates.

     Class B Subclass Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Distribution Amounts.

     Class B Subclass Interest Accrual Amount: As to any Distribution Date and any Class B Subclass, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Class B Subclass Principal Balance of such Class B Subclass as of the Determination Date preceding such Distribution Date minus
(ii) the Class B Subclass Interest Percentage of such Class B Subclass of (x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess
Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     Class B Subclass Interest Percentage: As to any Distribution Date and any Class B Subclass, the percentage calculated by dividing the Class B Subclass Interest Accrual Amount of such Class B Subclass (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class B Subclass Interest Accrual Amount).

     Class B Subclass Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest
Shortfall Amount, Class B-4 Interest Shortfall Amount or Class B-5 Interest Shortfall Amount.

     Class B Subclass  Loss  Percentage:  As to any  Determination  Date and any
Class B Subclass then outstanding, the percentage calculated by dividing the Class B Subclass Principal Balance of such Class B Subclass by the Class B Principal Balance (determined without regard to any Class B Subclass Principal Balance of any Class B Subclass not then outstanding), in each case determined as of the preceding Determination Date.

     Class B Subclass Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage or Class B-5 Percentage.

     Class B Subclass  Prepayment  Percentage:  Any of the Class B-1  Prepayment
Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage or Class B-5 Prepayment Percentage.

     Class B Subclass Principal Balance: Any of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance or Class B-5 Principal Balance.

     Class B Subclass Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid
Interest Shortfall, Class B-4 Unpaid Interest Shortfall or Class B-5 Unpaid Interest Shortfall.

     Class B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit D hereto.

     Class  B-1  Certificateholder:   The  registered  holder  of  a  Class  B-1
Certificate.

     Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

     Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a)(i).

     Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii)  the  Class  B-1  Prepayment  Percentage  of the  Scheduled
          Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

     Class B-1 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-1 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-1 Percentage for such Distribution Date will be zero.

     Class B-1 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-1 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-1 Prepayment Percentage for such Distribution Date will be zero.

     Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class M Principal Balance as of such Determination Date.

     Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

     Class B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit D hereto.

     Class  B-2  Certificateholder:   The  registered  holder  of  a  Class  B-2
Certificate.

     Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

     Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a)(i).

     Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii)  the  Class  B-2  Prepayment  Percentage  of the  Scheduled
          Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

     Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

     Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

     Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance the Class M Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

     Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

     Class B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit D hereto.

     Class  B-3  Certificateholder:   The  registered  holder  of  a  Class  B-3
Certificate.

     Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs fourteenth, fifteenth and sixteenth of Section 4.01(a)(i).

     Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a)(i).

     Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii)  the  Class  B-3  Prepayment  Percentage  of the  Scheduled
          Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

     Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

     Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

     Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses through such Determination Date allocated to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

     Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

     Class B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit D hereto.

     Class  B-4  Certificateholder:   The  registered  holder  of  a  Class  B-4
Certificate.

     Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a)(i).

     Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a)(i).

     Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii)  the  Class  B-4  Prepayment  Percentage  of the  Scheduled
          Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

     Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

     Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

     Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

     Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

     Class B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit D hereto.

     Class  B-5  Certificateholder:   The  registered  holder  of  a  Class  B-5
Certificate.

     Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs twentieth, twenty-first, and twenty-second of Section 4.01(a)(i).

     Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a)(i).

     Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii)  the  Class  B-5  Prepayment  Percentage  of the  Scheduled
          Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

     Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

     Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

     Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

     Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

     Class B-L1 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L2 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L3 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L4 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L5 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class M Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit C and Exhibit D hereto.

     Class M Certificateholder:  The registered holder of a Class M Certificate.

     Class M Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class M Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)(i).

     Class M Interest Accrual Amount: As to any Distribution Date, an amount equal to (i) the product of 1/12th of the Class M Pass-Through Rate and the Class M Principal Balance as of the Determination Date preceding such Distribution Date minus (ii) (x) any Non-Supported Interest Shortfall allocated to the Class M Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class M Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     Class M Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class M Interest Accrual Amount with respect to such Distribution Date exceeds the amount distributed in respect of the Class M Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a)(i).

     Class M Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class M Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class M Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Class M Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class M Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class M Optimal Principal Amount will equal the lesser of (A) the Class M Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class M Certificates.


     Class M Pass-Through Rate:  As to any Distribution Date, 7.250% per annum.


     Class M Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (a) if any Class B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d), a fraction, the numerator of which is the Class M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (b) except as set forth in Section 4.01(d)(ii), if the Class B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d)(i), one.

     Class M Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (a) if any Class B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d), a fraction, the numerator of which is the Class M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (b) except as set forth in Section 4.01(d)(ii), if the Class B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d)(i), one.

     Class M Principal Balance: As to the first Determination Date, the Original Class M Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class M Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class M Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class M Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

     Class M Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class M Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class M Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a)(i).

     Class M-L Interest:  A regular  interest in the  Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

     Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.24.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

     Compensating Interest: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

     Component:  Either of the Class A-7 Components.

     Component Loss Percentage: As to any Determination Date and the Class A-7 Components, the percentage calculated by dividing (i) the Component Principal Balance of such Component by (ii) the Class A Loss Denominator (determined without regard to any such Class A Subclass Principal Balance of any Class A Subclass (other than the Class A-7 Certificates) or Component Principal Balance of any Class A-7 Component not then outstanding), in each case determined as of the preceding Determination Date.

     Component Principal Balance: As of the first Determination Date and as to any Class A-7 Component, the Original Component Principal Balance. As of any subsequent Determination Date and as to any Class A-7 Component prior to the Cross-Over Date, the Original Component Principal Balance less the sum of (a) all amounts previously distributed in respect of such Component on prior
Distribution Dates (A) pursuant to Paragraph third clause (A) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to such Component pursuant to
Section 4.02(b). After the Cross-Over Date, the Component Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Component Loss Percentage for such Component and the excess, if any, of (i) the Class A Non-PO Principal Balance for such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     Co-op Shares:  Shares issued by private non-profit housing corporations.

     Corporate Trust Office: The principal office of the Trust Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288 and, with respect to the Trustee, at the date of the execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

     Corresponding   Upper-Tier  Class:  As  to  the  following   Uncertificated
Lower-Tier Interests, the Corresponding Upper-Tier Class or Classes, as follows:

 Uncertificated Lower-Tier Interest        Corresponding Upper-Tier Class

 Class A-L1 Interest                       Class A-1, Class A-4, Class A-5,
                                           Class A-6, Class A-7 and
                                           Class A-8 Certificates

 Class A-L2 Interest                       Class A-2 and Class A-3 Certificates

 Class A-L9 Interest                       Class A-9 Certificates

 Class A-LPO Interest                      Class A-PO Certificates

 Class A-LIO Interest                      Class A-WIO Certificates

 Class A-LUR Interest                      Class A-R Certificate

 Class B-L1 Interest                       Class B-1 Certificates

 Class B-L2 Interest                       Class B-2 Certificates

 Class B-L3 Interest                       Class B-3 Certificates

 Class B-L4 Interest                       Class B-4 Certificates

 Class B-L5 Interest                       Class B-5 Certificates

 Class M-L Interest                        Class M Certificates

     Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

     Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

     (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

     (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

     Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class A Subclasses pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

     Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class B Certificates pursuant to Paragraphs eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a)(i) on such Distribution Date.

     Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

     Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-3, Class B-4 and Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

     Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-4 and Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

     Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class B Subclass Principal Balance of the Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

     Current Class M Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class M Fractional Interest.

     Current Class M Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class M Certificates pursuant to Paragraph fifth of Section 4.01(a)(i) on such Distribution Date.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

     Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

     Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

     Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

     Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

     Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

     Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

     DCR:  Duff & Phelps Credit Rating Co., or its successor in interest.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive Certificates:  As defined in Section 5.01(b).

     Denomination: The amount, if any, specified on the face of each Certificate (other than the Class A-3 and Class A-WIO Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class A-3 Certificate, the amount specified on the face of such Certificate representing the portion of the Original Class A-3 Notional Amount evidenced by such Certificate. As to the Class A-WIO Certificates, the Percentage Interest specified on the face of each Class A-WIO Certificate.

     Determination  Date:  The  17th  day of the  month  in  which  the  related
Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

     Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 7.250%.

     Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

     Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

     Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

     Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

               (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

               (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

               (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

               (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

               (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

               (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

               (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

               (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

     In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

     ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Prohibited Holder:  As defined in Section 5.02(d).

     Errors  and  Omissions   Policy:  As  defined  in  each  of  the  Servicing
Agreements.

     Event of Default:  Any of the events specified in Section 7.01.

     Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

     Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

     Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

     Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-3 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

     FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

     Fidelity Bond: As defined in each of the Servicing Agreements.

     Final   Distribution  Date:  The  Distribution  Date  on  which  the  final distribution in respect of the Certificates is made pursuant to Section 9.01.

     FNMA: Fannie Mae or any successor thereto.

     Foreclosure  Profits:  As to any Distribution  Date, the excess, if any, of
(i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over
(ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

     Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

     Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $5,004,680.50 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

     Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

     Holder: See "Certificateholder."

     Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

     Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

     Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

     Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

     LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one-month Eurodollar deposits, as determined by the Trust Administrator on the related Rate Determination Date in accordance with Section 4.07.

     LIBOR Based Interest Accrual Period: The one month period commencing on the 25th day of each month and ending on the 24th day of the following month.

     LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England and the City of New York.

     Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

     Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

     Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

     Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

     Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

     Lower-Tier Distribution Amount: As defined in Section 4.01(a)(ii).

     Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

     Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

     Master Servicing Fee Rate: As set forth in Section 11.29.

     Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

     Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

     Month End Interest: As defined in each Servicing Agreement.

     Moody's: Moody's Investors Service, Inc., or its successor in interest.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

     Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

     Mortgage Loan Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

     Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section
2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

               (i) the Mortgage Loan identifying number;

               (ii) the city, state and zip code of the Mortgaged Property;

               (iii) the type of property;

               (iv) the Mortgage Interest Rate;

               (v) the Net Mortgage Interest Rate;

               (vi) the Monthly Payment;

               (vii) the original number of months to maturity;

               (viii) the scheduled maturity date;

               (ix) the Cut-Off Date Principal Balance;

               (x) the Loan-to-Value Ratio at origination;

               (xi) whether such Mortgage Loan is a Subsidy Loan;

               (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

               (xiii) the Servicing Fee Rate;

               (xiv) whether such Mortgage Loan is a T.O.P. Mortgage Loan;

               (xv) the Master Servicing Fee; and

               (xvi) for Mortgage Loans identified on Exhibit F-3, the name of the Servicer with respect thereto.

     Such schedule may consist of multiple reports that collectively set forth all of the information required.

     Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trust Administrator on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

     Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

     Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

     Mortgagor: The obligor on a Mortgage Note.

     Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

     Net Liquidation Proceeds: As to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

     Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.28 with respect to such Mortgage Loan and (b) the Master Servicing Fee Rate, as set forth in
Section 11.29 with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

     Net Partial Liquidation Proceeds: Partial Liquidation Proceeds with respect to a Mortgage Loan net of unreimbursed Liquidation Expenses incurred with respect to such Mortgage Loan. For all purposes of this Agreement, Net Partial Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

     Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

     Non-permitted Foreign Holder: As defined in Section 5.02(d).

     Non-PO Fraction: With respect to any Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 7.250%.

     Non-PO Voting Interest: The ratio obtained by dividing the Pool Balance (Non-PO Portion) by the sum of the Pool Balance (Non-PO Portion) and the Pool Balance (PO Portion).

     Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer or the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

     Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance, (b) the Class M Certificates according to the percentage obtained by dividing the Class M Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance and (c) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance.

     Non-U.S. Person:  As defined in Section 4.01(g).

     Norwest Mortgage: Norwest Mortgage, Inc., or its successor in interest.

     Norwest Mortgage Correspondents: The entities, listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

     Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

     Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or Trust Administrator, as the case may be.

     Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee, or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

     Optimal Adjustment Event: With respect to the Class M Certificates or any Class B Subclass and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class or Subclass if: (i) the principal balance of such Class or Subclass on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such principal balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) any Class A Subclass Principal Balance (other than with respect to the Class A-7 Certificates) or Component Principal Balance would be subject to further reduction as a result of the third sentences of the definition of Class A Subclass Principal Balance or Component Principal Balance or (b) with respect to any Class B Subclass, the Class M
Principal  Balance  or the  Class  B  Subclass  Principal  Balance  of a Class B
Subclass with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class M Principal Balance, Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance or Class B-5 Principal Balance.

     Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

     Original Class A Non-PO Principal Balance: The sum of the (i) Original Class A Subclass Principal Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-6, Class A-8, Class A-9, Class A-R and Class A-LR Certificates and (ii) the Original Component Principal Balances of the Class A-7 Components, as set forth in Section 11.05.

     Original Class A Subclass Principal Balance: Any of the Original Class A Subclass Principal Balances as set forth in Section 11.05.

     Original Class A-3 Notional Amount: The Original Class A-3 Notional Amount, as set forth in Section 11.07.

     Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3
Principal Balance, Original Class B-4 Principal Balance and Original Class B-5 Principal Balance, as set forth in Section 11.18.

     Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.20.

     Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.21.

     Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.22.

     Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.23.

     Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

     Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.14.

     Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.16.

     Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.17.

     Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.19.

     Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.19.

     Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.19.

     Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.19.

     Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.19.

     Original Class M Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class M Fractional Interest is specified in Section 11.12.

     Original Class M Percentage: The Class M Percentage as of the Cut-Off Date, as set forth in Section 11.10.

     Original Class M Principal Balance: The Class M Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

     Original Component Principal Balance: Any of the Original Component Principal Balances, as set forth in Section 11.08.

     Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.09.

     Original Subordinated Principal Balance: The sum of the Original Class M Principal Balance and the Original Class B Principal Balance.

     Other Servicer: Any of the Servicers other than Norwest Mortgage.

     Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

     Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

     Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

     Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

     Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

     Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in Section 4.03(a).

     Payment Account: The account maintained pursuant to Section 4.03(b).

     Percentage Interest: With respect to a Class A Certificate (other than the Class A-3 or Class A-WIO Certificate), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class A Subclass. With respect to a Class A-3 Certificate, the undivided percentage interest obtained by dividing the Original Class A-3 Notional Amount evidenced by such Certificate by the aggregate Original Class A-3 Notional Amount. With respect to a Class A-WIO Certificate, the percentage interest specified on the face of such Certificate. With respect to a Class M Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class B Subclass.

     Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

     Person:   Any   individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

     Plan: As defined in Section 5.02(c).

     PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

     Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

               (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

               (b) the portion of Net Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator;

               (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the applicable Servicing Fee and
          (ii) the Master Servicing Fee;

               (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

               (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

               (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

               (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

               (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

               (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

               (j) Net Foreclosure Profits;

               (k) Month End Interest; and

               (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Subclasses of Class A or Class B Certificates or the Class M Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of
          Section 4.02(d).

     Pool Scheduled Principal Balance: As to any Distribustion Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     Premium Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of 7.250% or greater.

     Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

     Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

     Principal Adjustment: In the event that the Class M Optimal Principal Amount, Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount or Class B-5 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for the Class M Certificates or such Class B Subclass shall equal the difference between (i) the amount that would have been distributed to such Class or Subclass as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class or Subclass.

     Principal Balance: Each of the Class A Subclass Principal Balances, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance.

     Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

     Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     Priority Amount:  For any  Distribution  Date, the lesser of (i) the sum of
(A) the Class A Subclass Principal Balance of the Class A-6 and Class A-8 Certificates and (B) the Component Principal Balance of the Class A-7 A Component and (ii) the sum of (A) the product of (1) the Priority Percentage,
(2) the Shift Percentage and (3) the Scheduled Principal Amount and (B) the product of (1) the Priority Percentage, (2) the Shift Percentage, and (3) the Unscheduled Principal Amount.

     Priority Percentage: The sum of the Class A Subclass Principal Balances of the Class A-6 and Class A-8 Certificates and the Component Principal Balance of the Class A-7 A Component divided by the Class A Non-PO Principal Balance.

     Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

     Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

     Rate Determination Date: As to any Distribution Date, the second LIBOR Business Day preceding the Distribution Date in the month preceding the month in which such Distribution Date occurs.

     Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class M Certificates are DCR and Moody's. The Rating Agency for the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates is DCR. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean D-1+ in the case of DCR, P-1 in the case of Moody's and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of DCR, Aaa in the case of Moody's, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

     Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

     Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

     Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

     Relevant Anniversary: See "Bankruptcy Loss Amount."

     REMIC:  A "real  estate  mortgage  investment  conduit"  as defined in Code
Section 860D.

     REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or, with respect to proposed regulations, are proposed to be in effect) from time to time.

     Remittance Date:  As defined in each of the Servicing Agreements.

     REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

     REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

     Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

     Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

     Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount.

     Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the related Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

     Seller: Norwest Asset Securities Corporation, or its successor in interest.

     Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

     Servicer   Mortgage  Loan  File:  As  defined  in  each  of  the  Servicing
Agreements.

     Servicers: Each of Citicorp Mortgage, Inc., First Union Mortgage Corporation, The Huntington Mortgage Company, National City Mortgage Company, Norwest Mortgage Inc., FT Mortgage Companies, SunTrust Mortgage Inc., First Bank National Association and Farmers State Bank & Trust, as Servicer under the related Servicing Agreement.

     Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

     Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

     Servicing  Fee Rate:  With  respect  to a  Mortgage  Loan,  as set forth in
Section 11.28.

     Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

     Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                       Shift Percentage

December 1997 through November 2002...................   0%
December 2002 through November 2003...................  30%
December 2003 through November 2004...................  40%
December 2004 through November 2005...................  60%
December 2005 through November 2006...................  80%
December 2006 and thereafter.......................... 100%

     Similar Law: As defined in Section 5.02(e).

     Single Certificate: A Certificate of any Class or Subclass that evidences the smallest permissible Denomination for such Class or Subclass, as set forth in Section 11.27.

     Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

          (1)  normal wear and tear;

          (2) infidelity, conversion or other dishonest act on the part of the Trustee, the Trust Administrator or the Servicer or any of their agents or employees; or

          (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement.

     Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $2,502,340.25 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of
(A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the
Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates, as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and or after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

     Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

     Startup Day:  As defined in Section 2.05.

     Subclass: Each subdivision of the Class A Certificates, denominated respectively as Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-WIO, Class A-PO, Class A-R and Class A-LR and each subdivision of the Class B Certificates, denominated respectively as Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5.

     Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

     Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

     Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

     Substitute Mortgage Loan: As defined in Section 2.02

     Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

     T.O.P. Mortgage Loan: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

     Trust  Administrator:   First  Union  National  Bank,  a  national  banking
association, or any successor trust administrator appointed as herein provided.

     Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans, such amounts as may be held from time to time in the Certificate Account, and the rights of the Trust Administrator, on behalf of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Trustee: United States Trust Company of New York, or any successor trustee appointed as herein provided.

     Uncertificated Lower-Tier Interests: Any of the Class A-L1, Class A-L2, Class A-L9, Class A-LIO, Class A-LPO, Class A-LUR, Class M-L, Class B-L1, Class B-L2, Class B-L3, Class B-L4 and Class B-L5 Interests.

     Unpaid Interest Shortfalls: Each of the Class A Subclass Unpaid Interest Shortfalls, the Class M Unpaid Interest Shortfall, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall and the Class B-5 Unpaid Interest Shortfall.

     Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount.

     Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

     Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

     Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class A-LR Certificate), the Class M Certificates and the Class B Certificates.

     Upper-Tier   Certificate   Account:   The  trust  account  established  and
maintained pursuant to Section 4.01(e).

     Upper-Tier  REMIC:  One of the two  separate  REMICs  comprising  the Trust
Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

     U.S. Person: As defined in Section 4.01(g).

     Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, (a) the Holders of the Class A Certificates will collectively be entitled to the Class A Voting Interest, (b) the Holders of the Class M Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the product of (i) the ratio obtained by dividing the Class M Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance and (ii) the Non-PO Voting Interest and (c) the Holders of the Class B Certificates will collectively be entitled to the balance of the aggregate Voting Interest represented by all Series 1997-19 Certificates. The aggregate Voting Interests of each Subclass of Class A Certificates (other than the Class A-3, Class A-WIO and Class A-PO Certificates) on any date will be equal to the product of (a) 98% of the portion of the Class A Voting Interest represented by clause (A) of the definition thereof and (b) the fraction obtained by dividing the Class A
Subclass Principal Balance of such Class A Subclass by the Class A Non-PO Principal Balance on such date. With respect to the Class A-3 and Class A-WIO Certificates, the aggregate Voting Interest of each such Subclass on any date will be 1% of the Class A Voting Interest on such date represented by clause (A) of the definition of Class A Voting Interest. The aggregate Voting Interests of the Class A-PO Certificates on any date will be equal to the Class A Voting Interest represented by clause (B) of the definition thereof. The aggregate Voting Interests of each Subclass of Class B Certificates will equal such Subclass's pro rata portion of the Voting Interest allocated to the Class B
Certificates based on such Subclass's outstanding principal balance. Each Certificateholder of a Class or Subclass will have a Voting Interest equal to the product of the Voting Interest to which such Class or Subclass is collectively entitled and the Percentage Interest in such Class or Subclass represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class or Subclass of Certificates or specified Classes or Subclasses of Certificates, each Certificateholder of a Class or Subclass will have a Voting Interest in such Class or Subclass equal to such Holder's Percentage Interest in such Class or Subclass.

     Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

Section 1.02.     Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

Section 1.03.     Effect of Headings and Table of Contents.

     The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

Section 1.04.     Benefits of Agreement.

     Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01.     Conveyance of Mortgage Loans.

     The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

     In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trust Administrator on the Closing Date.

     In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in any Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

Section 2.02.     Acceptance by Trust Administrator.

     The Trust Administrator on behalf of the Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

     In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by a Servicer, Master Servicer or Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

     The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

Section 2.03.     Representations and Warranties of the Master
Servicer and the Seller.

     (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

               (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

               (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Servicer or any of its assets;

               (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

               (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

     (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

               (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

               (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

               (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

               (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to
          Section 2.01;

               (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

               (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

               (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

               (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

               (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

               (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

               (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

               (xii)  The  Mortgage  Note,   the  related   Mortgage  and  other
          agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

               (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

               (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

               (xv) The Mortgage Loan (except any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and any Mortgage Loan secured by Mortgaged Property located in Iowa, as to which an opinion of counsel of the type customarily rendered in such State in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged
          Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

               (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
          (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

               (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

               (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (xix)  Each  Mortgage  Note  is  payable  in  monthly   payments,
          resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

               (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

               (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

               (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

               (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code;

               (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

               (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged
          Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

               (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

     Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

     (c) Upon discovery by either the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

Section 2.04.     Execution and Delivery of Certificates.

     The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

Section 2.05. Designation of Certificates; Designation of Startup Day and Latest Possible Maturity Date.

     The Seller hereby designates the Subclasses of Class A Certificates (other than the Class A-R and Class A-LR Certificates), the Class M Certificates, the Subclasses of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class A-L1 Interest, Class A-L2 Interest, Class A-L9 Interest, Class A-LPO, Class A-LIO Interest, Class A-LPO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and
Class M-L Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is December 25, 2027 for purposes of Code Section 860G(a)(1).

ARTICLE III

ADMINISTRATION OF THE TRUST ESTATE:  SERVICING
OF THE MORTGAGE LOANS

Section 3.01.     Certificate Account.

     (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

     (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

          (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

          (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

     (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

     (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

Section 3.02.     Permitted Withdrawals from the Certificate Account.

     (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

          (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

          (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances;

          (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

          (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

          (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

          (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

          (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

          (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

          (ix) to pay to the Master Servicer or any Servicer out of Net Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to such Servicer's Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

          (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein; and

          (xi) to clear  and  terminate  the  Certificate  Account  pursuant  to
     Section 9.01.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

Section 3.03.     Advances by Master Servicer and Trust Administrator.

     (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

     (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

     (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and
(a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to
Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

     (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

Section 3.04.     Trust Administrator to Cooperate;
Release of Owner Mortgage Loan Files.

     Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation
Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

     Upon written certification of the Master Servicer or the Servicer of such Mortgage Loan, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

Section 3.05.     Reports to the Trustee and Trust Administrator;
Annual Compliance Statements.

     (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

     (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

Section 3.06.     Title, Management and Disposition of Any REO
Mortgage Loan.

     The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

Section 3.07. Amendments to Servicing Agreements, Modification of Standard Provisions.

     (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

     (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

     (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any
Certificateholder, the Trustee or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

     (ii)The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

Section 3.08.     Oversight of Servicing.

     The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's, the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

     For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

     During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

     The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

     The Seller shall be entitled, at its option, to repurchase any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor; provided, however, that the Cut-Off Date Principal Balances of the Mortgage Loans repurchased pursuant to this provision shall not exceed 2.5% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section
3.04 and the Trust Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

     In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

     The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or Lower-Tier REMIC.

     The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class B Subclass or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

Section 3.09.     Termination and Substitution of Servicing
Agreements.

     Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller, the Trust Administrator and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the Norwest Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation the Trustee shall terminate the Norwest Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with the termination of the Norwest Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

Section 3.10.     1934 Act Reports.

     The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-WIO and Class A-PO Certificates), the Class M
Certificates and the Class B-1 and Class B-2 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

ARTICLE IV

DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
PAYMENTS TO CERTIFICATEHOLDERS;
STATEMENTS AND REPORTS

Section 4.01.     Distributions.

     (a)(i) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

     first, to the Subclasses of Class A Certificates, pro rata based on their respective Class A Subclass Interest Accrual Amounts in an aggregate amount up to the sum of the Class A Subclass Interest Accrual Amounts with respect to such Distribution Date;

     second, to the Subclasses of Class A Certificates, pro rata based on their respective Class A Subclass Unpaid Interest Shortfalls, in an aggregate amount up to the sum of the Class A Subclass Unpaid Interest Shortfalls;

     third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Subclasses of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Subclasses in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

     fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-5 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-4 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-3 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-2 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-1 Certificates pursuant to Paragraph tenth below, and sixth to the Class M Certificates pursuant to Paragraph seventh below;

     fifth, to the Class M Certificates in an amount up to the Class M Interest Accrual Amount with respect to such Distribution Date;

     sixth, to the Class M Certificates in an amount up to the Class M Unpaid Interest Shortfall;

     seventh, to the Class M Certificates in an amount up to the Class M Optimal Principal Amount; provided, however, that the amount distributable to the Class M Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class M Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     eighth, to the Class B-1 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

     ninth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

     tenth, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     eleventh, to the Class B-2 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

     twelfth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

     thirteenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     fourteenth, to the Class B-3 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

     fifteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

     sixteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     seventeenth, to the Class B-4 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

     eighteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

     nineteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     twentieth, to the Class B-5 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

     twenty-first, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

     twenty-second, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

     twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any amounts remaining in the Payment Account.

     Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class or Subclass (other than the Class A-R or Class A-LR Certificates) has been reduced to zero, such Class or Subclass will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

     In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-LR Certificate.

     With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class B Subclass will be allocated pro rata based on principal balance among the Class A Certificates (other than the Class A-3, Class A-WIO and Class A-PO Certificates), the Class M Certificates and any Class B Subclass with a lower numerical designation and the amount of the Principal Adjustment, if any, attributable to the Class M Certificates will be allocated to the Subclasses of Class A Certificates (other than the Class A-3, Class A-WIO and Class A-PO Certificates) pro rata based on the Class A Subclass Principal Balances.

     (ii)Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class or Classes as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest in an amount equal to the (i) Class A Subclass Interest Accrual Amount and Class A Subclass Unpaid Interest Shortfall, (ii) Class M Interest Accrual Amount and Class M Unpaid Interest Shortfall or (iii) Class B Subclass Interest Accrual Amount and Class B Subclass Unpaid Interest Shortfall, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

     As of any date, the principal balance of each Uncertificated Lower-Tier Interest (other than the Class A-LIO Interest) equals the Class A Subclass Principal Balances, Class M Principal Balance or Class B Subclass Principal Balances, as the case may be, of the respective Corresponding Upper-Tier Class or Classes. The Class A-LIO Interest has no principal balance. The notional amount of the Class A-LIO Interest equals the notional amount of its Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Lower-Tier Interest (other than the Class A-LIO Interest) equals the Original Class A Subclass Principal Balances, Original Class M Principal Balance, Original Class B-1 Principal Balance, Original Class B-2 Principal
Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance or Original Class B-5 Principal Balance, as the case may be, of the respective Corresponding Upper-Tier Class or Classes. The initial notional amount of the Class A-LIO Interest equals the initial notional amount of its Corresponding Upper-Tier Class or Classes.

     The pass-through rate with respect to each Uncertificated Lower-Tier Interest (other than the Class A-L2 Interest, Class A-L9 Interest, Class A-LIO Interest and Class A-LPO Interest) shall be 7.250% per annum. The pass-through rate with respect to the Class A-L2 Interest shall be 9.000% per annum. The pass-through rate with respect to the Class A-L9 Interest shall be 7.000% per annum. The pass-through rate with respect to the Class A-LIO Interest shall be the Class A-WIO Pass-Through Rate. The Class A-LPO Interest is a principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

     (b)  The  Class  A-3  and  Class  A-WIO   Certificates  are   interest-only
Certificates and are not entitled to distributions in respect of principal.

     On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Class A Subclass Principal Balances of the Subclasses of Class A Certificates (other than the Class A Subclass Principal Balance of the Class A-PO Certificates) as follows:

     first, concurrently, as follows, up to the Priority Amount for such Distribution Date:

     (i) 22.0000000000%, sequentially, to the Class A-6 Certificates and the Class A-7 A Component, in that order, until the Class A Subclass Principal Balance of the Class A-6 Certificates and the Component Principal Balance of the Class A-7 A Component have been reduced to zero; and

     (ii) 78.0000000000% to the Class A-8 Certificates, until the Class A Subclass Principal Balance thereof has been reduced to zero;

     second, concurrently, to the Class A-R and Class A-LR Certificates, pro rata, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero;

     third, concurrently, as follows:

     (i) 16.6613244439% to the Class A-1 Certificates, until the Class A Subclass Principal Balance thereof has been reduced to zero;

     (ii) 10.4173344445% to the Class A-2 Certificates, until the Class A Subclass Principal Balance thereof has been reduced to zero; and

     (iii) 72.9213411116% to the Class A-9 Certificates, until the Class A Subclass Principal Balance thereof has been reduced to zero;

     fourth, to the Class A-4 Certificates, until the Class A Subclass Principal Balance thereof has been reduced to zero;

     fifth, to the Class A-5 Certificates, until the Class A Subclass Principal Balance thereof has been reduced to zero;

     sixth, to the Class A-7 B Component, until the Component Principal Balance thereof has been reduced to zero; and

     seventh, concurrently, as follows, without regard to the Priority Amount for such Distribution Date:

     (i) 22.0000000000%, sequentially, to the Class A-6 Certificates and the Class A-7 A Component, in that order, until the Class A Subclass Principal Balance of the Class A-6 Certificates and the Component Principal Balance of the Class A-7 A Component have been reduced to zero; and

     (ii) 78.0000000000% to the Class A-8 Certificates, until the Class A Subclass Principal Balance thereof has been reduced to zero.

     (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Subclasses of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Class A Subclass Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

     (d) (i) For purposes of determining whether the Subclasses of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

          (A) if the Current Class M Fractional Interest is less than the Original Class M Fractional Interest and the Class M Principal Balance is greater than zero, the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

          (B) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

          (C) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

          (D) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

          (E) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 Certificates shall not be eligible to receive distributions of principal.

     (ii)Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Class M Certificates and/or the Subclasses of Class B Certificates entitled to receive distributions of principal would reduce the Class M Principal Balance and/or the Class B Subclass Principal Balances of the Subclasses of Class B Certificates entitled to receive distributions of principal below zero, first the Class M Prepayment Percentage and/or the Class B Subclass Prepayment Percentage of any affected Class B Subclass for such Distribution Date beginning with the affected Subclass with the lowest numerical Subclass designation and then, if necessary, the Class M Percentage and/or the Class B Subclass Percentage of such Subclass of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Class M Principal Balance and/or the Class B Subclass Principal Balance of such Class B Subclass to zero. The Class B Subclass Prepayment Percentages and the Class B Subclass Percentages of the remaining Class B Subclasses will be recomputed substituting for the
Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Class M Principal Balance and/or the Class B Subclass Principal Balances of the affected Class B Subclasses to zero; provided, however, that if the Class B
Subclass Principal Balances of all the Class B Subclasses eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Subclass Prepayment Percentage and the Class B Subclass Percentage of the Class B Subclass with the lowest numerical Subclass designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class M Prepayment Percentage and the Class B Subclass Prepayment Percentages of the Class B Subclasses having lower numerical Subclass designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class M Percentage and the Class B Subclass Percentages of the Class B Subclasses having lower numerical Subclass designations, if any, respectively. Any entitlement of any Class B Subclass to principal payments solely pursuant to this clause (ii) shall not cause such Subclass to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Subclass Percentage or Class B Subclass Prepayment Percentage.

     (e) The Trust Administrator shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class A Subclass Distribution Amount with respect to the Class A-LR Certificate and all other amounts distributable to the Class A-LR Certificate. The Trust Administrator may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

     (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class or Subclass) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.26, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share (based on, with respect to each Class or Subclass, the aggregate of the Percentage Interests represented by Certificates of the applicable Class or Subclass of Certificates held by such Holder of the Class A Subclass Distribution Amount with respect to each Subclass of Class A Certificates, the Class M Distribution Amount with respect to the Class M Certificates and the Class B Subclass Distribution Amount with respect to each such Subclass of Class B Certificates.

     In the event that, on any Distribution Date prior to the Final Distribution Date, the Class A Subclass Principal Balance of any Subclass of Class A Certificates (other than the Class A-3, Class A-WIO, Class A-R or A-LR Certificates), the Class M Principal Balance of the Class M Certificates or the Class B Subclass Principal Balance of any Subclass of Class B Certificates would be reduced to zero, in the case of the Class A-3 Certificates, the Class A-3 Notional Amount would be reduced to zero, or in the case of the Class A-WIO Certificates, the Class A-WIO Notional Amount would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class or Subclass with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class or Subclass will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with
Section 4.01(a)(i).

     (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if (i) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust or (ii) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Section 4.02.     Allocation of Realized Losses.

     (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

     first, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

     second, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

     third, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

     fourth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

     fifth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero;

     sixth, to the Class M Certificates until the Class M Principal Balance has been reduced to zero; and

     seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

     This allocation of Realized Losses will be effected through the reduction of the applicable Class's or Subclass's Principal Balance.

     (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates), Class M Certificates and Class B Certificates based on the Class A Non-PO Principal Balance, Class M Principal Balance and the Class B Principal Balance, respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Subclasses of Class A Certificates (other than the Class A-7 and Class A-PO Certificates) and Class A-7 Components in accordance with the Class A Subclass Loss Percentages and Component Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Subclasses of Class B Certificates based on their Class B Subclass Principal Balances.

     (c) Any Realized Losses allocated to a Subclass of Class A Certificates or Class B Certificates or to the Class M Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Subclass or Class based on their Percentage Interests.

     (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Subclasses of Class A Certificates, the Class M Certificates or any Subclasses of Class B Certificates, each outstanding Class or Subclass to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates), Class M Certificates and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class or Subclass on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class or Subclass of Certificates has been reduced to zero, such Class or Subclass shall not be entitled to any share of such Recovery. In the event that the amount of such recovery exceeds the amount of such Recovery allocated to each outstanding Class or Subclass in accordance with the preceding provisions, each outstanding Class or Subclass shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class or Subclass. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a
Liquidated Loan such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class and Subclass of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class or Subclass would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

     (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated among the Class A Certificates, Class M Certificates and Class B Certificates, pro rata based on the Class A Interest Accrual Amount, the Class M Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Subclasses of Class A Certificates based on their Class A Subclass Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Subclasses of Class B Certificates based on their Class B Subclass Interest Percentages. In addition, after the Class M Principal Balance and the Class B Principal Balance have been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Subclasses of Class A Certificates based on their Class A Subclass Interest Percentages.

     (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

     (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above.

     With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

Section 4.03.     Paying Agent.

     (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

     The Master Servicer may, at any time, remove or replace the Paying Agent.

     The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

          (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

          (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

     (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

Section 4.04.     Statements to Certificateholders;
Report to the Trust Administrator and the Seller.

     Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

          (i) the amount of such distribution to Holders of each Class A Subclass allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (ii) (a) the amount of such distribution to Holders of each Subclass of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class A Subclass, (c) any Class A Subclass Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Subclass Unpaid Interest Shortfall with respect to each Subclass after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class A Subclass for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Subclass for such Distribution Date;

          (iii) the amount of such distribution to Holders of the Class M Certificates allocable to principal, identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (iv) (a) the amount of such distribution to Holders of the Class M Certificates allocable to interest, (b) the amount of the Current Class M Interest Distribution Amount, (c) any Class M Interest Shortfall Amount arising with respect to such Distribution Date and any remaining Class M Unpaid Interest Shortfall after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to the Class M Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class M Certificates for such Distribution Date;

          (v) the amount of such distribution to Holders of each Class B Subclass allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (vi) (a) the amount of such distribution to Holders of each Class B Subclass allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class B Subclass and the Pass-Through Rate applicable to such Distribution Date, (c) any Class B Subclass Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Subclass Unpaid Interest Shortfall with respect to each Class B Subclass after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class B Subclass for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class B Subclass for such Distribution Date;

          (vii) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

          (viii) the number of Mortgage Loans outstanding as of the preceding Determination Date;

          (ix) the Class A Principal Balance, the Class A Subclass Principal Balance of each Subclass of Class A Certificates, the Component Principal Balance of each Component, the Class M Principal Balance, the Class B Principal Balance and the Class B Subclass Principal Balance of each Subclass of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

          (x) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

          (xi) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

          (xii) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiii) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiv) the Class M Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xv) the Class M Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xvi) the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xvii) the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xviii) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

          (xix) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

          (xx) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xxi) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

          (xxii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

          (xxiii) the aggregate amount of Bankruptcy Losses allocated to each Subclass of Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

          (xxiv) the amount by which the Class B Subclass Principal Balance of each Subclass of Class B Certificates and the Class M Principal Balance has been reduced as a result of Realized Losses allocated as of such Distribution Date;

          (xxv) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

          (xxvi) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

          (xxvii) in the case of the Class A-2 and Class A-3 Certificates, the Class A-2 Pass-Through Rate and the Class A-3 Pass-Through Rate;

          (xxviii) in the case of the Class A-3 Certificates, the Class A-3 Notional Amount;

          (xxix) in the case of the Class A-WIO Certificates, the Class A-WIO Notional Amount and Class A-WIO Pass-Through Rate for such Distribution Date; and

          (xxx) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

     In the case of information furnished with respect to a Subclass of Class A Certificates pursuant to clauses (i) and (ii) above, with the Class M
Certificates pursuant to clauses (iii) and (iv) above and with respect to a Class B Subclass pursuant to clauses (v) and (vi) above, the amounts shall be expressed as a dollar amount per Class A, Class M or Class B Certificate (other than the Class A-R and Class A-LR Certificates) with a $1,000 Denomination, as a dollar amount per Class A-R and Class A-LR Certificate with a $100 Denomination and as a dollar amount per Class A-WIO Certificate with a 1% Denomination.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder, the information set forth in clauses (iii) and (iv)(a) above in the case of a Class M Certificateholder and the information contained in clauses (v) and (vi)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

     Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Subclass Distribution Amount with respect to each Class A Subclass, the Class M Distribution Amount and the Class B Subclass Distribution Amount with respect to each Class B Subclass. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

     In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-WIO, Class A-PO, Class B-3, Class B-4 or Class B-5 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

Section 4.05.     Reports to Mortgagors and the Internal Revenue
Service.

     The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trust Administrator acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

Section 4.06      Calculation of Amounts; Binding Effect of
Interpretations and Actions of Master Servicer.

                  The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

Section 4.07.  Determination of LIBOR.

     On each Rate Determination Date, the Trust Administrator shall determine LIBOR for the succeeding LIBOR Based Interest Accrual Period on the basis of the offered LIBOR quotations of the Reference Banks (as defined below), as such quotations are provided to the Trust Administrator as of 11:00 a.m. (London time) on such Rate Determination Date. As used herein with respect to a Rate
Determination Date, "Reference Banks" means four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the Rate Determination Date in question and
(iii) which have been designated as such by the Trust Administrator and are able and willing to provide such quotations to the Trust Administrator on each Rate Determination Date; and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rate quotations of major banks). If a Reference Bank should be removed from the Reuters Screen LIBO Page or in any other way fails to meet the qualifications of a Reference Bank, the Trust Administrator may, in its sole discretion, designate an alternative Reference Bank.

     On each Rate Determination Date, LIBOR for the Distribution Date in the succeeding months will be established by the Trust Administrator as follows:

          (i) If on any Rate Determination Date two or more of the Reference Banks provide such offered quotations, LIBOR for the Distribution Date in the succeeding month will be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%).

          (ii) If on any Rate Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the Distribution Date in the succeeding month will be whichever is higher of
     (x) LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trust Administrator determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rates that New York City banks selected by the Trust Administrator are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trust Administrator are quoting on such Rate Determination Date to leading European banks.

          (iii) If on any Rate Determination Date the Trust Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in the paragraph (ii) above, LIBOR for the Distribution Date in the succeeding month will be LIBOR as determined on the previous Rate Determination Date, or, in the case of the first Rate Determination Date, 5.6875%.

The establishment of LIBOR by the Trust Administrator and the Trust Administrator's subsequent calculation of the rates of interest applicable to the Class A-2 and Class A-3 Certificates, in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trust Administrator shall provide the Class A Subclass Pass-Through Rates of the Class A-2 and Class A-3 Certificates for the related Distribution Date to Beneficial Owners or
Holders of Class A-2 and Class A-3 Certificates who place a telephone call to the Trust Administrator at (704) 590-6161 and make a request therefor.

ARTICLE V

THE CERTIFICATES

Section 5.01.     The Certificates.

     (a) The Class A, Class M and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-R and Class A-LR Certificates, integral multiples of $1,000 in excess thereof or, in the case of the Class A-WIO Certificates, 1% Percentage Interest in excess thereof (except, if necessary, for one Certificate of each Class or Subclass (other than the Class A-3, Class A-WIO, Class A-R or Class A-LR Certificates) that evidences one Single Certificate plus such additional principal portion or notional amount as is required in order for all Certificates of such Class or Subclass to equal the aggregate Original Class A Subclass Principal Balance, Original Class M Principal Balance or the aggregate Original Class B Subclass Principal Balance of such Class or Subclass, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-WIO, A-PO, A-R, A-LR, B-1, B-2, B-3, B-4, B-5, C, and
D (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A, Class M and Class B Certificates shall be the sum of the amounts specifically set forth in the respective
Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

     "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Trust Administrator or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

     (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

          (i) the provisions of this Section 5.01(b) shall be in full force and effect;

          (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

          (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

          (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

          (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

     Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

Section 5.02.     Registration of Transfer and Exchange of
Certificates.

     (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class or Subclass.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class or Subclass upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

     (b) No transfer of a Class A-WIO, Class A-PO Class B-3, Class B-4 or Class B-5 Certificate shall be made (other than the transfer of the Class A-WIO and Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or
(ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-WIO, Class A-PO, Class B-3, Class B-4 or Class B-5 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Holder of a Class A-WIO, Class A-PO, Class B-3, Class B-4 or Class B-5 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class A-WIO, Class A-PO, Class B-3, Class B-4 or Class B-5 Certificates under said Act or any other securities law.

     (c) No transfer of a Class A-WIO, Class A-PO, Class M or Class B Certificate shall be made (other than the transfer of the Class A-WIO and Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trust Administrator shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-WIO, Class A-PO, Class B-3, Class B-4 or Class B-5 Certificate, or in the form of Exhibit K hereto, in the case of a Class M, Class B-1 or Class B-2 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer or (b) (other than with respect to a Class A-WIO or Class A-PO Certificate) if such transferee is an insurance company, the source of funds used to purchase the Class M or Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (ii) in the case of any such Class A-WIO, Class A-PO, Class M or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class A-WIO, Class A-PO, Class M or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer and
(B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Class A-WIO, Class A-PO, Class M and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

     (d) No legal or beneficial interest in all or any portion of the Class A-R or Class A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person investing the assets of a Plan (such plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R or Class A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or
(iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R or Class A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R or Class A-LR Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R or Class A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R or Class A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R or Class A-LR Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R and Class A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R or Class A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R or Class A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R or Class A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to Class A-R or Class A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R or Class A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R or Class A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class or Subclass. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

Section 5.04.     Persons Deemed Owners.

     Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator, or the Certificate Registrar shall be affected by notice to the contrary.

Section 5.05.     Access to List of Certificateholders' Names and
Addresses.

     (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class or Subclass as of the most recent Record Date.

     (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

     (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

Section 5.06.     Maintenance of Office or Agency.

     The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

Section 5.07.     Definitive Certificates.

     If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency or
(iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Subclass of Book-Entry Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

Section 5.08.     Notices to Clearing Agency.

     Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

ARTICLE VI

THE SELLER AND THE MASTER SERVICER

Section 6.01.     Liability of the Seller and the Master Servicer.

     The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

Section 6.02.     Merger or Consolidation of the Seller or the Master
Servicer.

     Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

Section 6.03. Limitation on Liability of the Seller, the Master Servicer and Others.

     Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A, Class M and Class B Certificates in the same manner as Realized Losses are allocated pursuant to
Section 4.02(a).

Section 6.04.     Resignation of the Master Servicer.

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

Section 6.05.     Compensation to the Master Servicer.

     The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

Section 6.06.     Assignment or Delegation of Duties by Master
Servicer.

     The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, the Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

Section 6.07. Indemnification of Trustee, Trust Administrator and Seller by Master Servicer.

     The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

ARTICLE VII

DEFAULT

Section 7.01.     Events of Default.

     In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

          (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

          (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

          (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

          (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHMLC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

Section 7.02.     Other Remedies of Trustee.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 7.03.     Directions by Certificateholders and
Duties of Trustee During Event of Default.

     During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

Section 7.04.     Action upon Certain Failures of the
Master Servicer and upon Event of Default.

     In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or Trust Administrator may, but need not if the Trustee or Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

Section 7.05.     Trust Administrator to Act; Appointment of
Successor.

     When the Master Servicer receives notice of termination pursuant to Section
7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust
Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

Section 7.06.     Notification to Certificateholders.

     Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01.     Duties of Trustee and Trust Administrator.

     The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust
Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

     No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

          (ii) The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of
     Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator, under this Agreement; and

          (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

     None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 8.02.     Certain Matters Affecting the Trustee and the Trust
Administrator.

     Except as otherwise provided in Section 8.01:

          (i) Each of the Trustee and the Trust Administrator may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

          (iv) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

Section 8.03. Neither Trustee nor Trust Administrator Required to Make Investigation.

     Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

Section 8.04. Neither Trustee nor Trust Administrator Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

Section 8.05.     Trustee and Trust Administrator May Own
Certificates.

     Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent.

Section 8.06.     The Master Servicer to Pay Fees and Expenses.

     The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be, and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

Section 8.07.     Eligibility Requirements.

     Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

Section 8.08.     Resignation and Removal.

     Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust
Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

     If at any time the  Trustee or the Trust  Administrator  shall  cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

     The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

     Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

Section 8.09.     Successor.

     Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be, herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be, all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

     Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

Section 8.10.     Merger or Consolidation.

     Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

Section 8.11.     Authenticating Agent.

     The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator, the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

Section 8.12.     Separate Trustees and Co-Trustees.

     The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

          (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

          (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

     Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

     No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under
Section 8.09 hereof.

     The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

     The  Master   Servicer  shall  pay  the  reasonable   compensation  of  the
co-trustees to the extent,  and in accordance  with the standards,  specified in
Section 8.06 hereof.

Section 8.13.     Appointment of Custodians.

     The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in
Section 10.01(a).

Section 8.14.     Tax Matters; Compliance with REMIC Provisions.

     (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-WIO, Class A-PO and Class A-R Certificates, the Class M Certificates and the Class B-l, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates and the interests in the Lower-Tier REMIC represented by the Class A-L1, Class A-L2, Class A-L9, Class A-LPO, A-LIO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class M-L Interests and the Class A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee and the Trust Administrator that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Upper-Tier REMIC or Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs;
(ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be tax matters persons in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the Upper-Tier REMIC and Lower Tier REMIC are to sign the tax returns referred to in clause (i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trust Administrator.

     In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class and Subclass of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the Upper-Tier REMIC and Lower-Tier REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the Upper-Tier REMIC or Lower-Tier REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

     (b) Notwithstanding anything in this Agreement to the contrary, the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee, respectively, to perform its obligations under this Section 8.14.

Section 8.15.     Monthly Advances.

     In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

ARTICLE IX

TERMINATION

Section 9.01.     Termination upon Purchase by the
Seller or Liquidation of All Mortgage Loans.

     Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.25. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

     Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

     Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Subclasses of Class A Certificates, the respective Class A Subclass Principal Balance together with any related Class A Subclass
Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Class A Subclass Interest Accrual Amount, (ii) as to the Class M Certificates, the Class M Principal Balance together with any related Class M Unpaid Interest Shortfall and one month's interest at the Class M Pass-Through Rate on the Class M Principal Balance, (iii) as to the Subclasses of Class B Certificates, the respective Class B Subclass Principal Balance together with any related Class B Subclass Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Class B Subclass Interest Accrual Amount and (iv) as to the Class A-R and Class A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

Section 9.02.     Additional Termination Requirements.

     In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

          (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and Lower-Tier REMIC; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01.    Amendment.

     (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect,
(v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class or Subclass of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class or Subclass; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class or Subclass in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class or Subclass evidencing, as to such Class or Subclass, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class or Subclass the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class or Subclass then outstanding.

     Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

     (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

          (a) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

          (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month
               Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

     A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

Section 10.02.    Recordation of Agreement.

     This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03.    Limitation on Rights of Certificateholders.

     The death or  incapacity  of any  Certificateholder  shall not  operate  to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

Section 10.04.    Governing Law; Jurisdiction.

     This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 10.05.    Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

     For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, such Servicer or a Certificateholder.

Section 10.06.    Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07.    Special Notices to Rating Agencies.

     (a) The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

          (i) any amendment to this Agreement pursuant to Section 10.01(a);

          (ii) any sale or  transfer  of the Class B  Certificates  pursuant  to
     Section 5.02 to an affiliate of the Seller;

          (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

          (iv) any resignation of the Master Servicer pursuant to Section 6.04;

          (v) the  occurrence  of any of the  Events  of  Default  described  in
     Section 7.01;

          (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

          (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

          (viii) the making of a final payment pursuant to Section 9.01.

     (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

          (i) the appointment of a Custodian pursuant to Section 2.02;

          (ii)  the   resignation  or  removal  of  the  Trustee  or  the  Trust
     Administrator pursuant to Section 8.08;

          (iii) the appointment of a successor trustee or trust administrator pursuant to Section 8.09; or

          (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

     (c) The Master Servicer shall deliver to each Rating Agency:

          (i) reports prepared pursuant to Section 3.05; and

          (ii) statements prepared pursuant to Section 4.04.

Section 10.08.    Covenant of Seller.

     The  Seller  shall  not  amend   Article  Third  of  its   Certificate   of
Incorporation without the prior written consent of each Rating Agency rating the Certificates.

Section 10.09.    Recharacterization.

     The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

ARTICLE XI

TERMS FOR CERTIFICATES

Section 11.01.    Class A Fixed Pass-Through Rate.

     The Class A Fixed Pass-Through Rate is 7.250% per annum.

Section 11.02.    Cut-Off Date.

     The Cut-Off Date for the Certificates is November 1, 1997.

Section 11.03.    Cut-Off Date Aggregate Principal Balance.

     The Cut-Off Date Aggregate Principal Balance is $250,234,025.03.

Section 11.04.    Original Class A Percentage.

     The Original Class A Percentage is 95.84211646%.

Section 11.05.    Original Class A Subclass Principal Balances.

     As to the following Subclasses of Class A Certificates, the Class A Subclass Principal Balance of such Subclass as of the Cut-Off Date, as follows:

                                                    Original Class A
            Class A Subclass                        Subclass Principal Balance
            Class A-1                                 $      25,990,000.00
            Class A-2                                 $      16,250,000.00
            Class A-4                                 $       8,800,000.00
            Class A-5                                 $      15,340,000.00
            Class A-6                                 $      10,000,000.00
            Class A-7                                 $      10,250,000.00
            Class A-8                                 $      39,000,000.00
            Class A-9                                 $     113,750,000.00
            Class A-PO                                $         468,046.53
            Class A-LR                                $             100.00
            Class A-R                                 $             100.00

Section 11.06.    Original Class A Non-PO Principal Balance.

     The Original Class A Non-PO Principal Balance is $239,381,000.00

Section 11.07. Original Class A-3 Notional Amount.

     The Original Class A-3 Notional Amount is $16,250,000.00.

Section 11.08.  Original Component Principal Balances.

     As to the following Components, the Component Principal Balance of such Component as of the Cut-Off Date, as follows:

                                                       Original Component
          Component                                    Principal Balance
          Class A-7 A Component                        $       1,000,000.00
          Class A-7 B Component                        $       9,250,000.00

Section 11.09.    Original Subordinated Percentage.

     The Original Subordinated Percentage is 4.15788354%.

Section 11.10.    Original Class M Percentage.

     The Original Class M Percentage is 1.40251287%.

Section 11.11.    Original Class M Principal Balance.

     The Original Class M Principal Balance is $3,503,000.00.

Section 11.12.    Original Class M Fractional Interest.

     The Original Class M Fractional Interest is 2.75537066%.

Section 11.13.    Original Class B-1 Percentage.

     The Original Class B-1 Percentage is 1.35246602%.

Section 11.14.    Original Class B-2 Percentage.

     The Original Class B-2 Percentage is 0.55091570%.

Section 11.15.    Original Class B-3 Percentage.

     The Original Class B-3 Percentage is 0.30067286%.

Section 11.16.    Original Class B-4 Percentage.

     The Original Class B-4 Percentage is 0.25063462%.

Section 11.17.    Original Class B-5 Percentage.

     The Original Class B-5 Percentage is 0.30067286%.

Section 11.18.    Original Class B Principal Balance.

     The Original Class B Principal Balance is $6,881,978.50.

Section 11.19.    Original Class B Subclass Principal Balances.

     As to any Class B Certificate, the Class B Subclass Principal Balance of such Subclass as of the Cut-Off Date, is as follows:

                                                   Original Class B
           Class B Subclass                        Subclass Principal Balance
           Class B-1                                 $       3,378,000.00
           Class B-2                                 $       1,376,000.00
           Class B-3                                 $         751,000.00
           Class B-4                                 $         626,000.00
           Class B-5                                 $         750,978.50

Section 11.20.    Original Class B-1 Fractional Interest.

     The Original Class B-1 Fractional Interest is 1.40290463%.

Section 11.21.    Original Class B-2 Fractional Interest.

     The Original Class B-2 Fractional Interest is 0.85198893%.

Section 11.22.    Original Class B-3 Fractional Interest.

     The Original Class B-3 Fractional Interest is 0.55130747%.

Section 11.23.    Original Class B-4 Fractional Interest.

     The Original Class B-4 Fractional Interest is 0.30067285%.

Section 11.24.    Closing Date.

     The Closing Date is November 26, 1997.

Section 11.25.    Right to Purchase.

     The right of the Seller to purchase all of the Mortgage  Loans  pursuant to
Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $25,023,402.50 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

Section 11.26.    Wire Transfer Eligibility.

     With respect to the Class A Certificates (other than the Class A-3, Class A-WIO, Class A-PO, Class A-R and Class A-LR Certificates), Class M Certificates and Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-3 Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. With respect to the Class A-WIO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 25% Percentage Interest. The Class A-PO, Class A-R and Class A-LR Certificates are not eligible for wire transfer.

Section 11.27.    Single Certificate.

     A Single Certificate for each Subclass of Class A Certificates (other than the Class A-3, Class A-5, Class A-WIO, Class A-R and Class A-LR Certificates), the Class M Certificates and the Class B Certificates (other than the Class B-3, Class B-4, and Class B-5 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-3 Certificates represents a $16,250,000 Denomination. A Single Certificate for the Class A-5 Certificates represents a $1,000 Denomination. A Single Certificate for the Class A-WIO Certificates represents 25% Percentage Interest. A Single Certificate for the Class A-R and Class A-LR Certificates represents a $100 Denomination. A Single Certificate for the Class B-3, Class B-4 and Class B-5 Certificates represents a $250,000 Denomination.

Section 11.28.    Servicing Fee Rate.

     The rate used to calculate the Servicing Fee is equal to 0.250% per annum.

Section 11.29.    Master Servicing Fee Rate.

     The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.016% per annum.

     IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                  NORWEST ASSET SECURITIES CORPORATION
                                    as Seller

                                  By:
                                      Name:
                                      Title:

                                  NORWEST BANK MINNESOTA, NATIONAL
                                  ASSOCIATION
                                     as Master Servicer

                                  By:
                                      Name:
                                      Title:

                                  FIRST UNION NATIONAL BANK
                                    as Trust Administrator

                                  By:
                                      Name:
                                      Title:

Attest:
By:
Name:
Title:

                                  UNITED STATES TRUST COMPANY OF NEW YORK
                                    as Trustee

                                  By:
                                      Name:
                                      Title:

                                  By:
                                      Name:
                                      Title:

STATE OF NEW YORK                   )
                                        ss.:
COUNTY OF NEW YORK                  )

     On this 26th day of November, 1997, before me, a notary public in and for the State of New York, personally Patrick Greene known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Assistant Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK                   )
                                        ss.:
COUNTY OF NEW YORK                  )

     On this 26th day of November, 1997, before me, a notary public in and for the State of New York, personally appeared Edward M. Frere, Jr., known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA          )
                                       ss.:
COUNTY OF                        )

     On this 26th day of November, 1997, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.





-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA          )
                                       ss.:
COUNTY OF                        )

     On this 26th day of November, 1997, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK               )
                                    ss.:
COUNTY OF                       )

     On this 26th day of November, 1997, before me, a notary public in and for the State of New York, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at ________________, New York; that s/he is a ____________________ of United States
Trust Company of New York, a ________________________, one of the parties that executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK               )
                                    ss.:
COUNTY OF                       )

     On this 26th day of November, 1997, before me, a notary public in and for the State of New York, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at ________________, New York; that s/he is a ____________________ of United States
Trust Company of New York, a ________________________, one of the parties that executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of said corporation.





-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

    Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates,
         Series 1997-19 Applicable Unscheduled Principal Receipt Period

                             Full Unscheduled                Partial Unscheduled
Servicer                     Principal Receipts              Principal Receipts

Citicorp Mortgage, Inc.      Prior Month                     Prior Month

Suntrust Mortgage Inc.       Prior Month                     Prior Month

First Union Mortgage Corporation  Prior Month                     Prior Month

First Bank National Association   Prior Month                     Prior Month

Farmers State Bank & Trust        Mid-Month                       Prior Month

FT Mortgage Companies             Mid-Month                       Prior Month

The Huntington Mortgage Company   Prior Month                     Prior Month

Norwest Mortgage, Inc. (Exhibit F-1) Prior Month                     Prior Month

Norwest Mortgage, Inc. (Exhibit F-2) Mid-Month                       Mid-Month

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
             REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE
         TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER,
               EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
               REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER
            NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
         DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
                  ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
               VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL
         SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
                                    HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-19 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1997

CUSIP No.:                           First Distribution Date:  December 26, 1997

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 26, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                              First Union National Bank,
                                                Trust Administrator

                                              By____________________________
                                                 Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED
   IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY
                       AN AUTHORIZED REPRESENTATIVE OF THE
  DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER,
    PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
     WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
                                    HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-19 CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   November 1, 1997

CUSIP No.:                         First Distribution Date:  December 26, 1997

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 26, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. Interest on this Certificate will accrue with respect to each Distribution Date during the period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs (each a "LIBOR Based Interest Accrual Period"). The pass-through rate applicable with respect to the initial LIBOR Based Interest Accrual Period will be 6.0875% per annum. Thereafter, with respect to each LIBOR Based Interest Accrual Period, the pass-through will be a per annum rate equal to the lesser of (i) 0.40% plus LIBOR, as determined on the second business day preceding the commencement of such LIBOR Based Interest Accrual Period, and (ii) 9.00%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                           First Union National Bank,
                                             Trust Administrator

                                           By____________________________
                                              Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-19 CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   November 1, 1997

CUSIP No.:                         First Distribution Date:  December 26, 1997

Percentage Interest evidenced      Denomination:  $  (Initial Class A-3
by this Certificate: %                                 Notional Amount)

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 26, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-3 Certificates are not entitled to receive distributions of principal. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. Interest on this Certificate will accrue with respect to each Distribution Date during the period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs (each a "LIBOR Based Interest Accrual Period"). The pass-through rate applicable with respect to the initial LIBOR Based Interest Accrual Period will be 2.9125% per annum. Thereafter, with respect to each LIBOR Based Interest Accrual Period, the pass-through rate will be a per annum rate equal to 8.60% minus LIBOR, as determined on the second business day preceding the commencement of such LIBOR Based Interest Accrual Period, subject to a minimum rate of 0.00% and a maximum rate of 8.60%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on November 26, 1997, at an issue price of 4.88309% of the initial Class A-3 Notional Amount, including accrued interest, and a stated redemption price at maturity equal to all interest distributions hereon, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming (a) that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 240% SPA (as defined in the Prospectus Supplement dated November 20, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-R and Class A-LR Certificates, the Class M Certificates and the Class B-1 and Class B-2 Certificates) used to price this Certificate and (b) that the interest rate at which distributions of interest on this Certificate actually will be made will be determined as though the pass-through rate on this Certificate applicable to the first Distribution Date will not change thereafter: (i) the amount of OID as a percentage of the initial Class A-3 Notional Amount is approximately 5.50539920%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 41.85%; and (iii) the amount of OID allocable to the short first accrual period (November 26, 1997 to December 25, 1997) as a percentage of the initial Class A-3 Notional Amount, calculated using the exact method, is approximately 0.16453742%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                              First Union National Bank,
                                                Trust Administrator

                                              By____________________________
                                                 Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED
   IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY
                       AN AUTHORIZED REPRESENTATIVE OF THE
  DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER,
    PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
     WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
                                    HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-19 CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

   THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE,THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   November 1, 1997

CUSIP No.:                         First Distribution Date:  December 26, 1997

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 26, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                             First Union National Bank,
                                               Trust Administrator

                                             By____________________________
                                               Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED
   IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY
                       AN AUTHORIZED REPRESENTATIVE OF THE
  DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER,
    PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
     WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
                                    HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-19 CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   November 1, 1997

CUSIP No.:                        First Distribution Date:  December 26, 1997

Percentage Interest evidenced     Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-5 Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 26, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                              First Union National Bank,
                                                Trust Administrator

                                              By____________________________
                                                 Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
           REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST
            ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER,
          EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
                 IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
        REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
          COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER,
               PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
              BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-19 CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1997

CUSIP No.:                           First Distribution Date:  December 26, 1997

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 26, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                               First Union National Bank,
                                                 Trust Administrator

                                               By____________________________
                                                 Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator
By ________________________
   Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR
        OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT,
       AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
       OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
            THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
              CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF
   FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE
       THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-19 CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1997

CUSIP No.:                           First Distribution Date:  December 26, 1997

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 26, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                            First Union National Bank,
                                              Trust Administrator

                                            By____________________________
                                              Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
           REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST
            ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER,
          EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
                IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
                REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
              DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
              CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF
                  FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-19 CLASS A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   November 1, 1997

CUSIP No.:                         First Distribution Date:  December 26, 1997

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 26, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                            First Union National Bank,
                                              Trust Administrator

                                            By____________________________
                                               Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED
   IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY
                       AN AUTHORIZED REPRESENTATIVE OF THE
  DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER,
    PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
     WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
                                    HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-19 CLASS A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   November 1, 1997

CUSIP No.:                        First Distribution Date:  December 26, 1997

Percentage Interest evidenced     Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 26, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                              First Union National Bank,
                                                Trust Administrator

                                              By____________________________
                                                Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-WIO
                    [FORM OF FACE OF CLASS A-WIO CERTIFICATE]


THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1997-19 CLASS A-WIO

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

Certificate No.                  Cut-Off Date:   November 1, 1997

CUSIP No.:                       First Distribution Date:  December 26, 1997

Percentage Interest evidenced
by this Certificate:      %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-WIO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 26, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-WIO Certificates required to be distributed to Holders of Class A-WIO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-WIO Certificates will not be entitled to distributions in respect of principal. Interest will accrue on the Class A-WIO Certificates during each month in an amount equal to the product of (A) 1/12th of (i) the Weighted Average Net Mortgage Interest Rate of the Premium Mortgage Loans on the first day of such month minus (ii) 7.250% and (B) the Class A-WIO Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-WIO Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class A-WIO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan,
(a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and
(b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on November 26, 1997, at an issue price of 1.66304% of the initial Class A-WIO Notional Amount, including accrued interest, and a stated redemption price at maturity equal to all interest distributions hereon, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming (a) that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 240% SPA (as defined in the Prospectus Supplement dated November 20, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-R and Class A-LR Certificates, the Class M Certificates and the Class B-1 and Class B-2 Certificates) used to price this Certificate and (b) that the interest rate at which distributions of interest on this Certificate actually will be made will be determined as though the pass-through rate on this Certificate applicable to the first Distribution Date will not change thereafter: (i) the amount of OID as a percentage of the initial Class A-WIO Notional Amount is approximately 1.26491289%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 13.10%; and (iii) the amount of OID allocable to the short first accrual period (November 26, 1997 to December 25, 1997) as a percentage of the initial Class A-WIO Notional Amount, calculated using the exact method, is approximately 0.01754446%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trust Administrator

                                        By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1997-19, CLASS A-PO

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   November 1, 1997

CUSIP No.:                         First Distribution Date:  December 26, 1997

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 26, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), United States Trust Company of New York, as trustee (the "Trustee"), and First Union National Bank, as trust administrator (the "Trust Administrator"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A-PO
Distribution Amount required to be distributed to Holders of Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan,
(a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and
(b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on November 26, 1997, at an issue price of 54.00000% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 240% SPA (as defined in the Prospectus Supplement dated November 20, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-R and Class A-LR Certificates, the Class M Certificates and the Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 46.00000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 11.12%; and (iii) the mount of OID allocable to the short first accrual period (November 26, 1997 to December 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.48354122%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                              First Union National Bank,
                                                Trust Administrator

                                              By____________________________
                                                Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-19, CLASS A-R


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   November 1, 1997

CUSIP No.:                        First Distribution Date:  December 26, 1997

Percentage Interest evidenced     Denomination:  $100.00
by this Certificate: 100%

     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 26, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-R Certificate required to be distributed to the Holders of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates will not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                               First Union National Bank,
                                                 Trust Administrator


                                               By____________________________
                                                 Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-LR
                    [Form of Face of Class A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1997-19, CLASS A-LR


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   November 1, 1997

CUSIP No.:                         First Distribution Date:  December 26, 1997

Percentage Interest evidenced      Denomination:  $100.00
by this Certificate: 100%

     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-LR Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 26, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-LR Certificate required to be distributed to the Holders of the Class A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates will not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-LR Certificate applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-LR Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                                First Union National Bank,
                                                  Trust Administrator


                                                By____________________________
                                                   Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS M CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-19, CLASS B-1

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                    one- to four-family residential mortgage
                loans, which may include loans secured by shares
                         issued by cooperative housing
                              corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1997

CUSIP No.:                           First Distribution Date:  December 26, 1997

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 26, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and the Class M Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer  of a Class B-1  Certificate  will be made  unless  the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                              First Union National Bank,
                                                Trust Administrator

                                              By____________________________
                                                 Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-19, CLASS B-2

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                    one- to four-family residential mortgage
           loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1997

CUSIP No.:                          First Distribution Date:  December 26, 1997

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 26, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer  of a Class B-2  Certificate  will be made  unless  the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                               First Union National Bank,
                                                 Trust Administrator

                                               By____________________________
                                                  Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-19, CLASS B-3

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                    one- to four-family residential mortgage
             loans, which may include loans secured by shares issued
                  by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   November 1, 1997

CUSIP No.:                        First Distribution Date:  December 26, 1997

Percentage Interest evidenced     Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 26, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-3 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on November 26, 1997, and based on its issue price of 89.50347%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 240% SPA (as defined in the Prospectus Supplement dated November 20, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-R and Class A-LR Certificates, the Class M Certificates and the Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 10.51666667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.80%; and
(iii) the amount of OID allocable to the short first accrual period (November 26, 1997 to December 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.05003068%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                              First Union National Bank,
                                                Trust Administrator

                                              By____________________________
                                                 Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-19, CLASS B-4

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                    one- to four-family residential mortgage
                loans, which may include loans secured by shares
              issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   November 1, 1997

CUSIP No.:                         First Distribution Date:  December 26, 1997

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 26, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on November 26, 1997, and based on its issue price of 71.01947%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 240% SPA (as defined in the Prospectus Supplement dated November 20, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-R and Class A-LR Certificates, the Class M Certificates and the Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 29.00066667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 12.29%; and (iii) the amount of OID allocable to the short first accrual period
(November 26, 1997 to December 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.11877959%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                           First Union National Bank,
                                             Trust Administrator

                                           By____________________________
                                              Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-19, CLASS B-5

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                    one- to four-family residential mortgage
             loans, which may include loans secured by shares issued
                  by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:   November 1, 1997

CUSIP No.:                       First Distribution Date:  December 26, 1997

Percentage Interest evidenced    Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 26, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on November 26, 1997, and based on its issue price of 34.50347%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 240% SPA (as defined in the Prospectus Supplement dated November 20, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-R and Class A-LR Certificates, the Class M Certificates and the Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 65.51666667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 26.56%; and (iii) the amount of OID allocable to the short first accrual period
(November 26, 1997 to December 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.015397503%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                               First Union National Bank,
                                                 Trust Administrator

                                               By____________________________
                                                  Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                    EXHIBIT C

                      [Form of Face of Class M Certificate]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1997-19, CLASS M

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   November 1, 1997

CUSIP No.:                         First Distribution Date:  December 26, 1997

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class M Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 26, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class M Distribution Amount required to be distributed to Holders of Class M Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The Class M Pass-Through Rate applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class M Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class M Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                              First Union National Bank,
                                                Trust Administrator

                                              By____________________________
                                                 Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                    EXHIBIT D

                [Form of Reverse of Series 1997-19 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1997-19

     This Certificate is one of a duly authorized issue of Certificates issued in several Classes and Subclasses designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

     As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class or Subclass of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and Subclass and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and Subclass and aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

    (Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class or Subclass, to the above named assignee and deliver such Certificate to the following address:

Social Security or other Identifying Number of Assignee:

Dated:

                                      -----------------------------------
                                      Signature by or on behalf of assignor

                                      -----------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _________________________________________ for the account of ______________________________________  account number _____________, or,  if  mailed  by  check,  to  ______________________________________________.
Applicable statements should be mailed to ______________________________________
______________________________________.

     This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

     THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                           W I T N E S S E T H   T H A T

     WHEREAS, the Seller, the Master Servicer, the Trust Administrator and United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of November 26, 1997 relating to the issuance of Mortgage Pass-Through Certificates, Series 1997-19 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

     WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

     Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

     Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

     Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

     Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

     Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

     Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

     From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

     Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

     Section 3.1. Custodian a Bailee and Agent of the Trust Administrator. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

     Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

     Section  3.3.  Custodian  May  Own  Certificates.   The  Custodian  in  its
individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

     Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     Section 3.5. Custodian May Resign; Trust Administrator May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

     The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

     Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

     Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

     Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

     Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

     Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

     Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                   FIRST UNION NATIONAL BANK

230 South Tryon Street                     By:
Charlotte, North Carolina,  28288          Name:
                                           Title:

Address:                                   NORWEST ASSET SECURITIES CORPORATION
7485 New Horizon Way
Frederick, Maryland  21703                 By:
                                           Name:
                                           Title:

Address:                                   NORWEST BANK MINNESOTA, NATIONAL
                                           ASSOCIATION
7485 New Horizon Way
Frederick, Maryland  21703                 By:
                                           Name:
                                           Title:

Address:                                   [CUSTODIAN]

                                            By:
                                            Name:
                                            Title:

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                       Notary Public

[NOTARIAL SEAL]

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                       Notary Public

[NOTARIAL SEAL]

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.

                                      Notary Public

[NOTARIAL SEAL]

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.

                                   Notary Public

 [NOTARIAL SEAL]

                                   EXHIBIT F-1

NASCOR
NMI / 1997-19  Exhibit F-1
20 & 30 YEAR FIXED RATE RELOCATION LOANS




                                                                           NET
MORTGAGE                                                     MORTGAGE    MORTGAGE   CURRENT     ORIGINAL    SCHEDULED
  LOAN                                  ZIP     PROPERTY     INTEREST    INTEREST   MONTHLY      TERM TO     MATURITY
 NUMBER           CITY         STATE    CODE      TYPE         RATE        RATE     PAYMENT     MATURITY       DATE
 ------           ----         -----    ----      ----         ----        ----     -------     --------       ----

6167972   CONCORD                MA    01742       SFD         7.250      6.984    $2,271.65       360       1-Aug-27
6291311   SAN JOSE               CA    95132       SFD         7.625      7.359    $2,304.93       360       1-Aug-27
6294556   ALPHARETTA             GA    30022       SFD         7.750      7.484    $1,998.79       360       1-Oct-27
6297953   STILLWATER             MN    55082       SFD         7.875      7.609    $4,712.95       360       1-Sep-27
6306482   SAN RAMON              CA    94583       SFD         7.625      7.359    $1,832.69       360       1-Sep-27
6308092   ALPHARETTA             GA    30005       SFD         7.750      7.484    $1,689.07       360       1-Sep-27
6318534   NORTH ANDOVER          MA    01845       SFD         7.750      7.484    $1,816.82       360       1-Oct-27
6319272   RUMSON BORO            NJ    07760       SFD         8.000      7.734    $5,723.36       360       1-Oct-27
6320365   LIVERMORE              CA    94550       SFD         7.750      7.484    $2,925.11       360       1-Sep-27
6321971   WYOMING                MN    55092       SFD         7.875      7.609    $1,966.39       360       1-Aug-27
6323452   SCOTTS VALLEY          CA    95066       SFD         7.875      7.609    $1,827.17       360       1-Aug-27
6327478   TOWN AND COUNTRY       MO    63017       SFD         7.875      7.609    $3,770.36       360       1-Oct-27
6333631   GREEN BAY              WI    54313       SFD         8.250      7.984    $1,862.77       360       1-Oct-27
6333642   SAN JOSE               CA    95123       SFD         7.750      7.484    $2,015.98       360       1-Oct-27
6337171   BRIDGEWATER            NJ    08807       SFD         8.375      8.109    $2,971.85       360       1-Oct-27
6342038   LA VERNE               CA    91750       SFD         8.000      7.734    $2,760.28       360       1-Oct-27
6343885   BERNARDSVILLE          NJ    07924       SFD         7.500      7.234    $2,272.45       360       1-Oct-27
6350964   FAIRBANKS              AK    99709       SFD         8.125      7.859    $2,620.20       360       1-Nov-27
6352028   SAN FRANCISCO          CA    94116       SFD         8.000      7.734    $2,935.06       360       1-Sep-27
6353982   CAMARILLO              CA    93010       SFD         7.750      7.484    $2,490.25       360       1-Oct-27
6356466   MANALAPAN              NJ    07726       SFD         8.000      7.734    $2,164.61       360       1-Sep-27
6356668   ATASCADERO             CA    93422       SFD         8.375      8.109    $1,878.90       360       1-Aug-27
6360559   POTOMAC                MD    20854       SFD         7.500      7.234    $1,845.93       360       1-Sep-27
6364329   SAN JOSE               CA    95123       SFD         7.625      7.359    $1,688.09       360       1-Aug-27
6364537   W WINDSOR              NJ    08512       SFD         8.500      8.234    $2,305.97       360       1-Jul-27
6364816   SHOREWOOD              MN    55331       SFD         8.000      7.734    $2,098.57       360       1-Aug-27
6375645   CAMARILLO              CA    93010       SFD         7.375      7.109    $1,964.63       360       1-Oct-27
6375754   MERCER ISLAND          WA    98040       SFD         8.125      7.859    $2,227.49       360       1-Aug-27
6376780   SAN JOSE               CA    95138       SFD         7.750      7.484    $2,206.55       360       1-Oct-27
6380142   WOODINVILE             WA    98072       SFD         7.500      7.234    $1,845.93       360       1-Aug-27
6380315   WORCESTER              MA    01609       SFD         7.750      7.484    $1,576.11       360       1-Aug-27
6380420   RUMSON                 NJ    07760       SFD         8.000      7.734    $3,301.94       360       1-Oct-27
6382383   DRAPER                 UT    84020       SFD         8.250      7.984    $3,756.33       360       1-Sep-27
6385059   GILROY                 CA    95020       SFD         8.000      7.734    $1,878.44       360       1-Oct-27
6386743   GRAND JUNCTION         CO    81505       SFD         7.875      7.609    $2,320.22       360       1-Oct-27
6387405   HUNTINGTON BEACH       CA    92648       SFD         7.750      7.484    $2,106.25       360       1-Oct-27
6388910   SAN RAFAEL             CA    94901       SFD         7.750      7.484    $7,164.12       360       1-Sep-27
6390930   PHOENIX                AZ    85028       SFD         8.375      8.109    $2,447.43       360       1-Aug-27
6394280   CASTRO VALLEY          CA    94546       SFD         8.125      7.859    $1,823.57       360       1-Oct-27
6402992   SAN DIEGO              CA    92130       PUD         7.625      7.359    $2,381.02       360       1-Oct-27
6403198   LEBANON                OH    45036       SFD         8.375      8.109    $2,052.19       360       1-Aug-27
6403755   NEWTON                 MA    02158       SFD         8.000      7.734    $2,142.59       360       1-Aug-27
6404264   WEST DES MOINES        IA    50265       SFD         7.625      7.359    $1,840.26       360       1-Oct-27
6405139   MAPLE PLAIN            MN    55359       SFD         7.750      7.484    $1,791.03       360       1-Sep-27
6405969   ORONO                  MN    55356       SFD         7.875      7.609    $2,827.77       360       1-Oct-27
6406312   CHAPEL HILL            NC    27514       SFD         7.750      7.484    $2,066.62       360       1-Oct-27
6408607   SHOREVIEW              MN    55126       SFD         7.750      7.484    $1,902.79       360       1-Aug-27
6410577   CLIFFSIDE PARK         NJ    07010       LCO         8.375      8.109     $684.06        360       1-Sep-27
6410854   ALAMEDA                CA    94502       SFD         7.875      7.609    $2,293.76       360       1-Oct-27
6410919   WOODBURY               NJ    08096       SFD         8.250      7.984     $289.24        360       1-Aug-27
6411035   NEWBURYPORT            MA    01950       SFD         8.750      8.484    $2,091.88       360       1-Jul-27
6411242   EDWARDSVILLE           IL    62025       SFD         7.750      7.484    $1,718.82       360       1-Aug-27
6411824   CASTRO VALLEY          CA    94546       SFD         8.000      7.734    $1,989.97       360       1-Sep-27
6413003   LAS VEGAS              NV    89128       SFD         8.000      7.734    $1,724.35       360       1-Aug-27
6414269   LIVINGSTON             NJ    07039       SFD         8.125      7.859    $2,138.39       360       1-Oct-27
6415395   LOS ANGELES            CA    90292       LCO         7.500      7.234    $1,856.41       360       1-Oct-27
6416386   REDWOOD CITY           CA    94065       LCO         7.875      7.609    $2,047.60       360       1-Oct-27
6416851   HOWELL                 NJ    07731       SFD         7.500      7.234    $1,706.08       360       1-Sep-27
6417112   HOOVER                 AL    35244       PUD         7.750      7.484    $2,433.65       360       1-Aug-27
6417281   SAN JOSE               CA    95136       SFD         8.125      7.859    $1,614.93       360       1-Oct-27
6418163   MILPITAS               CA    95035       SFD         7.750      7.484    $2,005.95       360       1-Aug-27
6422137   COTO DE CAZA           CA    92679       PUD         7.750      7.484    $1,823.63       360       1-Oct-27
6422270   MORRIS TOWNSHIP        NJ    07960       SFD         8.125      7.859    $3,266.99       360       1-Nov-27
6422317   BEND                   OR    97702       SFD         8.250      7.984    $7,332.36       360       1-Sep-27
6423155   WASHINGTON             DC    20008       SFD         7.875      7.609    $2,540.64       360       1-Oct-27
6423491   ORONO                  MN    55391       SFD         8.000      7.734    $1,590.07       360       1-Sep-27
6423869   SAN JOSE               CA    95128       SFD         7.875      7.609    $1,790.92       360       1-Oct-27
6424859   BLOOMINGTON            MN    55420       SFD         8.125      7.859    $1,764.17       360       1-Sep-27
6425902   OXNARD                 CA    93035       SFD         7.875      7.609    $2,100.89       360       1-Aug-27
6427399   WEST ORANGE            NJ    07052       LCO         8.250      7.984    $1,652.79       360       1-Sep-27
6427577   SAN JOSE               CA    95138       SFD         7.500      7.234    $1,789.64       360       1-Oct-27
6428227   CHARLOTTE              NC    28270       SFD         8.125      7.859    $1,903.76       360       1-Aug-27
6429430   GAINESVILLE            VA    22065       SFD         7.500      7.234    $1,714.82       360       1-Aug-27
6434298   NORTHBROOK             IL    60062       SFD         7.750      7.484    $5,279.96       360       1-Sep-27
6463098   POCATELLO              ID    83204       SFD         8.125      7.859     $501.19        360       1-Oct-27
6474095   LOCKPORT               IL    60441       SFD         8.125      7.859    $1,652.06       360       1-Oct-27
6475487   LOS ANGELES            CA    90025       SFD         7.875      7.609    $1,946.81       360       1-Oct-27
6485816   ENCINITAS              CA    92024       SFD         8.125      7.859    $3,439.62       360       1-Oct-27
6487582   CHULA VISTA            CA    91910       SFD         8.000      7.734    $2,861.68       360       1-Oct-27
6492840   FOREST LAKE            MN    55025       SFD         8.250      7.984    $1,742.94       360       1-Sep-27
6495503   PALOS PARK             IL    60464       SFD         8.125      7.859    $1,754.15       360       1-Oct-27
6501178   MILL VALLEY            CA    94941       SFD         8.125      7.859    $4,826.23       360       1-Oct-27
6503695   HOFFMAN ESTATES        IL    60192       SFD         8.125      7.859    $2,053.75       360       1-Nov-27
6515804   WILMETTE               IL    60091       SFD         8.500      8.234    $1,903.06       360       1-Oct-27
6529136   RIVER FALLS            WI    54022       PUD         7.750      7.484    $1,702.20       360       1-Nov-27
6533453   BLOOMINGTON            MN    55438       PUD         7.625      7.359    $2,457.82       360       1-Oct-27
6534349   MINNEAPOLIS            MN    55403       LCO         8.000      7.734    $1,631.89       360       1-Oct-27
6998863   NOBLESVILLE            IN    46060       SFD         8.250      7.984    $1,781.63       360       1-Jul-27
6998944   WATERFORD              MI    48328       SFD         8.000      7.734    $3,544.08       360       1-Aug-27
6999075   HOLMDEL                NJ    07733       SFD         7.875      7.609    $4,169.15       360       1-Oct-27
6999084   CHULA VISTA            CA    91914       SFD         8.250      7.984    $1,790.27       360       1-Oct-27
6999106   BENICIA                CA    94510       SFD         7.875      7.609    $1,943.08       360       1-Sep-27
6999108   OMAHA                  NE    68130       PUD         7.750      7.484    $2,865.65       360       1-Oct-27
6999109   MAPLE GROVE            MN    55369       SFD         7.500      7.234    $1,861.59       360       1-Sep-27
6999111   TINTON FALLS           NJ    07724       SFD         7.625      7.359    $1,551.48       360       1-Sep-27
6999112   SPARTANBURG            SC    29306       SFD         7.875      7.609    $2,175.21       360       1-Sep-27
6999117   GAITHERSBURG           MD    20879       SFD         7.750      7.484    $3,165.83       360       1-Apr-27
6999119   MILFORD                NJ    08848       SFD         8.000      7.734    $2,348.05       360       1-Sep-27
6999120   RARITAN TWP            NJ    08551       SFD         7.500      7.234    $2,377.33       360       1-Sep-27
6999124   OMAHA                  NE    68132       SFD         7.750      7.484    $1,855.51       360       1-Sep-27
6999131   FALLBROOK              CA    92028       SFD         7.750      7.484    $2,256.70       360       1-Sep-27
6999140   YORK                   PA    17402       SFD         8.000      7.734    $1,803.59       360       1-Oct-27
6999144   SAN JOSE               CA    95132       SFD         8.000      7.734    $1,812.40       360       1-Aug-27
6999149   FLORENCE               MT    59833       SFD         8.250      7.984    $1,652.79       360       1-Oct-27
6999151   AFTON                  MN    55001       SFD         7.750      7.484    $1,791.03       360       1-Sep-27
6999161   FORT COLLINS           CO    80525       SFD         7.875      7.609    $1,773.66       360       1-Sep-27
6999163   WILMINGTON             DE    19810       SFD         7.500      7.234    $1,614.14       360       1-Sep-27
6999164   CHANHASSEN             MN    55317       SFD         7.750      7.484    $2,348.04       360       1-Sep-27
6999165   DEEPHAVEN              MN    55331       SFD         7.750      7.484    $1,970.13       360       1-Oct-27
6999167   SAN DIEGO              CA    92107       SFD         7.750      7.484    $3,438.78       360       1-Oct-27
6999182   GRAND JUNCTION         CO    81506       SFD         8.125      7.859    $4,176.55       360       1-Oct-27
6999185   MONUMNET               CO    80132       PUD         7.875      7.609    $2,182.46       360       1-Aug-27
6999188   CARNATION              WA    98014       SFD         7.750      7.484    $2,035.56       360       1-Sep-27
6999189   ROCHESTER              MN    55902       SFD         7.875      7.609    $2,911.15       360       1-Sep-27
6999194   LAKEWOOD               CO    80123       PUD         7.875      7.609    $1,941.74       360       1-Oct-27
6999201   SAN ANTONIO            TX    78261       SFD         8.000      7.734    $2,582.85       360       1-Aug-27
6999207   CHAPEL HILL            NC    27514       SFD         7.875      7.609    $2,070.80       360       1-Oct-27
6999209   SUNSET HILLS           MO    63127       SFD         7.750      7.484    $2,382.07       360       1-Aug-27
6999210   AMES                   IA    50014       SFD         8.250      7.984    $1,906.09       360       1-Aug-27
6999211   SAN JOSE               CA    95135       SFD         7.875      7.609    $2,639.25       360       1-Oct-27
6999212   FAIRFIELD              CT    06490       SFD         7.500      7.234    $4,544.89       360       1-Nov-27
6999213   SAN JOSE               CA    95138       PUD         7.375      7.109    $2,590.03       360       1-Oct-27
6999214   LANTANA                FL    33462       SFD         7.875      7.609    $1,856.18       360       1-Sep-27
6999215   MEDFORD                OR    97504       SFD         8.000      7.734    $1,819.74       360       1-Oct-27
6999216   SCOTTSDALE             AZ    85260       SFD         7.875      7.609    $2,397.80       360       1-Nov-27
6999219   SAN ANTONIO            TX    78260       SFD         7.750      7.484    $3,895.49       360       1-Oct-27

COUNT:       126
WAC:           7.895141916
WAM:         358.2666146
WALTV:        75.35215738

MORTGAGE     SCHEDULED         DATE                                  MORTGAGE                    T.O.P.      MASTER
 LOAN        MATURITY       PRINCIPAL                               INSURANCE      SERVICE      MORTGAGE    SERVICE
NUMBER         DATE          BALANCE          LTV       SUBSIDY        CODE          FEE          LOAN        FEE
------         ----          -------          ---       -------        ----          ---          ----        ---
6167972      1-Aug-27      $332,215.97       73.67                                  0.250                    0.016
6291311      1-Aug-27      $324,938.41       79.70                                  0.250                    0.016
6294556      1-Oct-27      $278,803.08       77.68                                  0.250                    0.016
6297953      1-Sep-27      $649,102.42       61.90                                  0.250                    0.016
6306482      1-Sep-27      $258,553.99       80.00                                  0.250                    0.016
6308092      1-Sep-27      $234,930.89       90.00                      17          0.250                    0.016
6318534      1-Oct-27      $253,421.01       80.00                                  0.250                    0.016
6319272      1-Oct-27      $779,476.64       80.00                                  0.250                    0.016
6320365      1-Sep-27      $406,568.30       79.99                                  0.250                    0.016
6321971      1-Aug-27      $270,636.40       76.18                                  0.250                    0.016
6323452      1-Aug-27      $251,476.32       80.00                                  0.250                    0.016
6327478      1-Oct-27      $519,642.14       80.00                                  0.250                    0.016
6333631      1-Oct-27      $247,791.89       95.00                      01          0.250                    0.016
6333642      1-Oct-27      $281,201.39       84.99                      12          0.250                    0.016
6337171      1-Oct-27      $390,752.98       90.00                      33          0.250                    0.016
6342038      1-Oct-27      $375,928.59       80.00                                  0.250                    0.016
6343885      1-Oct-27      $324,731.25       41.94                                  0.250                    0.016
6350964      1-Nov-27      $352,890.00       90.00                      17          0.250                    0.016
6352028      1-Sep-27      $399,313.70       61.54                                  0.250                    0.016
6353982      1-Oct-27      $347,354.67       89.97                      17          0.250                    0.016
6356466      1-Sep-27      $294,602.80       72.84                                  0.250                    0.016
6356668      1-Aug-27      $246,635.13       80.00                                  0.250                    0.016
6360559      1-Sep-27      $263,395.01       80.00                                  0.250                    0.016
6364329      1-Aug-27      $237,978.84       90.00                      17          0.250                    0.016
6364537      1-Jul-27      $299,165.52       79.99                                  0.250                    0.016
6364816      1-Aug-27      $285,319.78       80.00                                  0.250                    0.016
6375645      1-Oct-27      $284,198.18       79.99                                  0.250                    0.016
6375754      1-Aug-27      $299,407.28       80.00                                  0.250                    0.016
6376780      1-Oct-27      $307,782.62       80.00                                  0.250                    0.016
6380142      1-Aug-27      $263,408.53       80.00                                  0.250                    0.016
6380315      1-Aug-27      $219,531.15       88.00                      06          0.250                    0.016
6380420      1-Oct-27      $449,698.06       51.43                                  0.250                    0.016
6382383      1-Sep-27      $499,359.13       31.25                                  0.250                    0.016
6385059      1-Oct-27      $255,828.23       69.47                                  0.250                    0.016
6386743      1-Oct-27      $319,779.78       80.00                                  0.250                    0.016
6387405      1-Oct-27      $293,792.50       59.04                                  0.250                    0.016
6388910      1-Sep-27      $998,583.86       75.76                                  0.250                    0.016
6390930      1-Aug-27      $321,395.38       68.51                                  0.250                    0.016
6394280      1-Oct-27      $245,439.35       80.00                                  0.250                    0.016
6402992      1-Oct-27      $336,156.52       59.99                                  0.250                    0.016
6403198      1-Aug-27      $268,800.39       90.00                      33          0.250                    0.016
6403755      1-Aug-27      $291,408.31       80.00                                  0.250                    0.016
6404264      1-Oct-27      $259,811.82       89.97                      17          0.250                    0.016
6405139      1-Sep-27      $249,243.38       74.63                                  0.250                    0.016
6405969      1-Oct-27      $389,731.61       75.00                                  0.250                    0.016
6406312      1-Oct-27      $288,264.40       80.00                                  0.250                    0.016
6408607      1-Aug-27      $265,033.98       80.00                                  0.250                    0.016
6410577      1-Sep-27       $89,887.74       64.29                                  0.250                    0.016
6410854      1-Oct-27      $316,132.29       79.99                                  0.250                    0.016
6410919      1-Aug-27       $38,425.84       43.50                                  0.250                    0.016
6411035      1-Jul-27      $265,253.82       95.00                      01          0.250                    0.016
6411242      1-Aug-27      $239,408.70       80.00                                  0.250                    0.016
6411824      1-Sep-27      $270,834.85       80.00                                  0.250                    0.016
6413003      1-Aug-27      $233,585.91       73.44                                  0.250                    0.016
6414269      1-Oct-27      $287,811.61       80.00                                  0.250                    0.016
6415395      1-Oct-27      $265,302.97       90.00                      33          0.250                    0.016
6416386      1-Oct-27      $282,205.65       80.00                                  0.250                    0.016
6416851      1-Sep-27      $243,636.71       80.00                                  0.250                    0.016
6417112      1-Aug-27      $338,976.09       88.53                      06          0.250                    0.016
6417281      1-Oct-27      $217,357.73       75.00                                  0.250                    0.016
6418163      1-Aug-27      $279,403.31       56.01                                  0.250                    0.016
6422137      1-Oct-27      $254,370.34       90.00                      06          0.250                    0.016
6422270      1-Nov-27      $440,000.00       80.00                                  0.250                    0.016
6422317      1-Sep-27      $974,751.00       80.00                                  0.250                    0.016
6423155      1-Oct-27      $350,158.86       80.00                                  0.250                    0.016
6423491      1-Sep-27      $216,408.23       28.89                                  0.250                    0.016
6423869      1-Oct-27      $246,830.02       95.00                      17          0.250                    0.016
6424859      1-Sep-27      $237,288.11       80.00                                  0.250                    0.016
6425902      1-Aug-27      $289,147.85       95.00                      17          0.250                    0.016
6427399      1-Sep-27      $219,218.46       80.00                                  0.250                    0.016
6427577      1-Oct-27      $255,760.05       79.99                                  0.250                    0.016
6428227      1-Aug-27      $255,892.42       79.81                                  0.250                    0.016
6429430      1-Aug-27      $244,700.55       90.00                      33          0.250                    0.016
6434298      1-Sep-27      $735,956.30       56.69                                  0.250                    0.016
6463098      1-Oct-27       $67,455.84       57.45                                  0.250                    0.016
6474095      1-Oct-27      $222,354.45       68.67                                  0.250                    0.016
6475487      1-Oct-27      $268,315.22       61.72                                  0.250                    0.016
6485816      1-Oct-27      $462,946.97       59.77                                  0.250                    0.016
6487582      1-Oct-27      $389,600.00       60.00                                  0.250                    0.016
6492840      1-Sep-27      $231,703.10       80.00                                  0.250                    0.016
6495503      1-Oct-27      $236,074.82       71.59                                  0.250                    0.016
6501178      1-Oct-27      $649,574.81       50.78                                  0.250                    0.016
6503695      1-Nov-27      $276,600.00       74.96                                  0.250                    0.016
6515804      1-Oct-27      $247,350.06       90.00                      01          0.250                    0.016
6529136      1-Nov-27      $237,600.00       90.00                      06          0.250                    0.016
6533453      1-Oct-27      $346,998.66       89.73                      06          0.250                    0.016
6534349      1-Oct-27      $222,250.78       80.00                                  0.250                    0.016
6998863      1-Jul-27      $233,976.88       89.73                      11          0.250                    0.016
6998944      1-Aug-27      $482,021.26       70.00                                  0.250                    0.016
6999075      1-Oct-27      $574,402.98       82.20                                  0.250                    0.016
6999084      1-Oct-27      $238,148.04       94.99                      11          0.250                    0.016
6999106      1-Sep-27      $267,615.95       80.00                                  0.250                    0.016
6999108      1-Oct-27      $399,717.68       74.77                                  0.250                    0.016
6999109      1-Sep-27      $265,843.59       80.00                                  0.250                    0.016
6999111      1-Sep-27      $218,881.70       80.00                                  0.250                    0.016
6999112      1-Sep-27      $299,585.73       80.00                                  0.250                    0.016
6999117      1-Apr-27      $439,670.74       90.00                      33          0.250                    0.016
6999119      1-Sep-27      $319,569.13       79.58                                  0.250                    0.016
6999120      1-Sep-27      $339,493.76       83.54                      33          0.250                    0.016
6999124      1-Sep-27      $258,633.22       71.94                                  0.250                    0.016
6999131      1-Sep-27      $314,553.91       67.60                                  0.250                    0.016
6999140      1-Oct-27      $245,635.08       79.29                                  0.250                    0.016
6999144      1-Aug-27      $246,398.81       77.19                                  0.250                    0.016
6999149      1-Oct-27      $219,859.71       80.00                                  0.250                    0.016
6999151      1-Sep-27      $249,645.96       58.14                                  0.250                    0.016
6999161      1-Sep-27      $244,268.03       80.00                                  0.250                    0.016
6999163      1-Sep-27      $230,506.27       90.00                      16          0.250                    0.016
6999164      1-Sep-27      $327,285.86       80.00                                  0.250                    0.016
6999165      1-Oct-27      $274,805.91       28.95                                  0.250                    0.016
6999167      1-Oct-27      $479,661.22       71.64                                  0.250                    0.016
6999182      1-Oct-27      $562,132.04       75.00                                  0.250                    0.016
6999185      1-Aug-27      $300,374.46       77.95                                  0.250                    0.016
6999188      1-Sep-27      $283,530.07       80.00                                  0.250                    0.016
6999189      1-Sep-27      $400,945.57       79.50                                  0.250                    0.016
6999194      1-Oct-27      $267,615.70       80.00                                  0.250                    0.016
6999201      1-Aug-27      $351,286.72       80.00                                  0.250                    0.016
6999207      1-Oct-27      $285,403.44       70.52                                  0.250                    0.016
6999209      1-Aug-27      $331,489.48       70.00                                  0.250                    0.016
6999210      1-Aug-27      $253,228.29       89.18                      17          0.250                    0.016
6999211      1-Oct-27      $363,749.50       79.96                                  0.250                    0.016
6999212      1-Nov-27      $650,000.00       40.63                                  0.250                    0.016
6999213      1-Oct-27      $374,714.66       78.78                                  0.250                    0.016
6999214      1-Sep-27      $255,646.48       80.00                                  0.250                    0.016
6999215      1-Oct-27      $247,833.59       80.00                                  0.250                    0.016
6999216      1-Nov-27      $330,700.00       80.00                                  0.250                    0.016
6999219      1-Oct-27      $543,366.23       75.00                                  0.250                    0.016


                                   EXHIBIT F-2

NASCOR
NMI / 1997-19  Exhibit F-2
20 & 30 YEAR FIXED RATE RELOCATION LOANS




                                                                                       NET
                                                                       MORTGAGE     MORTGAGE      CURRENT     ORIGINAL   SCHEDULED
  LOAN                                           ZIP      PROPERTY     INTEREST     INTEREST      MONTHLY     TERM TO     MATURITY
 NUMBER              CITY            STATE       CODE       TYPE         RATE         RATE        PAYMENT     MATURITY      DATE
 ------              ----            -----       ----       ----         ----         ----        -------     --------      ----
4547629  AMAGANSETT                   NY        11930        SFD         8.375        8.109      $2,702.06      360       1-Aug-27
4554312  WYCKOFF                      NJ        07481        LCO         8.000        7.734      $1,320.78      360       1-Feb-27
4558586  EAST HAMPTON                 NY        11937        SFD         8.375        8.109      $5,320.51      360       1-Oct-27
4565731  CAMAS                        WA        98607        SFD         7.875        7.609      $1,900.16      351       1-Jan-27
4575157  RENTON                       WA        98059        SFD         7.750        7.484      $1,611.93      360       1-Nov-27
4576166  STATEN ISLAND                NY        10312        SFD         8.125        7.859      $1,707.75      360       1-Apr-27
4577955  DALLAS                       TX        75225        SFD         7.875        7.609      $2,528.68      360       1-Apr-27
4580153  BOCA RATON                   FL        33496        SFD         7.875        7.609      $1,848.93      360       1-Nov-27
4581223  COROLLA                      NC        27927        PUD         8.500        8.234      $3,304.80      360       1-Nov-27
4583327  POTOMAC                      MD        20854        SFD         7.875        7.609      $2,004.45      360       1-Oct-27
4583355  POMONA                       NY        10970        SFD         8.250        7.984      $1,408.07      360       1-Nov-27
4585908  WATER MILL                   NY        11937        SFD         7.375        7.109       $925.51       360       1-Oct-27
4586141  SEVERN                       MD        21144        SFD         8.500        8.234      $1,862.70      360       1-Apr-27
4588109  OMAHA                        NE        68130        SFD         8.000        7.734      $2,201.29      360       1-Nov-27
4589647  MANASSAS                     VA        20111        SFD         7.500        7.234      $1,994.51      360       1-Sep-27
4592681  MISSOULA                     MT        59801        SFD         8.125        7.859      $1,921.22      360       1-Oct-27
4593985  STATEN ISLAND                NY        10309        SFD         7.875        7.609      $1,794.55      360       1-Oct-27
4597547  LA CANADA FLINTRIDG         E CA      91011 A      SFD A       7.875 A       7.609      $2,900.28      360       1-Sep-27
4598051  GILBERT                      AZ        85234        SFD         8.500        8.234      $1,745.44      360       1-Jun-27
4601096  BRADFORD TOWNSHIP            PA        19382        SFD         7.500        7.234      $1,887.88      360       1-Sep-27
4602990  BERNARDS                     NJ        07920        SFD         7.875        7.609      $3,146.44      360       1-Nov-27
4606051  TRACY                        CA        95376        SFD         8.500        8.234      $1,896.53      360       1-Sep-27
4607581  WARREN TOWNSHIP              NJ        07059        SFD         7.750        7.484      $2,211.57      360       1-Oct-27
4607774  MONTVILLE                    NJ        07045        LCO         8.125        7.859      $1,633.50      360       1-Aug-27
4608108  RANCHO PALOS VERDES          CA        90275        SFD         7.875        7.609      $2,773.40      360       1-Oct-27
4610525  GARDEN CITY                  NY        11530        SFD         8.125        7.859      $3,118.49      360       1-Nov-27
4610756  CHICO                        CA        95928        SFD         8.125        7.859      $2,257.19      360       1-Jul-27
4611522  BRECKSVILLE                  OH        44141        SFD         8.375        8.109      $1,900.19      360       1-Jul-27
4611590  BEAVERTON                    OR        97007        SFD         7.875        7.609      $2,381.13      360       1-Jul-27
4611977  EAST BRADFORD TOWNS        HIP PA     19382 A      SFD A       7.250 A       6.984      $1,875.99      360       1-Sep-27
4612891  LOS ANGELES                  CA        91423        SFD         8.875        8.609      $4,296.48      360       1-Jun-27
4614518  MOBILE                       AL        36695        SFD         8.125        7.859      $1,281.56      360       1-Nov-27
4615061  PORT WASHINGTON              NY        11050        SFD         8.000        7.734      $3,008.44      360       1-Nov-27
4615131  VACAVILLE                    CA        95687        SFD         8.375        8.109      $1,710.16      360       1-Aug-27
4615490  PETALUMA                     CA        94952        SFD         8.375        8.109      $1,909.30      360       1-Jun-27
4616067  BALLWIN                      MO        63021        SFD         7.750        7.484      $1,719.39      360       1-Oct-27
4616113  DENVER                       CO        80210        SFD         8.000        7.734      $2,568.18      360       1-Nov-27
4616594  WAPPINGERS FALLS             NY        12590        SFD         7.750        7.484      $2,292.52      360       1-Nov-27
4616666  PORT WASHINGTON              NY        11050        SFD         8.000        7.734      $2,113.25      360       1-Oct-27
4617027  BEVERLY HILLS                CA        90210        SFD         8.000        7.734      $3,668.82      360       1-Jul-27
4617252  WARREN                       NJ        07059        SFD         8.500        8.234      $3,748.45      360       1-Jul-27
4617953  SCOTTSDALE                   AZ        85254        SFD         7.875        7.609      $1,887.36      360       1-Jul-27
4618454  BORDENTOWN TWP.              NJ        08620        SFD         8.250        7.984      $1,170.85      360       1-Oct-27
4619483  WEST BARNSTABLE              MA        02668        SFD         7.500        7.234      $1,887.88      360       1-Oct-27
4619722  SAN RAMON                    CA        94583        SFD         7.750        7.484      $2,165.36      360       1-Nov-27
4621141  LOS ANGELES                  CA        90077        LCO         7.875        7.609      $3,219.31      360       1-Oct-27
4621785  STATE COLLEGE                PA        16803        SFD         7.875        7.609      $2,806.02      360       1-Nov-27
4622716  RANDOLPH TOWNSHIP            NJ        07869        SFD         7.375        7.109      $1,647.27      360       1-Sep-27
4623381  CINCINNATI                   OH        45248        SFD         7.625        7.359      $2,328.27      350       1-Oct-26
4623849  LOS ALTOS                    CA        94022        SFD         7.875        7.609      $3,248.32      360       1-Nov-27
4624033  FLOWER MOUND                 TX        75028        SFD         7.750        7.484      $2,026.02      360       1-Aug-27
4624187  AFTON                        OK        74331        SFD         8.000        7.734      $2,017.86      360       1-Nov-27
4624582  SAN CLEMENTE                 CA        92672        SFD         8.625        8.359       $927.13       360       1-Aug-27
4624654  WILLIAMSBURG                 MI        49690        SFD         7.875        7.609      $4,821.72      360       1-Nov-27
4624880  LOCKEFORD                    CA        95237        SFD         7.625        7.359      $1,650.58      360       1-Oct-27
4625371  WESTCHESTER                  NY        10549        PUD         8.250        7.984      $1,427.41      360       1-Oct-27
4625856  GLEN COVE                    NY        11542        SFD         7.875        7.609      $2,668.26      360       1-Oct-27
4625904  QUOGUE                       NY        11959        SFD         7.500        7.234      $2,097.65      360       1-Oct-27
4625959  MIDDLETOWN                   NJ        07701        SFD         7.875        7.609      $3,987.89      360       1-Nov-27
4626270  CHATHAM TOWNSHIP             NJ        07928        LCO         8.375        8.109       $191.47       360       1-Nov-27
4626791  OMAHA                        NE        68130        SFD         7.875        7.609      $3,821.12      360       1-Oct-27
4626964  CERRITOS                     CA        90701        SFD         7.750        7.484      $1,908.53      360       1-Oct-27
4627200  MIAMI                        FL        33156        LCO         7.875        7.609       $401.98       360       1-Nov-27
4627328  SCOTTSDALE                   AZ        85259        SFD         7.875        7.609      $3,255.56      360       1-Aug-27
4627753  MIAMI                        FL        33193        SFD         7.625        7.359       $812.19       360       1-Sep-27
4627755  JAMISON                      PA        18929        SFD         7.750        7.484      $1,586.14      360       1-Sep-27
4627795  RANDOLPH TOWNSHIP            NJ        07869        SFD         7.500        7.234      $1,593.65      360       1-Sep-27
4627970  DENNIS                       MA        02638        SFD         7.625        7.359      $1,981.83      360       1-Nov-27
4628042  READINGTON TOWNSHIP          NJ        08833        SFD         8.500        8.234       $922.70       360       1-Sep-27
4628522  NEW FAIRFIELD                CT        06812        SFD         7.500        7.234      $1,783.00      360       1-Nov-27
4628882  LAKE OSWEGO                  OR        97034        SFD         8.000        7.734      $3,668.82      360       1-Oct-27
4629262  ALPHARETTA                   GA        30004        SFD         7.125        6.859      $1,912.69      360       1-Oct-27
4629298  STAFFORD                     VA        22554        SFD         7.375        7.109      $1,519.14      360       1-Sep-27
4629467  LONGMEADOW                   MA        01106        SFD         7.625        7.359      $2,264.94      360       1-Oct-27
4629798  NORTH EASTON                 MA        02356        SFD         7.750        7.484      $1,568.94      360       1-Oct-27
4630066  REDDING                      CA        96003        SFD         8.250        7.984      $1,690.35      360       1-Jun-27
4630411  HUNTINGTON BEACH             CA        92649        PUD         7.875        7.609      $4,263.41      360       1-Sep-27
4630668  COCONUT GROVE                FL        33133        HCO         7.625        7.359      $2,255.04      360       1-Nov-27
4630758  LANCASTER                    PA        17601        SFD         8.625        8.359      $1,736.03      360       1-Oct-27
4631264  HOT SPRINGS                  AR        71913        SFD         7.750        7.484      $2,464.46      360       1-Oct-27
4631266  LITTLE ROCK                  AR        72227        SFD         7.750        7.484      $1,826.85      360       1-Sep-27
4631288  PRESCOTT                     AZ        86303        SFD         8.000        7.734       $631.04       360       1-Sep-27
4631463  UPPER SADDLE RIVER           NJ        07458        SFD         7.625        7.359      $2,229.56      360       1-Nov-27
4631601  MATTAPOISETT                 MA        02739        SFD         7.375        7.109      $1,797.97      300       1-Sep-22
4631703  ELMHURST                     NY        11373        MF2         7.875        7.609      $2,544.99      360       1-Apr-27
4631731  LLOYD NECK                   NY        11743        SFD         7.875        7.609      $2,138.95      360       1-Jul-27
4631810  EAST QUOGUE                  NY        11942        SFD         8.875        8.609      $2,255.65      360       1-Dec-26
4631843  EDWARDS                      CO        81632        SFD         7.750        7.484      $2,185.06      360       1-Nov-27
4632186  DEALE                        MD        20751        SFD         7.500        7.234      $1,629.87      360       1-Sep-27
4632194  FAIRFAX                      VA        22031        SFD         7.250        6.984      $1,800.95      360       1-Sep-27
4632284  MYERSVILLE                   MD        21773        SFD         8.000        7.734      $1,584.93      360       1-Sep-27
4632445  ST. LOUIS                    MO        63131        SFD         7.750        7.484      $1,791.04      360       1-Oct-27
4632467  RIDGEFIELD                   CT        06877        SFD         8.250        7.984      $1,670.07      360       1-Sep-27
4632479  GREEN OAKS                   IL        60048        SFD         8.000        7.734      $2,083.89      360       1-Sep-27
4632692  GREAT NECK                   NY        11021        SFD         7.500        7.234      $2,880.77      360       1-Oct-27
4632726  OLD BETHPAGE                 NY        11804        SFD         7.875        7.609      $1,585.73      360       1-Feb-27
4632742  RIDGEWOOD                    NJ        07456        MF2         7.625        7.359      $2,180.01      360       1-Nov-27
4632818  SPRING LAKE                  NJ        07762        SFD         7.875        7.609      $4,640.45      360       1-Nov-27
4632843  VENTURA                      CA        93004        SFD         7.625        7.359      $1,698.71      360       1-Nov-27
4632858  BELMONT                      MI        49306        LCO         8.000        7.734      $1,796.26      360       1-Oct-27
4632969  MOUND                        MN        55364        SFD         7.750        7.484      $1,995.93      360       1-Oct-27
4633066  REDDING                      CA        96002        SFD         8.125        7.859      $2,227.49      360       1-Oct-27
4633151  RARITAN TOWNSHIP             NJ        08822        PUD         8.625        8.359       $553.16       360       1-Sep-27
4633354  LAS VEGAS                    NV        89117        PUD         8.750        8.484       $778.84       360       1-Oct-27
4633382  HASTINGS-ON-HUDSON           NY        10706        LCO         7.875        7.609      $1,741.62      360       1-Oct-27
4633451  BROOKLYN                     NY        11226        SFD         8.375        8.109      $2,120.61      360       1-Oct-27
4633505  NEW PROVIDENCE               NJ        07974        SFD         7.750        7.484      $1,560.35      360       1-Oct-27
4633622  SEATTLE                      WA        98122        SFD         7.875        7.609      $2,256.78      360       1-Oct-27
4633638  WATCHUNG                     NJ        07060        SFD         7.625        7.359      $1,698.71      360       1-Nov-27
4633832  LAGUNA NIGUEL                CA        92677        SFD         8.250        7.984      $2,253.80      360       1-Sep-27
4633867  KANSAS CITY                  MO        64152        SFD         7.875        7.609      $1,812.68      360       1-Oct-27
4634032  GARDEN CITY                  NY        11530        SFD         7.750        7.484      $1,791.04      360       1-Oct-27
4634363  SAN RAFAEL                   CA        94901        SFD         7.500        7.234      $2,410.89      360       1-Oct-27
4634487  PLYMOUTH                     MN        55442        SFD         7.750        7.484      $2,031.03      360       1-Oct-27
4634842  ATTLEBORO                    MA        02703        SFD         7.625        7.359      $2,045.53      360       1-Oct-27
4634863  CLINTON                      NJ        08809        SFD         7.750        7.484      $1,740.89      360       1-Nov-27
4634871  LITTLETON                    CO        80124        SFD         7.875        7.609      $1,768.44      360       1-Oct-27
4634976  SIMI VALLEY                  CA        93065        PUD         8.000        7.734      $2,524.16      360       1-Oct-27
4635221  MAIMI BEACH                  FL        33139        LCO         8.000        7.734       $399.17       360       1-Nov-27
4635378  LA CANADA FLINTRIDG         E CA      91011 A      SFD A       7.875 A       7.609      $2,860.40      360       1-Nov-27
4635707  VANCOUVER                    WA        98683        SFD         8.000        7.734      $5,283.10      360       1-Oct-27
4635863  WAQUOIT                      MA        02536        SFD         7.875        7.609      $1,812.68      360       1-Oct-27
4636322  READINGTON   CLINTO       N TOWN NJ   08885 J      SFD J       8.250 J       7.984      $1,645.27      360       1-Nov-27
4636523  DUMFRIES                     VA        22026        SFD         7.875        7.609      $1,761.92      360       1-Oct-27
4636738  FALLS CHURCH                 VA        22041        SFD         7.875        7.609      $2,088.20      360       1-Oct-27
4637084  THOUSAND OAKS                CA        91360        SFD         7.750        7.484      $1,791.04      360       1-Oct-27
4637219  MILLBURN                     NJ        07078        SFD         7.875        7.609      $2,163.61      360       1-Oct-27
4637231  HOUSTON                      TX        77024        SFD         8.125        7.859      $1,924.56      360       1-Oct-27
4637337  RANCHO SANTA MARGAR        ITA CA     92688 A      SFD A       8.375 A       8.109      $1,804.41      360       1-Sep-27
4637563  MAHOPAC                      NY        10541        SFD         8.500        8.234      $1,783.88      360       1-Oct-27
4637595  HEBRON                       KY        41048        SFD         7.750        7.484      $1,733.72      360       1-Oct-27
4637733  ARMONK                       NY        10504        SFD         8.125        7.859      $7,053.72      360       1-Jun-27
4637853  SALINAS                      CA        93907        SFD         8.500        8.234      $2,802.69      360       1-Oct-27
4637925  LAFEYETTE                    LA        70503        SFD         7.875        7.609      $2,175.21      360       1-Oct-27
4637933  SANTA MONICA                 CA        90402        SFD         8.125        7.859      $5,345.98      360       1-Oct-27
4638048  WARREN                       NJ        07059        SFD         7.750        7.484      $3,582.07      360       1-Nov-27
4638071  ANCHORAGE                    AK        99516        SFD         8.250        7.984      $2,670.75      360       1-Sep-27
4638195  GARDEN CITY                  NY        11530        SFD         7.875        7.609      $2,175.21      360       1-Mar-27
4638371  ARLINGTON HEIGHTS            IL        60004        SFD         8.125        7.859      $2,762.09      360       1-Aug-27
4638632  SPRECKELSVILLE               HI        96779        LCO         8.250        7.984      $3,404.75      360       1-Nov-27
4639202  SOUTHAMPTON                  NY        11968        SFD         8.375        8.109      $3,040.29      360       1-Nov-27
4639273  ELLICOTT CITY                MD        21042        SFD         7.875        7.609      $1,809.78      360       1-Nov-27
4639298  PORTLAND                     OR        97210        SFD         8.250        7.984      $1,652.79      360       1-Jun-27
4639416  CHANDLER                     AZ        85226        SFD         7.875        7.609      $1,784.76      360       1-Nov-27
4639421  JACKSON TWP                  OH        44646        SFD         7.125        6.859      $1,536.08      360       1-Nov-27
4639536  ZEPHYR COVE                  NV        89448        SFD         7.875        7.609      $1,624.16      360       1-Oct-27
4639651  LOS ANGELES                  CA        90077        SFD         8.250        7.984      $3,756.34      360       1-Oct-27
4639674  EAST NORWICH                 NY        11732        SFD         8.250        7.984      $1,314.72      360       1-Oct-27
4639996  WESTHAMPTON                  NY        11977        SFD         7.750        7.484      $2,240.58      360       1-Oct-27
4640027  WEST BRADFORD TOWNS        HIP PA     19382 A      SFD A       8.250 A       7.984      $3,305.57      360       1-Nov-27
4640045  WEST POINT                   MS        39773        SFD         7.250        6.984      $2,101.10      360       1-Oct-27
4640149  ASHVILLE                     NY        14710        SFD         7.875        7.609      $1,631.41      360       1-Nov-27
4640162  LAKE GROVE                   NY        11755        SFD         7.875        7.609      $1,631.41      360       1-Oct-27
4640168  RUMSON                       NJ        07760        SFD         8.250        7.984      $1,848.50      360       1-Oct-27
4640193  FREEHOLD TOWNSHIP            NJ        07728        SFD         8.375        8.109      $2,779.58      360       1-Oct-27
4640232  HALF MOON BAY                CA        94019        SFD         8.500        8.234      $3,466.52      240       1-Nov-17
4640235  WESTON                       CT        06883        SFD         7.750        7.484      $3,259.68      360       1-Oct-27
4640368  SOUTH OGDEN                  UT        84405        SFD         8.000        7.734      $1,746.36      360       1-Sep-27
4640379  MARLBORO                     NJ        07746        SFD         7.750        7.484      $1,662.08      360       1-Nov-27
4641178  ALEXANDRIA                   VA        22308        SFD         7.125        6.859      $2,575.48      240       1-Oct-17
4641412  CALEDONIA                    MI        49316        SFD         8.250        7.984       $946.60       360       1-Oct-27
4641426  SANDY                        UT        84092        SFD         7.875        7.609      $2,537.75      360       1-Nov-27
4641675  MOUNTAIN LAKES               NJ        07046        SFD         8.875        8.609      $1,814.08      360       1-Nov-27
4641869  BIG CANOE                    GA        30143        SFD         7.625        7.359      $1,828.94      360       1-Oct-27
4642079  LOS ANGELES                  CA        90049        LCO         8.000        7.734      $2,048.68      360       1-Oct-27
4642240  PASADENA                     CA        91107        SFD         8.125        7.859      $2,153.25      360       1-Oct-27
4642324  CARLSBAD                     CA        92009        SFD         8.000        7.734      $2,294.48      360       1-Oct-27
4642327  NESCONSET                    NY        11767        SFD         8.250        7.984      $1,730.92      360       1-Oct-27
4642333  MONTEREY PARK                CA        91754        SFD         8.125        7.859      $2,572.01      360       1-Oct-27
4642366  VOORHEES                     NJ        08043        SFD         8.250        7.984      $2,193.70      360       1-Oct-27
4642408  POMONA                       CA        91709        SFD         8.000        7.734      $2,069.22      360       1-Sep-27
4642439  SOUTHAMPTON                  NY        11968        SFD         8.000        7.734      $1,878.44      360       1-Nov-27
4642535  PORTLAND                     OR        97229        SFD         8.125        7.859      $3,051.66      360       1-Oct-27
4642638  DANA POINT                   CA        92629        PUD         8.250        7.984      $2,253.80      360       1-Oct-27
4642649  CINCINNATI                   OH        45249        SFD         7.875        7.609      $1,556.73      360       1-Oct-27
4642814  AUSTIN                       TX        78729        SFD         7.500        7.234       $874.37       360       1-Oct-27
4643036  LONGBOAT KEY                 FL        34228        LCO         7.875        7.609      $2,474.67      360       1-Nov-27
4643180  NEW ROCHELLE                 NY        10804        SFD         7.625        7.359      $2,024.30      360       1-Nov-27
4643576  CHAPEL HILL                  NC        27514        SFD         7.500        7.234      $1,748.04      360       1-Nov-27
4643652  SANIBEL                      FL        33957        SFD         8.125        7.859      $1,995.84      360       1-Nov-27
4643666  WANTAGH                      NY        11793        SFD         7.875        7.609       $910.69       360       1-Nov-27
4643699  SOUTHOLD                     NY        11971        SFD         7.875        7.609       $725.07       360       1-Nov-27
4643700  MOUNT PLEASANT               SC        29464        SFD         8.250        7.984       $616.04       360       1-Nov-27
4643812  SOMERS                       NY        10589        SFD         8.000        7.734      $1,812.40      360       1-Oct-27
4643923  CHATHAM                      NJ        07928        SFD         7.875        7.609      $1,703.92      360       1-Nov-27
4643949  SCOTTSDALE                   AZ        85262        SFD         7.750        7.484      $3,868.63      360       1-Nov-27
4643959  CASTLE ROCK                  CO        80104        SFD         7.875        7.609      $1,649.54      360       1-Nov-27
4643998  SHERMAN OAKS AREA            CA        91403        SFD         8.125        7.859      $2,364.11      360       1-Oct-27
4644010  ISLAMORADA                   FL        33036        SFD         7.875        7.609      $2,030.20      360       1-Nov-27
4644016  RICHMOND                     VA        23220        SFD         8.500        8.234      $1,681.62      360       1-Nov-27
4644147  SPRING                       TX        77379        SFD         8.000        7.734      $1,693.90      360       1-Oct-27
4644270  ANCHORAGE                    AK        99516        SFD         8.250        7.984      $2,479.18      360       1-Sep-27
4644294  NORMANDY PARK                WA        98166        SFD         7.750        7.484      $2,056.11      360       1-Oct-27
4644303  GRANTS PASS                  OR        97527        SFD         8.125        7.859       $742.50       360       1-Oct-27
4644353  CLARENDON                    VT        05777        SFD         8.750        8.484       $679.71       360       1-Nov-27
4644440  COLCHESTER                   CT        06415        SFD         8.000        7.734       $807.15       360       1-Nov-27
4644539  CAMPBELL                     CA        95008        SFD         8.125        7.859      $1,743.01      360       1-Oct-27
4644755  TAMPA                        FL        33647        SFD         7.750        7.484      $1,898.50      360       1-Nov-27
4644966  COLUMBIA                     MD        21045        SFD         7.500        7.234       $716.00       360       1-Oct-27
4645051  GLADSTONE                    MO        64119        SFD         8.000        7.734      $2,641.56      360       1-Oct-27
4645102  DANVILLE                     CA        94526        SFD         8.250        7.984      $1,943.90      360       1-Oct-27
4645282  CANYON COUNTRY               CA        91350        SFD         8.000        7.734      $2,282.01      360       1-Oct-27
4645351  SEATTLE                      WA        98103        SFD         7.875        7.609      $1,890.99      360       1-Oct-27
4645410  WESTLAKE VILLAGE             CA        91362        SFD         8.500        8.234      $1,722.37      360       1-Oct-27
4645620  WEST BLOOMFIELD              MI        48323        SFD         8.250        7.984      $2,483.77      240       1-Oct-17
4645724  SALT LAKE CITY               UT        84121        SFD         8.250        7.984      $1,908.97      360       1-Oct-27
4645776  SUNSET HILLS                 MO        63127        SFD         8.125        7.859      $1,878.52      360       1-Oct-27
4645890  LITTLE ROCK                  AR        72212        SFD         7.875        7.609      $3,547.76      360       1-Oct-27
4645918  DOBBS FERRY                  NY        10522        SFD         7.875        7.609      $4,567.94      360       1-Oct-27
4645968  DOUGLASTON                   NY        11362        SFD         7.500        7.234      $2,447.26      360       1-Nov-27
4646367  LONG BEACH                   CA        90814        SFD         8.000        7.734      $2,271.01      360       1-Oct-27
4646541  GLADWYNE                     PA        19035        SFD         7.625        7.359      $7,077.94      360       1-Nov-27
4646647  MONROE                       OR        97456        SFD         8.125        7.859      $1,722.59      360       1-Sep-27
4646830  MARTHASVILLE                 MO        63357        SFD         7.875        7.609      $1,661.86      360       1-Oct-27
4646893  ESCONDIDO                    CA        92029        SFD         7.875        7.609      $2,545.36      360       1-Oct-27
4646910  GARDEN CITY                  NY        11530        SFD         8.000        7.734      $2,546.17      360       1-Nov-27
4646963  HOUSTON                      TX        77024        SFD         8.375        8.109      $4,474.93      360       1-Oct-27
4647041  SANTA CRUZ                   CA        95060        SFD         7.750        7.484      $1,874.13      360       1-Oct-27
4647091  PALO ALTO                    CA        94303        THS         7.625        7.359      $1,981.83      360       1-Nov-27
4647121  EVERETT                      WA        98208        SFD         8.125        7.859      $2,776.94      360       1-Nov-27
4647131  APTOS                        CA        95003        SFD         7.500        7.234      $2,887.76      360       1-Nov-27
4647201  DANVILLE                     CA        94526        SFD         7.875        7.609      $1,631.41      360       1-Oct-27
4647239  ZIONSVILLE                   IN        46077        SFD         8.000        7.734      $2,641.56      360       1-Oct-27
4647298  MEDFIELD                     MA        02052        SFD         8.125        7.859      $3,176.41      360       1-Oct-27
4647337  NAPLES                       FL        34117        SFD         8.375        8.109       $978.97       360       1-Oct-27
4647451  MARATHON                     FL        33050        SFD         8.250        7.984      $1,923.24      360       1-Nov-27
4647515  CHULA VISTA                  CA        91911        SFD         8.000        7.734      $2,676.77      360       1-Oct-27
4647775  SINKING SPRING               PA        19608        SFD         7.250        6.984      $1,875.98      360       1-Oct-27
4647910  GREENLAWN                    NY        11740        SFD         7.875        7.609      $1,810.87      360       1-Nov-27
4647946  NORTHVALE                    NJ        07647        SFD         7.875        7.609      $1,102.11      360       1-Nov-27
4647960  ADA                          MI        49301        SFD         7.875        7.609      $1,850.01      360       1-Oct-27
4648019  BELLEVUE                     WA        98004        SFD         7.875        7.609      $2,298.47      360       1-Nov-27
4648083  BOUNTIFUL                    UT        84010        SFD         8.250        7.984      $1,819.94      360       1-Oct-27
4648187  PHOENIX                      AZ        85012        SFD         8.375        8.109      $1,064.10      360       1-Sep-27
4648557  RICHMOND                     CA        94804        SFD         8.375        8.109      $1,725.75      360       1-Nov-27
4648635  SOUTHLAKE                    TX        76092        SFD         7.875        7.609      $2,117.20      360       1-Oct-27
4648691  FRANKLIN TOWNSHIP            NJ        08873        SFD         8.500        8.234      $2,006.87      360       1-Oct-27
4648740  HUNTINGTON BEACH             CA        92648        SFD         7.750        7.484      $3,715.32      360       1-Nov-27
4648768  EAST HAMPTON                 NY        11937        SFD         8.125        7.859       $846.45       360       1-Nov-27
4648828  SPRING VALLEY                NY        10977        LCO         8.375        8.109      $1,086.90      360       1-Oct-27
4648945  SNOWMASS VILLAGE             CO        81615        LCO         7.875        7.609      $2,813.27      360       1-Oct-27
4648955  BOULDER                      CO        80302        SFD         8.250        7.984      $1,878.17      360       1-Oct-27
4649001  SANTA MONICA                 CA        90404        LCO         8.000        7.734      $1,320.78      360       1-Oct-27
4649046  ENGLEWOOD                    NJ        07631        SFD         8.125        7.859      $2,554.19      360       1-Nov-27
4649170  COSTA MESA                   CA        92626        PUD         8.125        7.859      $1,698.47      360       1-Oct-27
4649173  MARCO ISLAND                 FL        34145        HCO         8.125        7.859      $1,754.15      360       1-Nov-27
4649409  NEW FAIRFIELD                CT        06812        SFD         8.375        8.109       $912.09       360       1-Nov-27
4649511  HARTSDALE                    NY        10530        SFD         8.250        7.984      $2,068.99      360       1-Nov-27
4649543  SANTA CLARA                  CA        95051        SFD         7.625        7.359      $2,383.85      360       1-Oct-27
4649553  SHOREHAM                     NY        11786        SFD         8.125        7.859      $1,373.62      360       1-Oct-27
4649707  DELAWARE TOWNSHIP            NJ        08559        SFD         8.500        8.234      $1,242.57      360       1-Sep-27
4649714  SOUTHLAKE                    TX        76092        SFD         7.875        7.609      $2,392.73      360       1-Oct-27
4649823  LAKE VILLA                   IL        60046        SFD         7.875        7.609      $2,444.21      360       1-Oct-27
4649865  SAN JUAN CAPISTRANO          CA        92675        PUD         7.625        7.359      $2,721.76      360       1-Nov-27
4649922  WOODLAND HILLS               CA        91364        SFD         8.125        7.859      $1,188.00      360       1-Oct-27
4649930  PHOENIX                      AZ        85045        SFD         7.875        7.609      $1,998.65      360       1-Oct-27
4650054  COLORADO SPRINGS             CO        80926        SFD         7.500        7.234      $2,097.65      360       1-Oct-27
4650359  SAN ANTONIO                  TX        78209        SFD         7.500        7.234      $1,636.87      360       1-Nov-27
4650578  GREENWOOD                    IN        46143        SFD         8.125        7.859      $1,610.11      360       1-Oct-27
4650656  PLAINVIEW                    NY        11803        SFD         8.250        7.984      $1,780.50      360       1-Oct-27
4650674  OWINGS                       MD        20736        SFD         7.875        7.609      $1,725.67      360       1-Nov-27
4650708  SEATTLE                      WA        98112        SFD         8.000        7.734      $1,898.62      360       1-Oct-27
4650807  MISSOURI CITY                TX        77459        SFD         7.750        7.484       $736.48       360       1-Nov-27
4650836  LOS ANGELES                  CA        90068        SFD         8.375        8.109      $3,534.34      360       1-Nov-27
4650874  THE WOODLANDS                TX        77381        SFD         7.750        7.484      $1,669.24      360       1-Oct-27
4650921  HUNTINGTON                   NY        11743        SFD         7.875        7.609      $1,218.12      360       1-Nov-27
4651018  DOBBS FERRY                  NY        10522        SFD         8.250        7.984      $2,129.85      360       1-Nov-27
4651068  ALPINE                       UT        84004        SFD         8.250        7.984      $1,782.01      360       1-Oct-27
4651111  MEMPHIS                      TN        38120        SFD         7.750        7.484      $2,847.74      360       1-Nov-27
4651126  GALENA                       OH        43021        SFD         8.000        7.734      $2,201.29      360       1-Nov-27
4651129  STONY BROOK                  NY        11790        SFD         8.000        7.734      $1,937.14      360       1-Nov-27
4651183  HERNDON                      VA        22071        SFD         7.875        7.609      $1,584.28      360       1-Nov-27
4651252  CHATSWORTH AREA              CA        91311        SFD         8.000        7.734      $1,109.46      360       1-Oct-27
4651288  MANHASSET HILLS              NY        11040        SFD         8.125        7.859      $2,338.87      360       1-Oct-27
4651290  LITTLE ROCK                  AR        72211        SFD         8.125        7.859      $2,524.93      360       1-Dec-24
4651333  SEATTLE                      WA        98199        SFD         8.500        8.234      $1,845.39      360       1-Oct-27
4651382  SAN RAMON                    CA        94583        SFD         8.000        7.734      $1,714.07      360       1-Sep-27
4651408  OCEANSIDE                    NY        11572        SFD         8.375        8.109      $1,755.77      360       1-Nov-27
4651432  BELLEVUE                     WA        98006        SFD         7.750        7.484      $1,647.75      360       1-Nov-27
4651746  SAN MARINO                   CA        91108        SFD         7.875        7.609      $2,537.75      360       1-Oct-27
4651757  SHERMAN OAKS                 CA        91423        SFD         7.750        7.484      $1,676.41      360       1-Nov-27
4651761  NEW BRAUNFELS                TX        78132        SFD         7.875        7.609      $2,685.66      360       1-Oct-27
4651822  SEATTLE                      WA        98103        MF2         7.750        7.484      $2,095.51      360       1-Oct-27
4651904  MOUNTAIN VIEW                CA        94040        SFD         7.625        7.359      $1,642.09      360       1-Nov-27
4651991  WEST FRIENDSHIP              MD        21794        SFD         8.000        7.734      $2,646.69      360       1-Nov-27
4652005  MILPITAS                     CA        95035        SFD         8.000        7.734      $2,245.32      360       1-Oct-27
4652033  SPICEWOOD                    TX        78669        SFD         7.625        7.359      $2,130.46      360       1-Oct-27
4652082  BETHESDA                     MD        20817        SFD         7.500        7.234      $1,830.54      360       1-Oct-27
4652108  ANAHEIM                      CA        92807        LCO         7.750        7.484      $1,031.64      360       1-Nov-27
4652147  LONG BEACH                   CA        90814        SFD         7.875        7.609      $2,030.20      360       1-Nov-27
4652437  OCEAN CITY                   NJ        08226        HCO         8.000        7.734       $655.70       360       1-Nov-27
4652631  JACKSONVILLE                 FL        32259        SFD         7.750        7.484      $1,611.93      360       1-Sep-27
4652641  IRVINE                       CA        92612        PUD         7.750        7.484      $2,291.81      360       1-Nov-27
4652792  OCEAN CITY                   NJ        08226        HCO         8.250        7.984       $862.08       360       1-Nov-27
4652868  SAN JOSE                     CA        95127        SFD         7.875        7.609      $1,850.38      360       1-Sep-27
4652951  VALLEY STREAM                NY        11580        SFD         8.250        7.984      $1,051.78      360       1-Nov-27
4653030  BOCA RATON                   FL        33496        SFD         7.875        7.609      $4,060.39      360       1-Nov-27
4653227  CORAL SPRINGS                FL        33071        SFD         7.875        7.609      $1,849.66      360       1-Nov-27
4653269  FORT LAUDERDALE              FL        33308        SFD         7.750        7.484      $2,328.34      360       1-Nov-27
4653338  INDIANAPOLIS                 IN        46240        LCO         8.250        7.984       $585.99       360       1-Nov-27
4653349  SOLVAY                       NY        13209        SFD         8.000        7.734       $763.12       360       1-Nov-27
4653691  BOCA RATON                   FL        33487        SFD         7.625        7.359      $1,571.31      360       1-Nov-27
4653760  OCEAN CITY                   MD        21842        LCO         8.000        7.734       $623.70       360       1-Nov-27
4653792  STERLING                     VA        20165        SFD         7.875        7.609      $4,712.96      360       1-Nov-27
4653836  SAN JOSE                     CA        95125        SFD         8.000        7.734      $2,289.35      360       1-Nov-27
4654019  BEAVERTON                    OR        97006        SFD         7.875        7.609      $1,585.73      360       1-Oct-27
4654032  EL CAJON                     CA        92019        SFD         8.125        7.859       $534.60       360       1-Oct-27
4654200  JUPITER                      FL        33477        HCO         8.375        8.109       $760.08       360       1-Nov-27
4654236  SAN DIEGO                    CA        92109        SFD         7.875        7.609      $2,202.40      360       1-Nov-27
4654430  FLORAL PARK                  NY        11001        SFD         7.875        7.609      $1,827.18      360       1-Nov-27
4654624  SWAN VALLEY                  ID        83449        SFD         7.625        7.359      $2,123.39      360       1-Nov-27
4654655  AMAGANSETT                   NY        11930        SFD         8.125        7.859      $1,317.94      360       1-Nov-27
4654810  SAN JOSE                     CA        95125        SFD         7.625        7.359      $2,477.28      360       1-Nov-27
4654844  MALABAR                      FL        32950        SFD         8.250        7.984       $390.66       360       1-Nov-27
4655050  SAN JUAN CAPISTRANO          CA        92675        PUD         7.875        7.609      $2,320.23      360       1-Nov-27
4655099  BARRINGTON                   RI        02806        SFD         7.500        7.234      $1,566.25      360       1-Nov-27
4655255  MIAMI                        FL        33158        HCO         8.125        7.859      $3,266.99      360       1-Oct-27
4655453  LOS ANGELES AREA             CA        90043        SFD         7.500        7.234      $2,139.60      360       1-Oct-27
4655489  ROGERS                       AR        72751        SFD         7.625        7.359      $1,528.83      360       1-Oct-27
4655493  SPRINGDALE                   AR        72764        SFD         7.375        7.109      $1,726.69      360       1-Oct-27
4655508  LA HABRA                     CA        90631        SFD         7.875        7.609      $2,202.04      360       1-Oct-27
4655546  JAMAICA ESTATES              NY        11432        SFD         8.375        8.109      $2,162.41      360       1-Nov-27
4655568  LEXINGTON                    MA        02173        SFD         7.875        7.609      $2,262.22      360       1-Nov-27
4655779  CUPERTINO                    CA        95014        PUD         7.750        7.484      $2,758.19      360       1-Nov-27
4656251  FREDERICK                    MD        21702        SFD         7.250        6.984      $1,671.34      360       1-Oct-27
4656291  LAFAYETTE                    CA        94549        SFD         7.750        7.484      $3,089.17      360       1-Oct-27
4656327  SCOTTSDALE                   AZ        85259        SFD         8.000        7.734      $2,045.74      360       1-Oct-27
4656426  UNIVERSITY PARK              TX        75225        SFD         7.375        7.109      $1,970.16      360       1-Nov-27
4656839  GIG HARBOR                   WA        98335        SFD         7.250        6.984      $3,274.45      360       1-Nov-27
4656879  OVERLAND PARK                KS        66221        SFD         7.500        7.234      $2,136.10      360       1-Nov-27
4657010  BOCA RATON                   FL        33431        THS         7.875        7.609      $1,479.15      360       1-Nov-27
4657031  CARLSBAD                     CA        92009        SFD         8.250        7.984      $2,465.29      360       1-Oct-27
4657150  DIAMOND BAR                  CA        91765        SFD         8.125        7.859      $1,247.40      360       1-Nov-27
4657200  FORT MYERS                   FL        33919        SFD         7.500        7.234      $3,146.47      360       1-Nov-27
4657255  NEWPORT BEACH                CA        92660        PUD         7.625        7.359      $3,199.23      360       1-Nov-27
4657874  PARK CITY                    UT        84098        SFD         7.750        7.484      $1,919.99      360       1-Sep-27
4657889  PLANO                        TX        75025        SFD         7.125        6.859      $1,789.40      360       1-Nov-27
4658393  SOQUEL                       CA        95073        SFD         7.750        7.484      $1,826.86      360       1-Nov-27
4658822  BROOKLYN                     NY        11235        SFD         8.250        7.984      $3,369.44      360       1-Nov-27
4658890  CUPERTINO                    CA        95014        SFD         7.875        7.609      $2,378.23      360       1-Nov-27
4659099  LOS ANGELES                  CA        90049        SFD         7.700        7.434      $3,208.33      360       1-Jul-27
4659151  SAN JOSE                     CA        95129        SFD         7.900        7.634      $1,831.55      360       1-Jul-27
4659184  LOS ANGELES                  CA        90045        SFD         7.900        7.634      $2,616.50      360       1-Jul-27
4659195  STAMFORD                     CT        06903        SFD         7.850        7.584      $1,999.30      360       1-Jul-27
4659417  SEATTLE                      WA        98117        SFD         7.375        7.109      $1,961.52      360       1-Nov-27
4659586  WHITE PLAINS                 NY        10603        SFD         7.750        7.484      $1,919.99      360       1-Oct-27
4659590  LONG BEACH                   CA        90815        SFD         8.000        7.734      $5,870.12      360       1-Jul-27
4659592  MORGAN HILL                  CA        95037        SFD         8.200        7.934      $3,140.57      360       1-Jul-27
4659594  SAN MATEO                    CA        94403        SFD         8.200        7.934      $2,691.92      360       1-Jul-27
4659596  MENLO PARK                   CA        94025        SFD         7.650        7.384      $2,951.58      360       1-Jul-27
4659597  SAN CLEMENTE                 CA        92673        SFD         8.100        7.834      $1,933.36      360       1-Jul-27
4659598  GRANDVIEW                    NY        10960        SFD         7.900        7.634      $3,139.80      360       1-Jul-27
4659812  GERMANTOWN                   MD        20879        SFD         7.000        6.734      $1,596.73      360       1-Nov-27
4660109  LARCHMONT                    NY        10538        SFD         8.250        7.984      $1,878.17      360       1-Jul-27
4660597  POTOMAC                      MD        20854        SFD         7.875        7.609      $1,699.57      360       1-Oct-27
4661102  PORT REPUBLIC                MD        20776        SFD         8.000        7.734      $2,048.67      360       1-Oct-27
4661502  PELHAM                       NY        10803        SFD         8.250        7.984      $1,839.11      360       1-Nov-27
4661868  SAN JOSE                     CA        95132        SFD         7.500        7.234      $1,789.99      360       1-Nov-27
4663397  CHELMSFORD                   MA        01824        SFD         8.125        7.859      $2,128.00      360       1-Sep-27
4665327  MIDLAND                      VA        22728        SFD         8.250        7.984      $1,756.84      360       1-Nov-27
6121566  PEOSTA                       IA        52068        SFD         7.750        7.484      $2,034.61      360       1-Aug-27
6179787  SAN FRANCISCO                CA        94123        SFD         7.750        7.484      $4,656.68      360       1-Aug-27
6262213  ATLANTA                      GA        30319        SFD         7.625        7.359      $2,831.17      360       1-Oct-27
6283483  LIVERMORE                    CA        94550        SFD         7.875        7.609      $3,474.53      360       1-Oct-27
6330609  BELLEVUE                     WA        98005        SFD         8.125        7.859      $1,930.49      360       1-Oct-27
6331028  MINNETONKA                   MN        55305        SFD         7.875        7.609      $1,711.16      360       1-Oct-27
6354442  CARY                         NC        27513        SFD         7.750        7.484      $2,711.00      360       1-Aug-27
6357062  PLYMOUTH                     MN        55446        SFD         7.875        7.609       $580.06       360       1-Sep-27
6361336  TUALATIN                     OR        97062        SFD         7.625        7.359      $1,840.26      360       1-Oct-27
6366049  HIGHLANDS RANCH              CO        80126        SFD         7.625        7.359      $3,595.59      360       1-Sep-27
6382353  RED LION                     PA        17356        SFD         8.500        8.234      $1,971.49      360       1-Oct-27
6390081  GILROY                       CA        95020        SFD         7.750        7.484      $2,015.63      360       1-Oct-27
6392184  SAN JOSE                     CA        95124        SFD         8.125        7.859      $1,972.07      360       1-Oct-27
6392818  WINCHESTER                   MA        01890        SFD         7.000        6.734      $2,661.21      360       1-Oct-27
6399782  PHOENIX                      AZ        85048        PUD         7.875        7.609      $1,972.19      360       1-Sep-27
6409390  WASHINGTON CROSSI            PA        18977        SFD         8.125        7.859      $2,104.98      360       1-Oct-27
6419620  BELMONT                      MA        02178        SFD         7.375        7.109      $2,121.75      360       1-Oct-27
6426157  CULVER CITY                  CA        90230        SFD         7.500        7.234      $2,209.52      360       1-Sep-27
6430070  PEACHTREE CITY               GA        30269        SFD         7.750        7.484      $2,865.65      360       1-Aug-27
6430515  DARNESTOWN                   MD        20878        SFD         7.625        7.359      $2,344.21      360       1-Sep-27
6435459  WESTFIELD                    NJ        07090        SFD         7.375        7.109      $2,141.09      360       1-Oct-27
6436143  ATLANTA                      GA        30328        SFD         7.875        7.609      $3,557.92      360       1-Oct-27
6436193  DENVER                       CO        80209        SFD         7.875        7.609      $3,262.81      360       1-Oct-27
6436620  BELLEVUE                     WA        98006        SFD         8.500        8.234      $1,899.22      360       1-Oct-27
6437744  BARRINGTON                   IL        60010        SFD         7.750        7.484      $2,682.96      360       1-Sep-27
6438384  SCARSDALE                    NY        10583        SFD         7.625        7.359      $1,735.86      360       1-Oct-27
6441036  BEDFORD                      NH        03110        SFD         7.500        7.234      $2,044.50      360       1-Sep-27
6441120  SIOUX CITY                   IA        51106        SFD         8.000        7.734      $1,655.37      360       1-Oct-27
6441234  NORTH OAKS                   MN        55127        SFD         7.500        7.234      $3,670.88      360       1-Sep-27
6442202  DANVILLE                     CA        94506        SFD         7.750        7.484      $2,507.44      360       1-Sep-27
6442268  SAN DIEGO                    CA        92037        SFD         8.000        7.734      $2,568.18      360       1-Oct-27
6442540  SIERRA MADRE                 CA        91024        SFD         7.625        7.359      $3,999.03      360       1-Oct-27
6442741  OLD BRIDGE                   NJ        08857        SFD         8.000        7.734      $1,937.14      360       1-Oct-27
6442791  S BARRINGTON                 IL        60010        SFD         7.750        7.484      $2,206.55      360       1-Aug-27
6443662  WOBURN                       MA        01801        SFD         7.625        7.359      $1,627.93      360       1-Sep-27
6444221  SCOTTSDALE                   AZ        85255        SFD         8.000        7.734      $1,995.84      360       1-Oct-27
6444280  VICTOR                       NY        14564        SFD         7.500        7.234      $1,793.49      360       1-Sep-27
6445374  SALT LAKE CITY               UT        84108        SFD         7.875        7.609      $1,712.98      360       1-Aug-27
6445438  ROCKVILLE                    MD        20852        SFD         7.125        6.859      $1,684.30      360       1-Oct-27
6446229  ASPEN                        CO        81611        SFD         8.125        7.859      $3,029.39      360       1-Sep-27
6446752  ST PAUL                      MN        55106        SFD         7.625        7.359      $1,789.30      360       1-Oct-27
6448532  DENVER                       CO        80206        SFD         7.250        6.984      $2,892.43      360       1-Sep-27
6449471  PISCATAWAY                   NJ        08854        SFD         7.750        7.484      $1,576.11      360       1-Sep-27
6450624  VERONA                       NJ        07044        SFD         7.250        6.984      $1,555.36      360       1-Oct-27
6451125  FREEHOLD                     NJ        07728        SFD         8.000        7.734      $1,687.66      360       1-Sep-27
6452047  LANCASTER                    PA        17601        SFD         7.125        6.859      $2,896.99      360       1-Oct-27
6452121  SAN FRANCISCO                CA        94133        LCO         7.750        7.484      $2,507.44      360       1-Oct-27
6453056  ST PAUL                      MN        55105        SFD         8.000        7.734      $1,731.10      360       1-Sep-27
6453215  MINNETONKA                   MN        55305        SFD         7.875        7.609      $2,447.83      360       1-Oct-27
6453318  FOLSOM                       CA        95630        SFD         7.750        7.484      $1,644.17      360       1-Aug-27
6453951  LAKEWOOD                     CO        80227        PUD         7.875        7.609      $2,084.72      360       1-Oct-27
6454392  BAYSIDE                      WI        53217        SFD         7.250        6.984      $1,910.09      360       1-Aug-27
6454800  UPPER MARLBORO               MD        20772        SFD         8.125        7.859      $2,197.79      360       1-Oct-27
6455254  MINNEAPOLIS                  MN        55419        SFD         7.875        7.609      $1,711.16      360       1-Nov-27
6455427  LOS ANGELES                  CA        91604        SFD         7.750        7.484      $2,185.06      360       1-Oct-27
6456906  SANTA CRUZ                   CA        95062        SFD         8.000        7.734      $2,678.24      360       1-Oct-27
6457234  BRIGHTON                     MA        02135        MF2         8.375        8.109      $2,171.91      360       1-Sep-27
6457884  COMMACK                      NY        11725        SFD         8.125        7.859      $1,097.51      240       1-Oct-17
6457994  BERNARDS TWP                 NJ        07920        SFD         7.250        6.984      $2,499.49      360       1-Nov-27
6458199  MARIETTA                     GA        30067        SFD         7.500        7.234      $1,957.80      360       1-Sep-27
6459610  BENICIA                      CA        94510        SFD         7.875        7.609      $1,951.71      360       1-Oct-27
6460082  BASALT                       CO        81621        SFD         7.625        7.359      $1,768.42      360       1-Oct-27
6461277  PHOENIX                      AZ        85048        PUD         8.250        7.984      $3,764.97      360       1-Sep-27
6461306  SANTA ANA                    CA        92705        SFD         7.875        7.609      $2,320.22      360       1-Oct-27
6461330  CLIFTON                      VA        20124        SFD         7.375        7.109      $2,922.94      360       1-Oct-27
6462186  PRINCETON                    NJ        08540        SFD         8.125        7.859      $1,707.74      360       1-Sep-27
6462287  ALPHARETTA                   GA        30005        SFD         7.750        7.484      $2,004.88      360       1-Oct-27
6463721  NANTUCKET                    MA        02554        SFD         7.875        7.609      $2,900.28      360       1-Oct-27
6463794  DEL MAR                      CA        92014        SFD         7.750        7.484      $2,328.34      360       1-Oct-27
6464277  BARTONVILLE                  TX        76226        SFD         7.750        7.484      $2,541.83      360       1-Sep-27
6464574  GOLDEN VALLEY                MN        55416        SFD         7.750        7.484      $2,237.36      360       1-Oct-27
6465169  SANTA CLARITA                CA        91351        SFD         7.375        7.109      $3,287.61      360       1-Oct-27
6465568  HIGHLANDS RANCH              CO        80126        PUD         8.000        7.734      $2,159.47      360       1-Oct-27
6466665  WYCKOFF                      NJ        07481        SFD         7.375        7.109      $1,712.87      360       1-Nov-27
6466815  EAST BILLINGS                MT        59106        SFD         7.875        7.609      $1,921.43      360       1-Oct-27
6466975  LAKEWOOD                     CO        80227        SFD         7.750        7.484      $1,914.97      360       1-Sep-27
6467375  LAVERNE AREA                 CA        91750        SFD         7.750        7.484      $2,359.00      360       1-Oct-27
6468439  IUKA                         MS        38852        SFD         7.500        7.234      $2,097.64      360       1-Oct-27
6468472  MINNETONKA                   MN        55305        SFD         7.750        7.484      $1,941.48      360       1-Sep-27
6468509  ORONO                        MN        55364        SFD         7.750        7.484      $2,256.70      360       1-Sep-27
6468851  BREMERTON                    WA        98311        SFD         7.750        7.484      $2,562.95      360       1-Oct-27
6469093  EVERGREEN                    CO        80439        SFD         8.250        7.984      $2,197.45      360       1-Oct-27
6469962  LA QUINTA                    CA        92253        SFD         7.500        7.234      $2,027.72      360       1-Oct-27
6470914  MASON                        OH        45040        SFD         7.625        7.359      $1,669.69      360       1-Sep-27
6470940  MINNETONKA                   MN        55305        SFD         7.750        7.484      $1,719.39      360       1-Oct-27
6471552  THOUSAND OAKS                CA        91362        SFD         7.750        7.484      $2,256.70      360       1-Oct-27
6472460  AROMAS                       CA        95004        SFD         7.875        7.609      $1,943.19      360       1-Oct-27
6472777  CHAPEL HILL                  NC        27516        SFD         7.875        7.609      $1,885.18      360       1-Oct-27
6473214  ANAHEIM                      CA        92808        SFD         8.125        7.859      $2,193.34      360       1-Oct-27
6473528  GLENWOOD SPRINGS             CO        81601        SFD         8.250        7.984      $1,502.53      360       1-Oct-27
6473796  BRECKENRIDGE                 CO        80424        SFD         7.875        7.609      $1,375.46      360       1-Sep-27
6473811  BOSTON                       MA        02116        LCO         8.125        7.859       $742.50       360       1-Oct-27
6473962  WHITTIER                     CA        90603        SFD         7.750        7.484      $2,349.83      360       1-Nov-27
6474576  MINNEAPOLIS                  MN        55409        SFD         7.875        7.609      $3,625.35      360       1-Nov-27
6475068  EAGAN                        MN        55123        SFD         7.875        7.609      $2,428.98      360       1-Oct-27
6475135  ALAMEDA                      CA        94501        SFD         8.000        7.734      $2,776.93      360       1-Oct-27
6475219  CONIFER                      CO        80433        SFD         7.750        7.484      $1,633.20      360       1-Oct-27
6475672  WINCHESTER                   CA        92596        SFD         7.750        7.484      $2,149.24      360       1-Oct-27
6476073  WALNUT CREEK                 CA        94598        SFD         7.875        7.609      $1,972.19      360       1-Oct-27
6476085  SOUTH PASADENA               CA        91030        SFD         7.750        7.484      $2,566.19      360       1-Oct-27
6476132  CARRBORO                     NC        27510        SFD         7.750        7.484      $1,867.66      240       1-Oct-17
6477006  THOUSAND OAKS                CA        91362        SFD         7.750        7.484      $1,948.64      360       1-Oct-27
6477078  LIVERMORE                    CA        94550        SFD         7.875        7.609      $1,911.28      360       1-Oct-27
6477160  MORGAN HILL                  CA        95037        SFD         8.000        7.734      $2,326.22      360       1-Oct-27
6477308  VAIL                         CO        81657        PUD         7.500        7.234      $1,803.97      360       1-Oct-27
6477465  MT PROSPECT                  IL        60056        SFD         8.000        7.734      $1,937.14      360       1-Sep-27
6477661  ORANGE BEACH                 AL        36561        SFD         7.750        7.484      $1,593.30      360       1-Sep-27
6478560  DURANGO                      CO        81301        SFD         8.125        7.859      $1,955.37      360       1-Oct-27
6478842  SARATOGA                     CA        95070        SFD         7.750        7.484      $3,334.90      360       1-Oct-27
6479003  SAN DIEGO                    CA        92131        SFD         8.000        7.734      $2,027.76      360       1-Oct-27
6479908  RIVERTON                     UT        84065        SFD         8.000        7.734      $2,145.60      360       1-Oct-27
6480122  CAMARILLO                    CA        93010        SFD         7.875        7.609      $2,233.21      360       1-Sep-27
6480684  REDWOOD CITY                 CA        94065        LCO         7.625        7.359      $1,840.26      360       1-Oct-27
6481787  ATLANTA                      GA        30342        SFD         7.875        7.609      $2,239.01      360       1-Oct-27
6481827  THOUSAND OAKS                CA        91360        SFD         7.875        7.609      $1,687.60      360       1-Oct-27
6481970  VALENCIA AREA                CA        91354        PUD         8.000        7.734      $1,920.63      360       1-Oct-27
6483038  PLYMOUTH                     MN        55442        SFD         7.875        7.609      $1,595.15      360       1-Nov-27
6483483  SCARSDALE                    NY        10583        SFD         7.500        7.234      $5,593.72      360       1-Nov-27
6484086  DIAMOND BAR                  CA        91765        SFD         8.125        7.859      $2,045.58      360       1-Oct-27
6484188  EAST KINGSTON                NH        03827        SFD         8.000        7.734      $2,146.26      360       1-Oct-27
6484253  MATTAPOISETT                 MA        02739        SFD         8.250        7.984      $2,156.14      360       1-Oct-27
6484432  NIPOMO                       CA        93444        SFD         8.250        7.984      $1,130.66      360       1-Sep-27
6485788  SAN CARLOS                   CA        94070        SFD         7.750        7.484      $2,579.08      360       1-Oct-27
6485803  PORTLAND                     OR        97201        SFD         7.750        7.484      $2,000.22      360       1-Oct-27
6486923  EDINA                        MN        55436        SFD         7.875        7.609      $2,528.68      360       1-Oct-27
6487226  LA CANADA-FLINTRI            CA        91011        SFD         7.875        7.609      $4,698.45      360       1-Oct-27
6487962  MONMOUTH BEACH               NJ        07750        HCO         8.125        7.859       $893.97       360       1-Oct-27
6488074  NAGS HEAD                    NC        27959        SFD         8.375        8.109      $1,755.77      360       1-Oct-27
6489436  SCOTTS VALLEY                CA        95066        SFD         8.000        7.734      $2,406.75      360       1-Oct-27
6489472  SNOWMASS VILLAGE             CO        81615        LCO         7.875        7.609      $3,589.09      360       1-Oct-27
6489748  RENO                         NV        89511        SFD         8.250        7.984      $2,103.55      360       1-Oct-27
6490550  SNOWMASS                     CO        81654        SFD         8.125        7.859      $2,227.49      360       1-Oct-27
6491943  CHALFONT                     PA        18914        SFD         8.125        7.859      $1,781.99      360       1-Oct-27
6492655  SAN JOSE                     CA        95120        SFD         7.500        7.234      $3,440.14      360       1-Oct-27
6493319  SAN RAMON                    CA        94583        PUD         7.750        7.484      $1,705.06      360       1-Oct-27
6493880  VALENCIA                     CA        91355        SFD         7.625        7.359      $2,165.85      360       1-Oct-27
6494209  ATASCADERO                   CA        93422        SFD         8.000        7.734      $1,078.63      360       1-Oct-27
6494234  BELLINGHAM                   WA        98226        SFD         8.250        7.984      $1,990.86      360       1-Oct-27
6494802  KIRKLAND                     WA        98033        SFD         7.875        7.609      $3,070.67      360       1-Oct-27
6496026  FULLERTON                    CA        92835        PUD         7.625        7.359      $2,264.94      360       1-Sep-27
6496090  APTOS                        CA        95003        SFD         7.875        7.609      $3,262.81      360       1-Oct-27
6496480  DANVILLE                     CA        94526        SFD         7.250        6.984      $1,875.98      360       1-Oct-27
6496612  MONTGOMERY TWP               NJ        08558        SFD         7.750        7.484      $1,853.72      360       1-Oct-27
6496790  KENWOOD                      CA        95452        SFD         8.125        7.859      $1,403.32      360       1-Oct-27
6496874  OCEANSIDE                    CA        92057        SFD         7.875        7.609      $1,446.51      360       1-Oct-27
6498793  BLACK BUTTE RANCH            OR        97759        SFD         7.750        7.484      $2,794.01      360       1-Oct-27
6500330  GAITHERSBURG                 MD        20879        PUD         7.875        7.609      $1,864.52      360       1-Oct-27
6501002  CARLSBAD                     CA        92008        SFD         7.875        7.609      $2,131.70      360       1-Oct-27
6501823  RANCHOS DE TAOS              NM        87557        SFD         8.250        7.984      $3,561.00      360       1-Oct-27
6502379  ORINDA                       CA        94563        SFD         7.625        7.359      $2,100.73      360       1-Oct-27
6503308  LAHAINA                      HI        96761        SFD         7.375        7.109      $4,074.98      360       1-Oct-27
6504192  PORTLAND                     OR        97266        SFD         7.875        7.609      $1,664.76      360       1-Oct-27
6504481  MINNEAPOLIS                  MN        55405        SFD         8.000        7.734      $7,244.46      360       1-Oct-27
6504973  FORT WAYNE                   IN        46804        PUD         8.000        7.734      $1,845.42      360       1-Oct-27
6506085  LEXINGTON                    KY        40513        SFD         7.875        7.609      $1,689.41      360       1-Oct-27
6506717  PROVIDENCE TWNP              PA        19063        SFD         7.375        7.109      $2,237.79      360       1-Oct-27
6509382  SUWANEE                      GA        30024        SFD         7.750        7.484      $2,758.39      240       1-Oct-17
6509713  ATLANTA                      GA        30319        SFD         7.750        7.484      $2,349.83      360       1-Oct-27
6509933  SANTA CLARITA                CA        91351        SFD         8.125        7.859      $1,650.57      360       1-Oct-27
6510017  YARDLEY                      PA        19067        SFD         7.375        7.109      $1,989.14      360       1-Oct-27
6510024  LITTLE ROCK                  AR        72212        SFD         7.750        7.484      $1,934.31      360       1-Oct-27
6511615  HUNTINGTON BEACH             CA        92646        SFD         7.875        7.609      $2,002.64      360       1-Oct-27
6512354  DENVER                       CO        80209        SFD         7.875        7.609      $3,262.81      360       1-Oct-27
6513278  STONE HARBOR                 NJ        08247        SFD         8.000        7.734      $2,935.06      360       1-Oct-27
6513385  SCOTTSDALE                   AZ        85255        SFD         7.750        7.484      $1,934.31      360       1-Oct-27
6514892  SARATOGA                     CA        95070        SFD         7.625        7.359      $6,370.14      360       1-Nov-27
6515346  LOS ANGELES                  CA        90064        SFD         7.875        7.609      $2,117.20      360       1-Oct-27
6515370  OCEANSIDE                    CA        92054        SFD         8.000        7.734      $3,301.94      360       1-Oct-27
6515632  MINNEAPOLIS                  MN        55405        SFD         7.875        7.609      $1,856.18      360       1-Nov-27
6516361  OMAHA                        NE        68135        PUD         8.000        7.734      $1,915.13      360       1-Oct-27
6516944  SPRING LAKE HGT              NJ        07762        SFD         8.625        8.359       $637.01       360       1-Oct-27
6517043  SAN JOSE                     CA        95125        SFD         7.625        7.359      $1,691.63      360       1-Oct-27
6517442  MCLEAN                       VA        22102        SFD         7.750        7.484      $1,987.61      360       1-Oct-27
6519651  NEWPORT BEACH                CA        92625        SFD         7.875        7.609      $2,610.25      360       1-Oct-27
6522571  LIVERMORE                    CA        94550        SFD         7.875        7.609      $2,900.28      360       1-Oct-27
6522879  SPARTA                       NJ        07871        SFD         8.250        7.984      $2,103.55      360       1-Oct-27
6523009  CAMARILLO                    CA        93010        SFD         7.750        7.484      $1,891.90      360       1-Oct-27
6523086  CARBONDALE                   CO        81623        SFD         7.875        7.609      $2,900.28      360       1-Oct-27
6523976  BOULDER                      CO        80301        SFD         7.875        7.609      $1,631.41      360       1-Oct-27
6524701  AUSTIN                       TX        78746        SFD         8.375        8.109      $1,949.59      360       1-Oct-27
6525849  CHATHAM                      NJ        07928        SFD         7.875        7.609      $2,552.24      360       1-Nov-27
6527332  DES MOINES                   IA        50312        SFD         7.625        7.359      $3,270.01      360       1-Nov-27
6534042  CONCORD                      CA        94521        SFD         7.750        7.484      $2,685.83      360       1-Oct-27
6535111  KEYSTONE                     CO        80435        LCO         8.125        7.859      $1,116.72      360       1-Oct-27
6535183  RAVENSDALE                   WA        98051        SFD         7.875        7.609      $2,059.20      360       1-Oct-27
6538373  DENVER                       CO        80207        SFD         7.750        7.484      $2,250.25      360       1-Nov-27
6538614  DULUTH                       GA        30136        SFD         7.000        6.734      $2,295.29      360       1-Nov-27
6549261  BOULDER                      CO        80302        SFD         7.500        7.234      $2,796.86      360       1-Nov-27
6555675  GRAND JUNCTION               CO        81506        SFD         7.875        7.609      $1,790.92      360       1-Nov-27
549

COUNT:                            549
WAC:                                7.882184529
WAM:                              357.3939773
WALTV:                             74.78514782

             CUT-OFF
MORTGAGE      DATE                         MORTGAGE              T.O.P.      MASTER
  LOAN      PRINCIPAL                     INSURANCE   SERVICE   MORTGAGE    SERVICE
 NUMBER      BALANCE      LTV    SUBSIDY     CODE       FEE       LOAN        FEE
 ------      -------      ---    -------     ----       ---       ----        ---
4547629    $354,832.46   90.00                06        0.25                 0.016
4554312    $178,883.54   36.36                          0.25                 0.016
4558586    $699,564.91   60.87                          0.25                 0.016
4565731    $260,208.72   80.00                          0.25                 0.016
4575157    $225,000.00   66.86                          0.25                 0.016
4576166    $228,899.64   69.70                          0.25                 0.016
4577955    $347,036.51   75.82                          0.25                 0.016
4580153    $255,000.00   75.00                          0.25                 0.016
4581223    $429,800.00   78.57                          0.25                 0.016
4583327    $276,259.76   40.87                          0.25                 0.016
4583355    $187,425.00   74.85                          0.25                 0.016
4585908    $133,898.03   8.38                           0.25                 0.016
4586141    $241,200.25   95.00                01        0.25                 0.016
4588109    $300,000.00   83.33                13        0.25                 0.016
4589647    $284,825.28   79.99                          0.25                 0.016
4592681    $258,580.73   75.00                          0.25                 0.016
4593985    $247,204.67   90.00                17        0.25                 0.016
4597547    $399,447.63   89.49                06        0.25                 0.016
4598051    $226,302.58   79.99                          0.25                 0.016
4601096    $269,597.99   72.97                          0.25                 0.016
4602990    $433,950.00   79.99                          0.25                 0.016
4606051    $246,350.09   95.00                01        0.25                 0.016
4607581    $308,482.12   79.97                          0.25                 0.016
4607774    $219,565.32   80.00                          0.25                 0.016
4608108    $382,236.76   90.00                17        0.25                 0.016
4610525    $420,000.00   80.00                          0.25                 0.016
4610756    $303,196.46   80.00                          0.25                 0.016
4611522    $249,371.89   62.27                          0.25                 0.016
4611590    $327,487.04   90.00                01        0.25                 0.016
4611977    $274,569.64   72.07                          0.25                 0.016
4612891    $538,463.79   80.00                          0.25                 0.016
4614518    $172,600.00   80.00                          0.25                 0.016
4615061    $410,000.00   76.07                          0.25                 0.016
4615131    $224,577.53   84.91                01        0.25                 0.016
4615490    $250,408.36   80.00                          0.25                 0.016
4616067    $239,830.61   85.81                01        0.25                 0.016
4616113    $350,000.00   72.16                          0.25                 0.016
4616594    $320,000.00   79.01                          0.25                 0.016
4616666    $287,806.75   90.00                17        0.25                 0.016
4617027    $498,644.57   64.94                          0.25                 0.016
4617252    $486,306.09   75.00                          0.25                 0.016
4617953    $259,576.35   95.00                17        0.25                 0.016
4618454    $155,750.62   78.01                          0.25                 0.016
4619483    $269,799.62   79.41                          0.25                 0.016
4619722    $302,250.00   75.00                          0.25                 0.016
4621141    $443,694.44   80.00                          0.25                 0.016
4621785    $387,000.00   90.00                17        0.25                 0.016
4622716    $238,135.91   90.00                06        0.25                 0.016
4623381    $325,731.77   78.67                          0.25                 0.016
4623849    $448,000.00   61.79                          0.25                 0.016
4624033    $282,197.31   80.00                          0.25                 0.016
4624187    $275,000.00   51.98                          0.25                 0.016
4624582    $118,987.34   80.00                          0.25                 0.016
4624654    $665,000.00   70.00                          0.25                 0.016
4624880    $233,031.21   81.82   GD 5YR       17        0.25                 0.016
4625371    $189,878.84   64.74                          0.25                 0.016
4625856    $367,746.74   52.95                          0.25                 0.016
4625904    $299,777.35   66.67                          0.25                 0.016
4625959    $550,000.00   71.73                          0.25                 0.016
4626270    $25,190.00    66.77                          0.25                 0.016
4626791    $526,637.32   73.00                          0.25                 0.016
4626964    $266,211.97   65.78                          0.25                 0.016
4627200    $55,440.00    79.31                          0.25                 0.016
4627328    $448,066.91   79.98                          0.25                 0.016
4627753    $114,583.37   75.00                          0.25                 0.016
4627755    $221,086.46   90.00                01        0.25                 0.016
4627795    $227,580.64   80.00                          0.25                 0.016
4627970    $280,000.00   65.88                          0.25                 0.016
4628042    $119,823.88   66.67                          0.25                 0.016
4628522    $255,000.00   89.47                17        0.25                 0.016
4628882    $499,664.51   80.00                          0.25                 0.016
4629262    $283,672.97   84.75                          0.25                 0.016
4629298    $219,614.24   90.00                11        0.25                 0.016
4629467    $319,768.39   74.42                          0.25                 0.016
4629798    $218,845.43   73.99                          0.25                 0.016
4630066    $224,071.93   69.23                          0.25                 0.016
4630411    $587,188.02   61.89                          0.25                 0.016
4630668    $318,600.00   89.87                17        0.25                 0.016
4630758    $223,068.22   80.00                          0.25                 0.016
4631264    $343,757.21   80.00                          0.25                 0.016
4631266    $254,638.89   61.45                          0.25                 0.016
4631288    $85,884.23    57.53                          0.25                 0.016
4631463    $315,000.00   57.27                          0.25                 0.016
4631601    $245,426.05   76.88                          0.25                 0.016
4631703    $349,275.48   90.00                01        0.25                 0.016
4631731    $294,179.41   59.60                          0.25                 0.016
4631810    $281,685.65   90.00                17        0.25                 0.016
4631843    $305,000.00   60.64                          0.25                 0.016
4632186    $232,752.93   90.00                          0.25                 0.016
4632194    $263,586.86   80.00                          0.25                 0.016
4632284    $215,709.17   80.00                          0.25                 0.016
4632445    $249,823.54   73.10                          0.25                 0.016
4632467    $222,015.51   90.00                          0.25                 0.016
4632479    $283,617.61   78.89                          0.25                 0.016
4632692    $411,694.23   80.00                          0.25                 0.016
4632726    $216,898.67   90.00                06        0.25                 0.016
4632742    $308,000.00   80.00                          0.25                 0.016
4632818    $640,000.00   80.00                          0.25                 0.016
4632843    $240,000.00   73.85                          0.25                 0.016
4632858    $244,635.74   90.00                06        0.25                 0.016
4632969    $278,299.29   70.00                          0.25                 0.016
4633066    $299,791.68   90.00                06        0.25                 0.016
4633151    $71,035.72    80.00                          0.25                 0.016
4633354    $98,943.04    75.00                          0.25                 0.016
4633382    $240,034.69   70.65                          0.25                 0.016
4633451    $278,826.58   90.00                06        0.25                 0.016
4633505    $217,646.27   90.00                17        0.25                 0.016
4633622    $311,035.80   75.00                          0.25                 0.016
4633638    $240,000.00   60.76                          0.25                 0.016
4633832    $299,616.08   94.04                06        0.25                 0.016
4633867    $249,827.95   71.43                          0.25                 0.016
4634032    $249,823.54   47.62                          0.25                 0.016
4634363    $344,544.11   80.00                          0.25                 0.016
4634487    $283,299.91   90.00                12        0.25                 0.016
4634842    $288,790.83   78.11                          0.25                 0.016
4634863    $243,000.00   90.00                17        0.25                 0.016
4634871    $243,732.15   94.99                11        0.25                 0.016
4634976    $343,769.17   80.00                          0.25                 0.016
4635221    $54,400.00    80.00                          0.25                 0.016
4635378    $394,500.00   58.01                          0.25                 0.016
4635707    $714,275.39   60.00                          0.25                 0.016
4635863    $249,827.95   62.66                          0.25                 0.016
4636322    $219,000.00   79.99                          0.25                 0.016
4636523    $242,832.77   88.56                          0.25                 0.016
4636738    $287,801.80   80.00                          0.25                 0.016
4637084    $249,823.54   80.00                          0.25                 0.016
4637219    $298,194.64   80.00                          0.25                 0.016
4637231    $258,730.44   90.00                11        0.25                 0.016
4637337    $237,103.86   95.00                12        0.25                 0.016
4637563    $231,859.45   80.00                          0.25                 0.016
4637595    $241,803.47   79.99                          0.25                 0.016
4637733    $946,850.49   63.33                          0.25                 0.016
4637853    $364,279.18   90.00                17        0.25                 0.016
4637925    $299,793.54   80.00                          0.25                 0.016
4637933    $719,529.02   64.29                          0.25                 0.016
4638048    $500,000.00   75.93                          0.25                 0.016
4638071    $355,045.06   90.00                06        0.25                 0.016
4638195    $298,309.89   75.00                          0.25                 0.016
4638371    $370,965.02   80.00                          0.25                 0.016
4638632    $453,200.00   74.30                          0.25                 0.016
4639202    $400,000.00   63.49                          0.25                 0.016
4639273    $249,600.00   80.00                          0.25                 0.016
4639298    $219,288.84   30.56                          0.25                 0.016
4639416    $246,150.00   77.35                          0.25                 0.016
4639421    $228,000.00   80.00                          0.25                 0.016
4639536    $223,845.84   76.32                          0.25                 0.016
4639651    $499,681.16   80.00                          0.25                 0.016
4639674    $174,888.41   58.33                          0.25                 0.016
4639996    $312,529.26   90.00                17        0.25                 0.016
4640027    $440,000.00   80.00                          0.25                 0.016
4640045    $307,759.74   79.79                          0.25                 0.016
4640149    $225,000.00   75.00                          0.25                 0.016
4640162    $224,845.15   77.85                          0.25                 0.016
4640168    $245,893.09   95.00                17        0.25                 0.016
4640193    $365,472.70   94.99                11        0.25                 0.016
4640232    $399,450.00   75.37                          0.25                 0.016
4640235    $454,678.86   63.64                          0.25                 0.016
4640368    $237,679.56   69.79                          0.25                 0.016
4640379    $232,000.00   80.00                          0.25                 0.016
4641178    $328,377.96   77.41                          0.25                 0.016
4641412    $125,919.65   70.00                          0.25                 0.016
4641426    $350,000.00   58.33                          0.25                 0.016
4641675    $228,000.00   95.00                          0.25                 0.016
4641869    $258,212.98   80.00                          0.25                 0.016
4642079    $279,012.65   80.00                          0.25                 0.016
4642240    $289,810.29   89.23                17        0.25                 0.016
4642324    $312,490.19   79.99                          0.25                 0.016
4642327    $230,253.08   90.00                17        0.25                 0.016
4642333    $346,173.41   80.00                          0.25                 0.016
4642366    $291,813.80   80.00                          0.25                 0.016
4642408    $281,620.30   45.12                          0.25                 0.016
4642439    $256,000.00   80.00                          0.25                 0.016
4642535    $410,731.15   65.76                          0.25                 0.016
4642638    $299,808.70   77.92                          0.25                 0.016
4642649    $214,552.24   95.00                06        0.25                 0.016
4642814    $124,957.20   79.98                          0.25                 0.016
4643036    $341,300.00   66.27                          0.25                 0.016
4643180    $286,000.00   80.00                          0.25                 0.016
4643576    $250,000.00   77.40                          0.25                 0.016
4643652    $268,800.00   80.00                          0.25                 0.016
4643666    $125,600.00   80.00                          0.25                 0.016
4643699    $100,000.00   26.67                          0.25                 0.016
4643700    $82,000.00    80.00                          0.25                 0.016
4643812    $246,834.27   72.65                          0.25                 0.016
4643923    $235,000.00   75.81                          0.25                 0.016
4643949    $540,000.00   65.06                          0.25                 0.016
4643959    $227,500.00   72.68                          0.25                 0.016
4643998    $318,191.73   80.00                          0.25                 0.016
4644010    $280,000.00   80.00                          0.25                 0.016
4644016    $218,700.00   90.00                          0.25                 0.016
4644147    $230,695.10   95.00                17        0.25                 0.016
4644270    $329,480.03   75.00                          0.25                 0.016
4644294    $286,797.44   74.16                          0.25                 0.016
4644303    $99,934.58    34.48                          0.25                 0.016
4644353    $86,400.00    80.00                          0.25                 0.016
4644440    $110,000.00   78.80                          0.25                 0.016
4644539    $234,596.44   75.00                          0.25                 0.016
4644755    $265,000.00   73.61                          0.25                 0.016
4644966    $102,324.00   80.00                          0.25                 0.016
4645051    $359,758.44   80.00                          0.25                 0.016
4645102    $258,585.01   75.00                          0.25                 0.016
4645282    $310,791.32   77.75                          0.25                 0.016
4645351    $260,620.51   80.00                          0.25                 0.016
4645410    $223,864.30   82.96                17        0.25                 0.016
4645620    $291,020.30   79.64                          0.25                 0.016
4645724    $253,937.97   70.00                          0.25                 0.016
4645776    $252,834.50   68.75                          0.25                 0.016
4645890    $488,963.28   70.00                          0.25                 0.016
4645918    $629,566.44   70.00                          0.25                 0.016
4645968    $350,000.00   74.47                          0.25                 0.016
4646367    $309,292.32   79.98                          0.25                 0.016
4646541   $1,000,000.00  62.50                          0.25                 0.016
4646647    $231,695.47   80.00                          0.25                 0.016
4646830    $229,042.27   81.57                12        0.25                 0.016
4646893    $350,808.41   80.00                          0.25                 0.016
4646910    $347,000.00   88.97                          0.25                 0.016
4646963    $588,384.05   75.00                          0.25                 0.016
4647041    $261,415.37   80.00                          0.25                 0.016
4647091    $280,000.00   66.67                          0.25                 0.016
4647121    $374,000.00   80.00                          0.25                 0.016
4647131    $413,000.00   62.58                          0.25                 0.016
4647201    $224,845.15   75.00                          0.25                 0.016
4647239    $359,758.44   80.00                          0.25                 0.016
4647298    $427,520.16   79.22                          0.25                 0.016
4647337    $128,719.95   80.00                          0.25                 0.016
4647451    $256,000.00   80.00                          0.25                 0.016
4647515    $364,555.23   90.00                01        0.25                 0.016
4647775    $274,785.48   78.57                          0.25                 0.016
4647910    $249,750.00   90.00                17        0.25                 0.016
4647946    $152,000.00   80.00                          0.25                 0.016
4647960    $254,974.42   90.00                06        0.25                 0.016
4648019    $317,000.00   66.88                          0.25                 0.016
4648083    $242,095.53   95.00                13        0.25                 0.016
4648187    $139,772.15   66.67                          0.25                 0.016
4648557    $227,050.00   95.00                          0.25                 0.016
4648635    $291,799.05   80.00                          0.25                 0.016
4648691    $260,841.88   90.00                17        0.25                 0.016
4648740    $518,600.00   73.56                          0.25                 0.016
4648768    $114,000.00   80.00                          0.25                 0.016
4648828    $142,911.13   75.66                          0.25                 0.016
4648945    $387,732.98   80.00                          0.25                 0.016
4648955    $249,840.58   37.04                          0.25                 0.016
4649001    $179,879.22   78.26                          0.25                 0.016
4649046    $344,000.00   70.20                          0.25                 0.016
4649170    $228,600.36   79.99                          0.25                 0.016
4649173    $236,250.00   75.00                          0.25                 0.016
4649409    $120,000.00   75.00                          0.25                 0.016
4649511    $275,400.00   90.00                17        0.25                 0.016
4649543    $336,540.08   80.00                          0.25                 0.016
4649553    $184,778.98   75.20                          0.25                 0.016
4649707    $161,403.50   80.00                          0.25                 0.016
4649714    $329,772.90   77.28                          0.25                 0.016
4649823    $336,868.01   59.14                          0.25                 0.016
4649865    $384,540.00   80.00                          0.25                 0.016
4649922    $159,895.34   80.00                          0.25                 0.016
4649930    $275,460.30   80.00                          0.25                 0.016
4650054    $299,777.35   56.60                          0.25                 0.016
4650359    $234,100.00   52.14                          0.25                 0.016
4650578    $216,708.15   90.00                13        0.25                 0.016
4650656    $236,848.88   69.91                          0.25                 0.016
4650674    $238,000.00   70.00                          0.25                 0.016
4650708    $258,576.38   75.00                          0.25                 0.016
4650807    $102,800.00   80.00                          0.25                 0.016
4650836    $465,000.00   60.00                          0.25                 0.016
4650874    $232,835.55   65.17                          0.25                 0.016
4650921    $168,000.00   80.00                          0.25                 0.016
4651018    $283,500.00   90.00                17        0.25                 0.016
4651068    $237,048.74   74.99                          0.25                 0.016
4651111    $397,500.00   75.00                          0.25                 0.016
4651126    $300,000.00   72.12                          0.25                 0.016
4651129    $264,000.00   80.00                          0.25                 0.016
4651183    $218,500.00   84.04                          0.25                 0.016
4651252    $151,098.54   80.00                          0.25                 0.016
4651288    $314,793.94   69.08                          0.25                 0.016
4651290    $331,307.54   90.00                13        0.25                 0.016
4651333    $239,854.61   74.77                          0.25                 0.016
4651382    $233,285.48   80.00                          0.25                 0.016
4651408    $231,000.00   73.10                          0.25                 0.016
4651432    $230,000.00   61.01                          0.25                 0.016
4651746    $349,759.13   66.04                          0.25                 0.016
4651757    $234,000.00   90.00                          0.25                 0.016
4651761    $370,145.09   64.42                          0.25                 0.016
4651822    $292,293.55   90.00                06        0.25                 0.016
4651904    $232,000.00   60.26                          0.25                 0.016
4651991    $360,700.00   77.74                          0.25                 0.016
4652005    $305,794.68   80.00                          0.25                 0.016
4652033    $300,782.14   78.18                          0.25                 0.016
4652082    $261,605.71   79.99                          0.25                 0.016
4652108    $144,000.00   80.00                          0.25                 0.016
4652147    $280,000.00   80.00                          0.25                 0.016
4652437    $89,360.00    80.00                          0.25                 0.016
4652631    $223,674.90   68.60                          0.25                 0.016
4652641    $319,900.00   79.99                          0.25                 0.016
4652792    $114,750.00   75.00                          0.25                 0.016
4652868    $254,847.59   80.00                          0.25                 0.016
4652951    $140,000.00   80.00                          0.25                 0.016
4653030    $560,000.00   37.33                          0.25                 0.016
4653227    $255,100.00   79.99                          0.25                 0.016
4653269    $325,000.00   76.47                          0.25                 0.016
4653338    $78,000.00    52.35                          0.25                 0.016
4653349    $104,000.00   80.00                          0.25                 0.016
4653691    $222,000.00   41.11                          0.25                 0.016
4653760    $85,000.00    67.19                          0.25                 0.016
4653792    $650,000.00   69.15                          0.25                 0.016
4653836    $312,000.00   80.00                          0.25                 0.016
4654019    $218,549.49   90.00                17        0.25                 0.016
4654032    $71,952.90    80.00                          0.25                 0.016
4654200    $100,000.00   74.07                          0.25                 0.016
4654236    $303,750.00   90.00                          0.25                 0.016
4654430    $252,000.00   80.00                          0.25                 0.016
4654624    $300,000.00   55.45                          0.25                 0.016
4654655    $177,500.00   63.96                          0.25                 0.016
4654810    $350,000.00   50.00                          0.25                 0.016
4654844    $52,000.00    38.24                          0.25                 0.016
4655050    $320,000.00   76.19                          0.25                 0.016
4655099    $224,000.00   80.00                          0.25                 0.016
4655255    $439,712.18   80.00                          0.25                 0.016
4655453    $305,772.90   85.00                17        0.25                 0.016
4655489    $215,843.67   80.00                          0.25                 0.016
4655493    $249,809.77   73.53                          0.25                 0.016
4655508    $303,490.99   77.87                          0.25                 0.016
4655546    $284,500.00   51.73                          0.25                 0.016
4655568    $312,000.00   80.00                          0.25                 0.016
4655779    $385,000.00   64.17                          0.25                 0.016
4656251    $244,808.87   71.85                          0.25                 0.016
4656291    $430,895.66   80.00                          0.25                 0.016
4656327    $278,612.93   76.59                          0.25                 0.016
4656426    $285,250.00   70.00                          0.25                 0.016
4656839    $480,000.00   80.00                          0.25                 0.016
4656879    $305,500.00   75.43                          0.25                 0.016
4657010    $204,000.00   80.00                          0.25                 0.016
4657031    $327,940.74   79.99                          0.25                 0.016
4657150    $168,000.00   80.00                          0.25                 0.016
4657200    $450,000.00   65.69                          0.25                 0.016
4657255    $452,000.00   80.00                          0.25                 0.016
4657874    $267,580.06   54.14                          0.25                 0.016
4657889    $265,600.00   80.00                          0.25                 0.016
4658393    $255,000.00   63.75                          0.25                 0.016
4658822    $448,500.00   69.00                          0.25                 0.016
4658890    $328,000.00   62.48                          0.25                 0.016
4659099    $448,704.28   68.18                          0.25                 0.016
4659151    $251,302.95   80.00                          0.25                 0.016
4659184    $359,004.22   90.00                06        0.25                 0.016
4659195    $275,627.75   69.89                          0.25                 0.016
4659417    $284,000.00   80.00                          0.25                 0.016
4659586    $267,810.85   80.00                          0.25                 0.016
4659590    $797,831.28   61.54                          0.25                 0.016
4659592    $418,906.55   66.88                          0.25                 0.016
4659594    $359,062.78   80.00                          0.25                 0.016
4659596    $414,790.18   80.00                          0.25                 0.016
4659597    $258,555.56   67.79                          0.25                 0.016
4659598    $430,805.06   80.00                          0.25                 0.016
4659812    $240,000.00   80.00                          0.25                 0.016
4660109    $249,355.71   80.00                          0.25                 0.016
4660597    $234,238.68   80.00                          0.25                 0.016
4661102    $279,012.67   79.99                          0.25                 0.016
4661502    $244,800.00   90.00                          0.25                 0.016
4661868    $256,000.00   80.00                          0.25                 0.016
4663397    $286,223.78   74.98                          0.25                 0.016
4665327    $233,850.00   89.99                          0.25                 0.016
6121566    $282,787.31   68.60                          0.25                 0.016
6179787    $496,996.05   65.00                          0.25                 0.016
6262213    $399,710.50   66.67                          0.25                 0.016
6283483    $478,870.22   80.00                          0.25                 0.016
6330609    $259,829.93   72.22                          0.25                 0.016
6331028    $235,837.59   80.00                          0.25                 0.016
6354442    $377,607.58   80.00                          0.25                 0.016
6357062    $79,889.52    61.54                          0.25                 0.016
6361336    $259,811.82   80.00                          0.25                 0.016
6366049    $507,061.03   80.00                          0.25                 0.016
6382353    $256,244.68   95.00                13        0.25                 0.016
6390081    $281,152.43   79.99                          0.25                 0.016
6392184    $265,426.26   80.00                          0.25                 0.016
6392818    $399,672.12   69.32                          0.25                 0.016
6399782    $271,624.39   80.00                          0.25                 0.016
6409390    $283,314.55   90.00                13        0.25                 0.016
6419620    $306,966.25   80.00                          0.25                 0.016
6426157    $315,529.49   80.00                          0.25                 0.016
6430070    $399,147.56   86.98                13        0.25                 0.016
6430515    $330,719.06   80.00                          0.25                 0.016
6435459    $309,764.12   70.45                          0.25                 0.016
6436143    $490,362.30   80.00                          0.25                 0.016
6436193    $449,690.32   56.25                          0.25                 0.016
6436620    $246,850.36   95.00                33        0.25                 0.016
6437744    $373,969.67   70.00                          0.25                 0.016
6438384    $245,072.50   90.00                33        0.25                 0.016
6441036    $291,964.64   85.00                11        0.25                 0.016
6441120    $225,448.63   80.00                          0.25                 0.016
6441234    $524,218.30   70.00                          0.25                 0.016
6442202    $349,504.36   51.67                          0.25                 0.016
6442268    $349,765.15   35.90                          0.25                 0.016
6442540    $564,591.07   58.07                          0.25                 0.016
6442741    $263,822.86   89.80                06        0.25                 0.016
6442791    $307,343.63   51.33                          0.25                 0.016
6443662    $229,595.04   79.31                          0.25                 0.016
6444221    $271,817.49   79.98                          0.25                 0.016
6444280    $256,118.09   95.00                12        0.25                 0.016
6445374    $235,759.02   75.00                          0.25                 0.016
6445438    $249,800.08   55.56                          0.25                 0.016
6446229    $407,464.41   80.00                          0.25                 0.016
6446752    $252,617.03   80.00                          0.25                 0.016
6448532    $423,336.48   80.00                          0.25                 0.016
6449471    $219,688.44   80.00                          0.25                 0.016
6450624    $227,822.14   80.00                          0.25                 0.016
6451125    $229,690.31   76.67                          0.25                 0.016
6452047    $429,656.14   79.63                          0.25                 0.016
6452121    $349,752.98   67.70                          0.25                 0.016
6453056    $235,602.34   80.00                          0.25                 0.016
6453215    $337,367.67   80.00                          0.25                 0.016
6453318    $228,808.97   90.00                24        0.25                 0.016
6453951    $287,322.13   80.00                          0.25                 0.016
6454392    $279,340.77   80.00                          0.25                 0.016
6454800    $295,806.38   80.00                          0.25                 0.016
6455254    $236,000.00   80.00                          0.25                 0.016
6455427    $299,882.40   77.22                          0.25                 0.016
6456906    $364,755.09   59.84                          0.25                 0.016
6457234    $285,393.54   90.00                01        0.25                 0.016
6457884    $129,782.70   57.27                          0.25                 0.016
6457994    $366,400.00   80.00                          0.25                 0.016
6458199    $279,583.10   65.13                          0.25                 0.016
6459610    $268,989.75   90.00                24        0.25                 0.016
6460082    $249,669.17   80.00                          0.25                 0.016
6461277    $500,508.68   57.27                          0.25                 0.016
6461306    $319,779.78   50.00                          0.25                 0.016
6461330    $422,877.98   80.00                          0.25                 0.016
6462186    $229,698.08   57.50                          0.25                 0.016
6462287    $279,652.48   79.99                          0.25                 0.016
6463721    $399,724.72   58.82                          0.25                 0.016
6463794    $324,770.62   39.39                          0.25                 0.016
6464277    $354,297.56   80.00                          0.25                 0.016
6464574    $312,079.58   78.08                          0.25                 0.016
6465169    $475,637.81   80.00                          0.25                 0.016
6465568    $294,102.53   90.00                11        0.25                 0.016
6466665    $248,000.00   80.00                          0.25                 0.016
6466815    $264,740.82   88.33                06        0.25                 0.016
6466975    $266,921.46   90.00                06        0.25                 0.016
6467375    $329,047.60   80.00                          0.25                 0.016
6468439    $299,777.36   69.77                          0.25                 0.016
6468472    $270,616.22   77.43                          0.25                 0.016
6468509    $314,553.91   41.18                          0.25                 0.016
6468851    $357,495.51   71.55                          0.25                 0.016
6469093    $292,313.49   90.00                06        0.25                 0.016
6469962    $289,784.78   80.00                          0.25                 0.016
6470914    $235,557.43   89.98                33        0.25                 0.016
6470940    $239,830.61   73.39                          0.25                 0.016
6471552    $314,777.67   89.40                11        0.25                 0.016
6472460    $267,815.56   80.00                          0.25                 0.016
6472777    $259,821.07   59.77                          0.25                 0.016
6473214    $291,683.07   94.99                06        0.25                 0.016
6473528    $199,872.47   60.98                          0.25                 0.016
6473796    $189,438.04   70.00                          0.25                 0.016
6473811    $99,934.58    31.15                          0.25                 0.016
6473962    $328,000.00   80.00                          0.25                 0.016
6474576    $500,000.00   52.63                          0.25                 0.016
6475068    $334,769.46   69.07                          0.25                 0.016
6475135    $378,196.07   80.00                          0.25                 0.016
6475219    $227,809.11   90.00                11        0.25                 0.016
6475672    $299,788.26   80.00                          0.25                 0.016
6476073    $271,812.81   75.14                          0.25                 0.016
6476085    $357,947.18   90.00                33        0.25                 0.016
6476132    $227,101.61   78.99                          0.25                 0.016
6477006    $271,808.03   78.81                          0.25                 0.016
6477078    $263,418.60   89.99                13        0.25                 0.016
6477160    $316,812.28   90.00                17        0.25                 0.016
6477308    $257,808.53   80.00                          0.25                 0.016
6477465    $263,612.22   80.00                          0.25                 0.016
6477661    $222,085.05   80.00                          0.25                 0.016
6478560    $263,177.73   72.15                          0.25                 0.016
6478842    $465,171.45   70.00                          0.25                 0.016
6479003    $276,164.57   74.99                          0.25                 0.016
6479908    $292,213.80   90.00                33        0.25                 0.016
6480122    $307,574.69   88.25                24        0.25                 0.016
6480684    $259,811.82   72.34                          0.25                 0.016
6481787    $308,587.49   80.00                          0.25                 0.016
6481827    $232,589.82   95.00                01        0.25                 0.016
6481970    $261,574.37   90.00                06        0.25                 0.016
6483038    $220,000.00   68.75                          0.25                 0.016
6483483    $800,000.00   62.75                          0.25                 0.016
6484086    $275,319.78   95.00                33        0.25                 0.016
6484188    $292,303.74   90.00                33        0.25                 0.016
6484253    $286,816.99   70.00                          0.25                 0.016
6484432    $150,307.40   70.00                          0.25                 0.016
6485788    $359,745.92   80.00                          0.25                 0.016
6485803    $279,002.95   80.00                          0.25                 0.016
6486923    $348,509.99   90.00                12        0.25                 0.016
6487226    $647,554.05   80.00                          0.25                 0.016
6487962    $120,321.24   70.00                          0.25                 0.016
6488074    $230,856.42   75.74                          0.25                 0.016
6489436    $327,779.92   80.00                          0.25                 0.016
6489472    $494,659.35   71.22                          0.25                 0.016
6489748    $279,821.45   80.00                          0.25                 0.016
6490550    $299,803.76   30.00                          0.25                 0.016
6491943    $239,843.01   70.59                          0.25                 0.016
6492655    $491,575.00   80.00                          0.25                 0.016
6493319    $237,832.02   58.05                          0.25                 0.016
6493880    $305,778.53   80.00                          0.25                 0.016
6494209    $146,901.37   70.00                          0.25                 0.016
6494234    $264,831.02   46.09                          0.25                 0.016
6494802    $423,208.55   64.17                          0.25                 0.016
6496026    $319,535.31   80.00                          0.25                 0.016
6496090    $449,690.32   50.00                          0.25                 0.016
6496480    $274,785.48   57.89                          0.25                 0.016
6496612    $258,567.37   90.00                06        0.25                 0.016
6496790    $188,876.37   70.00                          0.25                 0.016
6496874    $199,362.71   70.00                          0.25                 0.016
6498793    $389,724.74   66.10                          0.25                 0.016
6500330    $256,973.03   80.00                          0.25                 0.016
6501002    $293,797.68   89.29                11        0.25                 0.016
6501823    $473,697.75   60.00                          0.25                 0.016
6502379    $296,585.19   70.00                          0.25                 0.016
6503308    $589,551.06   69.01                          0.25                 0.016
6504192    $229,441.99   80.00                          0.25                 0.016
6504481    $986,637.54   63.70                          0.25                 0.016
6504973    $251,331.25   69.86                          0.25                 0.016
6506085    $232,839.65   61.32                          0.25                 0.016
6506717    $323,753.46   80.00                          0.25                 0.016
6509382    $335,411.61   80.00                          0.25                 0.016
6509713    $327,768.50   80.00                          0.25                 0.016
6509933    $222,154.59   90.00                          0.25                 0.016
6510017    $287,780.86   74.23                          0.25                 0.016
6510024    $269,730.89   90.00                06        0.25                 0.016
6511615    $276,009.92   79.99                          0.25                 0.016
6512354    $449,690.32   67.16                          0.25                 0.016
6513278    $399,731.61   50.31                          0.25                 0.016
6513385    $269,809.44   60.00                          0.25                 0.016
6514892    $900,000.00   59.21                          0.25                 0.016
6515346    $291,799.05   89.85                33        0.25                 0.016
6515370    $449,698.06   68.70                          0.25                 0.016
6515632    $256,000.00   80.00                          0.25                 0.016
6516361    $260,824.87   90.00                13        0.25                 0.016
6516944    $81,851.65    70.00                          0.25                 0.016
6517043    $238,827.02   53.11                          0.25                 0.016
6517442    $277,244.19   80.00                          0.25                 0.016
6519651    $359,752.25   75.31                          0.25                 0.016
6522571    $399,724.72   80.00                          0.25                 0.016
6522879    $279,821.45   67.24                          0.25                 0.016
6523009    $263,893.62   80.00                          0.25                 0.016
6523086    $399,724.72   36.36                          0.25                 0.016
6523976    $224,845.15   37.50                          0.25                 0.016
6524701    $256,340.57   90.00                33        0.25                 0.016
6525849    $352,000.00   80.00                          0.25                 0.016
6527332    $462,000.00   60.00                          0.25                 0.016
6534042    $374,635.40   89.99                24        0.25                 0.016
6535111    $150,301.61   80.00                          0.25                 0.016
6535183    $283,804.55   80.00                          0.25                 0.016
6538373    $314,100.00   90.00                33        0.25                 0.016
6538614    $345,000.00   38.12                          0.25                 0.016
6549261    $400,000.00   66.67                          0.25                 0.016
6555675    $247,000.00   95.00                11        0.25                 0.016

          $164,532,615.28

                                   EXHIBIT F-3

NASCOR
NMI / 1997-19 Exhibit F-3 (Part A)
20 & 30 YEAR FIXED RATE RELOCATION LOANS




                                                                                   NET
 MORTGAGE                                                          MORTGAGE      MORTGAGE     CURRENT      ORIGINAL     SCHEDULED
   LOAN                                        ZIP     PROPERTY    INTEREST      INTEREST     MONTHLY       TERM TO      MATURITY
  NUMBER            CITY            STATE      CODE      TYPE        RATE          RATE       PAYMENT      MATURITY        DATE
  ------            ----            -----      ----      ----        ----          ----       -------      --------        ----
4637876     BRANCHBURG           NJ           08876      SFD         7.375        7.109      $2,252.99        360        1-Aug-27
4658386     ALPHARETTA           GA           30202      SFD         7.375        7.109      $1,726.69        360        1-Sep-27
4658452     OVERLAND PARK        KS           66223      SFD         7.375        7.109      $2,210.17        360        1-Sep-27
4631140     OMAHA                NE           68114      SFD         7.500        7.234      $1,608.90        360        1-Sep-27
4641235     OMAHA                NE           68114      SFD         7.875        7.609      $1,885.18        360        1-Oct-27
4646387     OMAHA                NE           68137      SFD         8.000        7.734      $1,981.16        360        1-Oct-27
4630714     GOLDEN               CO           80401      SFD         7.625        7.359      $1,725.61        360        1-Sep-27
4632272     PLYMOUTH             MN           55447      SFD         7.625        7.359      $2,276.27        360        1-Sep-27
4635189     WOODBURY             MN           55125      SFD         7.625        7.359      $2,123.39        360        1-Oct-27
4581482     HOLMES               NY           12531      SFD         8.375        8.109      $1,985.68        360        1-Feb-27
4581496     AVENTURA             FL           33180      SFD         8.125        7.859      $2,784.37        360        1-Jan-27
4633668     SALEM                VA           24153      SFD         8.250        7.984      $2,666.99        360        1-Aug-27
4633686     SAN CLEMENTE         CA           92672      SFD         8.500        8.234      $3,844.57        360        1-Aug-27
4633743     LINCOLN              VA           20160      SFD         7.875        7.609      $2,175.20        360        1-Jul-27
4633753     CHARLOTTE            NC           28270      SFD         8.000        7.734      $1,621.61        360        1-Jul-27
4634273     EAST BRUNSWICK       NJ           08816      SFD         8.375        8.109      $1,818.85        360        1-Jun-27
4634295     BOCA RATON           FL           33426      SFD         8.250        7.984      $2,103.55        360        1-Jul-27
4634301     LEESBURG             VA           20176      SFD         7.500        7.234      $1,909.20        360        1-Jul-27
4636190     NORWALK              CT           06851      SFD         8.000        7.734      $1,683.44        360        1-Aug-27
4636274     SUMMERFIELD          NC           27358      SFD         8.250        7.984      $2,479.17        360        1-Jul-27
4638717     APEX                 NC           27502      SFD         7.875        7.609      $2,346.68        360        1-Jul-27
4638779     SAN MATEO            CA           94403      SFD         8.125        7.859      $3,036.82        360        1-Aug-27
4638842     SAN RAMON            CA           94583      SFD         8.125        7.859      $1,878.52        360        1-Aug-27
4638900     PHOENIX              AZ           85021      SFD         7.750        7.484      $2,131.33        360        1-Aug-27
4638970     ASPEN                CO           81611      SFD         8.250        7.984      $1,878.17        360        1-Aug-27
4639071     CHARLOTTE            NC           28226      SFD         8.000        7.734      $1,540.90        360        1-Jul-27
4639578     BOULDER              CO           80304      SFD         8.375        8.109      $1,824.18        360        1-Aug-27
4639647     CHARLOTTE            NC           28203      SFD         8.500        8.234      $2,737.33        360        1-Aug-27
4639665     FORT MEYERS BEACH    FL           33931      SFD         8.375        8.109      $2,907.28        360        1-Jul-27
4639672     SAN JOSE             CA           95126      SFD         8.000        7.734      $2,043.54        360        1-Aug-27
4639913     DENVILLE             NJ           07834      SFD         8.125        7.859      $1,692.89        360        1-Jul-27
4640129     COLLEYVILLE          TX           76034      SFD         7.500        7.234      $1,604.70        360        1-Aug-27
4640208     GOLDEN               CO           80403      SFD         7.750        7.484      $1,633.42        360        1-Aug-27
4640260     LEXINGTON            SC           29072      SFD         8.000        7.734      $2,678.24        360        1-Jul-27
4640457     POUND RIDGE          NY           10576      SFD         8.125        7.859      $2,754.67        360        1-Aug-27
4640476     WAKE FOREST          NC           27587      SFD         7.750        7.484      $2,041.77        360        1-Aug-27
4640480     FORT LAUDERDALE      FL           33308      SFD         7.750        7.484      $2,405.35        360        1-Sep-27
4640505     CAVE CREEK           AZ           85331      SFD         7.875        7.609      $1,595.16        360        1-Aug-27
4640536     PARADISE VALLEY      AZ           85253      SFD         7.750        7.484      $4,606.54        360        1-Aug-27
4640568     CHANDLER             AZ           85249      SFD         8.000        7.734      $2,054.55        360        1-Aug-27
4640607     FLAGSTAFF            AZ           86001      SFD         7.750        7.484      $3,223.86        360        1-Aug-27
4640613     SCOTTSDALE           AZ           85259      SFD         8.000        7.734      $2,458.12        360        1-Aug-27
4640620     COPPELL              TX           75019      SFD         8.375        8.109      $2,259.32        360        1-Aug-27
4640625     ST GEORGE            UT           84790      SFD         7.750        7.484      $2,220.88        360        1-Aug-27
4640633     WYCKOFF              NJ           07481      SFD         7.875        7.609      $1,957.68        360        1-Sep-27
4640820     KIRKLAND             WA           98033      SFD         8.125        7.859      $2,450.25        360        1-Aug-27
4640845     DUBLIN               CA           94568      SFD         8.250        7.984      $2,253.80        360        1-May-27
4640866     ALPHARETTA           GA           30202      SFD         8.125        7.859      $2,286.53        360        1-Aug-27
4641067     DENTON               TX           76205      SFD         7.375        7.109      $2,762.71        360        1-Aug-27
4641069     ALPHARETTA           GA           30202      SFD         8.125        7.859      $2,324.02        360        1-Aug-27
4641075     CHARLOTTE            NC           28209      SFD         7.750        7.484      $2,149.23        360        1-Sep-27
4641107     LEWISBORO            NY           10590      SFD         7.875        7.609      $2,030.29        360        1-Aug-27
4641334     WEST LINN            OR           97068      SFD         7.750        7.484      $1,633.42        360        1-Sep-27
4641355     NORCROSS             GA           30092      SFD         7.875        7.609      $1,696.66        360        1-Aug-27
4641368     SARATOGA             CA           95070      SFD         7.750        7.484      $3,725.35        360        1-Aug-27
4641389     STERLING             VA           20165      SFD         8.250        7.984      $2,024.66        360        1-Aug-27
4641442     ALPHARETTA           GA           30202      SFD         7.750        7.484      $2,396.05        360        1-Aug-27
4641450     SCOTTSDALE           AZ           85258      SFD         7.750        7.484      $2,120.59        360        1-Aug-27
4642358     GREENWOOD VILLAGE    CO           80121      SFD         7.750        7.484      $2,292.52        360        1-Aug-27
4629758     GRANITE BAY          CA           95746      SFD         8.125        7.859      $3,712.49        360        1-Jul-27
4629987     EMERALD ISLE         NC           28594      LCO         8.000        7.734      $2,080.22        360        1-Aug-27
4636769     FAIRFAX STATION      VA           22039      SFD         7.625        7.359      $1,585.46        360        1-Aug-27
4636880     EASTON               MD           21601      SFD         8.125        7.859      $2,077.14        360        1-Aug-27
4636895     CLARKSVILLE          MD           21029      SFD         8.000        7.734      $2,181.49        360        1-Aug-27
4637268     PARKLAND             FL           33076      SFD         7.875        7.609      $2,436.24        360        1-Aug-27
4637461     LIBERTY HILL         TX           78642      SFD         8.125        7.859      $1,741.16        360        1-Aug-27
4637464     POOLESVILLE          MD           20837      SFD         7.750        7.484      $2,138.50        360        1-Aug-27
4638389     LAFAYETTE            CA           94549      SFD         7.625        7.359      $2,184.61        360        1-Aug-27
4638420     GOLD RIVER           CA           95670      SFD         8.500        8.234      $1,957.65        360        1-Aug-27
4645804     SANTA CRUZ           CA           95062      SFD         7.875        7.609      $1,919.99        360        1-Aug-27
4646385     LONETREE             CO           80124      SFD         8.000        7.734      $2,696.96        360        1-Sep-27
4646437     DANVERS              MA           01923      SFD         7.625        7.359      $1,783.29        360        1-Sep-27
4646449     LEMONT               IL           60439      SFD         8.125        7.859      $1,871.09        360        1-Sep-27
4646512     SAVANNAH             GA           31419      SFD         7.750        7.484      $2,288.94        360        1-Sep-27
4646627     SCOTTSDALE           AZ           85259      SFD         7.875        7.609      $3,009.04        360        1-Aug-27
4647009     CLAYTON              CA           94517      SFD         7.500        7.234      $3,041.59        360        1-Sep-27
4647092     DULUTH               GA           30097      SFD         7.625        7.359      $1,667.92        360        1-Aug-27
4647420     ATLANTIC BEACH       FL           32233      SFD         7.750        7.484      $1,905.66        360        1-Sep-27
4647448     SONOMA               CA           95476      SFD         7.875        7.609      $2,196.97        360        1-Sep-27
4647506     EDMONDS              WA           98026      SFD         7.625        7.359      $2,484.36        360        1-Sep-27
4647717     WALNUT CREEK         CA           94595      SFD         7.875        7.609      $1,914.18        360        1-Sep-27
4647839     ROCKVILLE            MD           20853      SFD         7.750        7.484      $1,916.41        360        1-Sep-27
4647871     LAKE FOREST          CA           92630      SFD         7.875        7.609      $1,464.64        360        1-Sep-27
4647926     WASHINGTON           DC           20009      SFD         8.250        7.984      $1,612.97        360        1-Sep-27
4647959     HUNTINGTON BEACH     CA           92649      SFD         7.875        7.609      $2,498.23        360        1-Sep-27
4648022     VAIL                 CO           81657      SFD         7.625        7.359      $2,071.36        360        1-Sep-27
4648331     LAKE OSWEGO          OR           97034      SFD         7.500        7.234      $1,961.30        360        1-Sep-27
4648364     ST LOUIS             MO           63128      SFD         8.000        7.734      $1,617.22        360        1-Sep-27
4653463     EL DORADO HILLS      CA           95762      SFD         7.625        7.359      $1,771.61        360        1-Sep-27
4653479     FLEMINGTON           NJ           08822      SFD         8.000        7.734      $1,820.47        360        1-Sep-27
4653481     GAITHERSBURG         MD           20879      SFD         7.750        7.484      $1,826.86        360        1-Sep-27
4653484     WALNUT CREEK         CA           94598      SFD         7.875        7.609      $2,146.21        360        1-Oct-27
4653492     MECHANICSVILLE       MD           20659      SFD         8.250        7.984      $1,819.95        360        1-Sep-27
4653497     SAN JOSE             CA           95138      SFD         7.625        7.359      $2,058.97        360        1-Sep-27
4653500     PORTLAND             OR           97213      SFD         7.625        7.359      $1,585.46        360        1-Oct-27
4653516     SNOHOMISH            WA           98296      SFD         8.000        7.734      $2,001.34        360        1-Sep-27
4653522     SAN JOSE             CA           95120      SFD         8.000        7.734      $1,672.98        360        1-Sep-27
4654023     CAVE CREEK           AZ           85331      SFD         8.125        7.859      $1,532.51        360        1-Sep-27
4654030     NEWPORT BEACH        CA           92660      SFD         8.125        7.859      $2,138.39        360        1-Oct-27
4654037     FULLERTON            CA           92831      SFD         7.625        7.359      $2,986.89        360        1-Sep-27
4654063     LAVERNE              CA           91750      SFD         7.875        7.609      $3,255.20        360        1-Oct-27
4654071     UNION CITY           CA           94587      SFD         7.625        7.359      $1,628.28        360        1-Sep-27
4654083     SAN JOSE             CA           95138      SFD         7.625        7.359      $1,687.03        360        1-Sep-27
4654094     ELLICOTT CITY        MD           21043      SFD         7.750        7.484      $2,005.24        360        1-Oct-27
4654113     HUNTINGTON BEACH     CA           92647      SFD         7.750        7.484      $2,633.53        360        1-Sep-27
4654134     ANAHEIM              CA           92807      SFD         7.875        7.609      $4,524.43        360        1-Oct-27
4654137     EL GRANADA           CA           94018      SFD         7.625        7.359      $1,862.91        360        1-Oct-27
4654183     ANAHEIM              CA           92807      SFD         7.625        7.359      $2,063.93        360        1-Oct-27
4654192     DILLON BEACH         CA           94929      SFD         7.875        7.609      $1,843.49        360        1-Oct-27
4654317     DEARBORN             MI           48128      SFD         7.375        7.109       $834.34         360        1-Oct-27
4655077     SUNNYVALE            CA           94086      SFD         8.125        7.859      $2,160.67        360        1-Sep-27
4655084     INDIANAPOLIS         IN           46236      SFD         7.875        7.609      $1,664.76        360        1-Oct-27
4655088     SAN JOSE             CA           95138      SFD         8.000        7.734      $1,658.31        360        1-Sep-27
4655092     PARKER               CO           80134      SFD         7.625        7.359      $1,857.25        360        1-Oct-27
4656152     CINCINNATI           OH           45215      SFD         7.750        7.484      $2,442.97        360        1-Aug-27
4656159     CARMEL               IN           46032      SFD         7.750        7.484      $2,536.10        360        1-Oct-27
4656195     TOWSON               MD           21286      SFD         7.750        7.484      $1,803.57        360        1-Oct-27
4656213     NASHVILLE            TN           37205      SFD         7.875        7.609      $2,175.21        360        1-Oct-27
4656218     CHARLOTTE            NC           28215      SFD         7.625        7.359      $1,728.08        360        1-Aug-27
4656250     YORBA LINDA          CA           92887      SFD         7.750        7.484      $1,561.78        360        1-Sep-27
4656267     GERMANTOWN           MD           20876      SFD         7.750        7.484      $2,063.27        360        1-Sep-27
4656279     EASTON               MD           21601      SFD         7.750        7.484      $2,149.24        360        1-Oct-27
4656284     LAKE OSWEGO          OR           97034      SFD         7.875        7.609      $2,066.45        360        1-Oct-27
4656303     PLEASANTON           CA           94588      SFD         8.000        7.734      $2,054.55        360        1-Oct-27
4656319     LA HABRA             CA           90631      SFD         7.750        7.484      $1,260.89        360        1-Oct-27
4656848     IRVINE               CA           92620      SFD         7.625        7.359      $1,647.74        360        1-Sep-27
4656988     GERMANTOWN           TN           38138      SFD         7.875        7.609      $1,812.67        360        1-Oct-27
4657002     LAKEWOOD             CO           80215      SFD         7.750        7.484      $1,721.54        360        1-Oct-27
4657021     DANVILLE             NH           03819      SFD         8.000        7.734      $2,409.69        360        1-Oct-27
4657056     ATLANTA              GA           30309      SFD         7.625        7.359      $1,670.40        360        1-Oct-27
4657072     HERALD               CA           95816      SFD         8.000        7.734      $2,773.63        360        1-Sep-27
4657096     HARRISBURG           PA           17112      SFD         7.875        7.609      $1,919.99        360        1-Sep-27
4657612     PORTLAND             OR           97229      SFD         7.625        7.359      $1,911.05        360        1-Oct-27
4657627     AURORA               CO           80015      SFD         7.625        7.359      $1,627.93        360        1-Oct-27
4657663     SPRINGFIELD          VA           22151      SFD         7.625        7.359      $1,047.54        360        1-Sep-27
4657673     ATLANTA              GA           30306      SFD         7.750        7.484      $2,206.55        360        1-Sep-27
4633192     WASHINGTON TOWNSHIP  NJ           07853      SFD         8.000        7.734      $1,960.62        360        1-Nov-27
4634925     ARCADIA              IN           46030      SFD         8.125        7.859      $2,769.52        360        1-Oct-27
4652580     PLAIN CITY           OH           43064      SFD         7.875        7.609      $1,972.19        360        1-Oct-27
4655647     BAINBRIDGE           OH           44023      SFD         7.875        7.609      $1,812.68        360        1-Nov-27
4613764     GAINESVILLE          GA           30506      SFD         8.250        7.984      $1,999.87        360        1-Jun-27
4634329     TALLAHASSEE          FL           32312      SFD         7.750        7.484      $1,511.63        360        1-Feb-27
4634957     BERKELEY LAKE        GA           30136      SFD         8.250        7.984      $2,160.64        360        1-Jul-27
4639089     OVIEDO               FL           32765      SFD         8.875        8.609      $2,007.01        360        1-Jun-27
4651703     ORLANDO              FL           32836      SFD         7.750        7.484      $3,352.81        360        1-Aug-27
4652427     ODESSA               FL           33556      SFD         7.875        7.609      $2,936.50        343        1-Apr-26
4652576     BRADENTON            FL           34208      SFD         8.250        7.984      $1,366.27        350        1-Sep-26
4652593     DAWSONVILLE          GA           30534      SFD         8.000        7.734       $733.76         360        1-May-27
4656109     ORLANDO              FL           32835      SFD         7.500        7.234      $1,725.66        360        1-Sep-27
4656132     ATLANTA              GA           30329      SFD         7.625        7.359      $1,663.32        360        1-Sep-27
4656916     MOORESVILLE          NC           28115      SFD         7.625        7.359      $1,627.93        360        1-Sep-27
4656966     BRENTWOOD            TN           37027      SFD         7.625        7.359      $1,839.56        360        1-Sep-27
4657498     LAKE MARY            FL           32746      SFD         7.625        7.359      $3,914.81        360        1-Sep-27
153

COUNT:     153
WAC:         7.88074777
WAM:       357.2841489
WALTV:      77.32176346

             CUT-OFF
MORTGAGE       DATE                              MORTGAGE             T.O.P.     MASTER
  LOAN      PRINCIPAL                            INSURANCE  SERVICE  MORTGAGE    SERVICE
 NUMBER      BALANCE          LTV      SUBSIDY     CODE       FEE      LOAN        FEE
 ------      -------          ---      -------     ----       ---      ----        ---
4637876    $325,450.76       79.92                           0.25                 0.016
4658386    $245,549.16       65.79                           0.25                 0.016
4658452    $319,511.50       76.74                           0.25                 0.016
4631140    $229,757.39       78.71                           0.25                 0.016
4641235    $259,821.07       48.69                           0.25                 0.016
4646387    $269,818.84       50.94                           0.25                 0.016
4630714    $243,445.94       74.79                           0.25                 0.016
4632272    $321,132.98       80.00                           0.25                 0.016
4635189    $299,782.86       64.31                           0.25                 0.016
4581482    $259,747.18       94.83                  12       0.25                 0.016
4581496    $371,042.42       61.78                           0.25                 0.016
4633668    $353,851.49       89.87                  12       0.25                 0.016
4633686    $499,084.84       80.00                           0.25                 0.016
4633743    $299,166.04       75.00                           0.25                 0.016
4633753    $220,175.23       85.99                  12       0.25                 0.016
4634273    $238,371.58       79.77                           0.25                 0.016
4634295    $279,278.40       79.77                           0.25                 0.016
4634301    $272,231.82       94.99                  12       0.25                 0.016
4636190    $228,960.09       95.00                  01       0.25                 0.016
4636274    $328,847.54       73.33                           0.25                 0.016
4638717    $322,750.28       89.90                           0.25                 0.016
4638779    $408,191.91       77.17                           0.25                 0.016
4638842    $252,500.13       85.19                  06       0.25                 0.016
4638900    $296,865.99       85.00                  12       0.25                 0.016
4638970    $249,518.20       35.71                           0.25                 0.016
4639071    $209,430.74       56.00                           0.25                 0.016
4639578    $239,549.33       69.57                           0.25                 0.016
4639647    $355,348.42       72.65                           0.25                 0.016
4639665    $381,539.00       90.00                  01       0.25                 0.016
4639672    $277,935.64       65.53                           0.25                 0.016
4639913    $227,378.88       80.00                           0.25                 0.016
4640129    $228,985.83       90.00                  01       0.25                 0.016
4640208    $227,514.11       72.38                           0.25                 0.016
4640260    $364,010.53       79.35                           0.25                 0.016
4640457    $370,266.99       70.00                           0.25                 0.016
4640476    $284,187.59       73.08                           0.25                 0.016
4640480    $335,274.08       85.00                  12       0.25                 0.016
4640505    $219,542.79       88.00                  13       0.25                 0.016
4640536    $641,629.70       61.24                           0.25                 0.016
4640568    $279,230.59       58.95                           0.25                 0.016
4640607    $449,041.00       68.18                           0.25                 0.016
4640613    $334,321.13       55.83                           0.25                 0.016
4640620    $296,691.84       79.99                           0.25                 0.016
4640625    $309,339.36       88.57                  13       0.25                 0.016
4640633    $269,627.18       90.00                  12       0.25                 0.016
4640820    $329,347.97       73.33                           0.25                 0.016
4640845    $298,814.70       94.94                  12       0.25                 0.016
4640866    $307,341.54       69.99                           0.25                 0.016
4641067    $399,081.24       66.67                           0.25                 0.016
4641069    $312,381.58       69.56                           0.25                 0.016
4641075    $299,575.17       80.00                           0.25                 0.016
4641107    $279,430.06       95.00                  13       0.25                 0.016
4641334    $227,677.12       80.00                           0.25                 0.016
4641355    $233,513.72       90.00                  12       0.25                 0.016
4641368    $518,891.82       63.41                           0.25                 0.016
4641389    $268,733.89       73.43                           0.25                 0.016
4641442    $333,737.23       84.99                  12       0.25                 0.016
4641450    $295,369.18       80.00                           0.25                 0.016
4642358    $319,272.83       74.42                           0.25                 0.016
4629758    $498,678.36       72.73                           0.25                 0.016
4629987    $282,925.53       90.00                  01       0.25                 0.016
4636769    $223,510.52       61.37                           0.25                 0.016
4636880    $279,197.27       88.67                  01       0.25                 0.016
4636895    $296,697.53       79.99                           0.25                 0.016
4637268    $335,301.72       80.00                           0.25                 0.016
4637461    $234,036.68       78.17                           0.25                 0.016
4637464    $297,863.84       89.99                  06       0.25                 0.016
4638389    $307,975.54       79.99                           0.25                 0.016
4638420    $254,134.01       95.00                  01       0.25                 0.016
4645804    $264,249.93       80.00                           0.25                 0.016
4646385    $367,055.10       89.87                  11       0.25                 0.016
4646437    $251,584.12       89.98                           0.25                 0.016
4646449    $251,538.54       80.00                           0.25                 0.016
4646512    $319,047.54       90.00                           0.25                 0.016
4646627    $414,137.56       74.11                           0.25                 0.016
4647009    $434,352.30       75.00                           0.25                 0.016
4647092    $235,134.49       89.43                  13       0.25                 0.016
4647420    $265,623.30       95.00                  17       0.25                 0.016
4647448    $302,581.57       66.59                           0.25                 0.016
4647506    $350,471.06       90.00                  01       0.25                 0.016
4647717    $263,548.50       80.00                           0.25                 0.016
4647839    $267,121.16       79.85                           0.25                 0.016
4647871    $201,721.06       80.00                           0.25                 0.016
4647926    $214,425.24       95.00                           0.25                 0.016
4647959    $344,074.20       89.96                  06       0.25                 0.016
4648022    $292,225.03       61.61                           0.25                 0.016
4648331    $280,082.35       62.33                           0.25                 0.016
4648364    $220,103.24       95.00                  01       0.25                 0.016
4653463    $249,936.53       79.99                           0.25                 0.016
4653479    $247,745.87       79.99                           0.25                 0.016
4653481    $254,638.86       75.00                           0.25                 0.016
4653484    $295,796.29       80.00                           0.25                 0.016
4653492    $241,787.34       95.00                  01       0.25                 0.016
4653497    $290,479.53       79.99                           0.25                 0.016
4653500    $223,837.87       80.00                           0.25                 0.016
4653516    $272,382.76       79.99                           0.25                 0.016
4653522    $227,693.02       80.00                           0.25                 0.016
4654023    $206,129.07       79.98                           0.25                 0.016
4654030    $287,811.61       67.76                           0.25                 0.016
4654037    $421,387.20       79.99                           0.25                 0.016
4654063    $448,641.03       80.00                           0.25                 0.016
4654071    $229,715.94       79.82                           0.25                 0.016
4654083    $238,003.88       79.99                           0.25                 0.016
4654094    $279,702.45       79.99                           0.25                 0.016
4654113    $367,079.43       79.99                           0.25                 0.016
4654134    $623,570.57       60.58                           0.25                 0.016
4654137    $263,009.51       80.00                           0.25                 0.016
4654183    $291,388.95       80.00                           0.25                 0.016
4654192    $254,075.03       75.00                           0.25                 0.016
4654317    $120,708.08       80.00                           0.25                 0.016
4655077    $290,617.99       76.98                           0.25                 0.016
4655084    $229,441.99       79.58                           0.25                 0.016
4655088    $225,695.71       79.30                           0.25                 0.016
4655092    $262,200.02       79.52                           0.25                 0.016
4656152    $340,273.29       68.20                           0.25                 0.016
4656159    $353,685.84       76.13                           0.25                 0.016
4656195    $251,572.32       95.00                  06       0.25                 0.016
4656213    $299,793.54       53.10                           0.25                 0.016
4656218    $243,616.50       93.19                  01       0.25                 0.016
4656250    $217,691.28       80.00                           0.25                 0.016
4656267    $287,592.15       90.00                  06       0.25                 0.016
4656279    $299,788.26       58.82                           0.25                 0.016
4656284    $284,803.86       95.00                  01       0.25                 0.016
4656303    $279,812.12       74.67                           0.25                 0.016
4656319    $175,836.42       80.00                           0.25                 0.016
4656848    $232,461.95       80.00                           0.25                 0.016
4656988    $249,827.96       58.82                           0.25                 0.016
4657002    $240,130.40       90.00                  06       0.25                 0.016
4657021    $328,179.64       90.00                  06       0.25                 0.016
4657056    $235,829.18       80.00                           0.25                 0.016
4657072    $377,491.05       90.00                  06       0.25                 0.016
4657096    $264,434.32       85.42                  12       0.25                 0.016
4657612    $269,804.58       69.32                           0.25                 0.016
4657627    $227,931.08       72.64                           0.25                 0.016
4657663    $147,774.04       80.00                           0.25                 0.016
4657673    $307,563.83       74.22                           0.25                 0.016
4633192    $267,200.00       80.00                           0.25                 0.016
4634925    $372,756.00       73.14                           0.25                 0.016
4652580    $271,812.81       68.00                           0.25                 0.016
4655647    $250,000.00       78.74                           0.25                 0.016
4613764    $265,339.53       61.91                           0.25                 0.016
4634329    $209,624.55       86.12                  24       0.25                 0.016
4634957    $286,858.84       89.98                  17       0.25                 0.016
4639089    $248,773.66       86.98                  11       0.25                 0.016
4651703    $467,002.66       80.00                           0.25                 0.016
4652427    $399,374.96       80.00                           0.25                 0.016
4652576    $179,757.87       70.85                           0.25                 0.016
4652593     $99,488.99       22.22                           0.25                 0.016
4656109    $246,432.54       79.87                           0.25                 0.016
4656132    $234,658.74       62.67                           0.25                 0.016
4656916    $229,666.00       66.47                           0.25                 0.016
4656966    $259,522.58       68.39                           0.25                 0.016
4657498    $552,296.82       65.07                           0.25                 0.016

NASCOR
NMI / 1997-19 Exhibit F-3 (Part B)
20 & 30 YEAR FIXED RATE RELOCATION LOANS





MORTGAGE                                         NMI
LOAN                                             LOAN
NUMBER      SERVICER                             SELLER
------      --------                             ------

4637876     CITICORP MORTGAGE, INC.              CITICORP MORTGAGE, INC.
4658386     CITICORP MORTGAGE, INC.              CITICORP MORTGAGE, INC.
4658452     CITICORP MORTGAGE, INC.              CITICORP MORTGAGE, INC.
4631140     FARMERS STATE BANK & TRUST CO.       FARMERS STATE BANK & TRUST CO.
4641235     FARMERS STATE BANK & TRUST CO.       FARMERS STATE BANK & TRUST CO.
4646387     FARMERS STATE BANK & TRUST CO.       FARMERS STATE BANK & TRUST CO.
4630714     FIRST BANK NATIONAL ASSOC            FIRST BANK NATIONAL ASSOC
4632272     FIRST BANK NATIONAL ASSOC            FIRST BANK NATIONAL ASSOC
4635189     FIRST BANK NATIONAL ASSOC            FIRST BANK NATIONAL ASSOC
4581482     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4581496     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4633668     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4633686     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4633743     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4633753     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4634273     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4634295     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4634301     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4636190     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4636274     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4638717     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4638779     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4638842     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4638900     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4638970     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4639071     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4639578     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4639647     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4639665     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4639672     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4639913     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4640129     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4640208     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4640260     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4640457     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4640476     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4640480     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4640505     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4640536     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4640568     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4640607     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4640613     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4640620     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4640625     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4640633     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4640820     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4640845     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4640866     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4641067     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4641069     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4641075     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4641107     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4641334     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4641355     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4641368     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4641389     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4641442     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4641450     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4642358     FIRST UNION MORTGAGE CORP            FIRST UNION MORTGAGE CORP
4629758     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4629987     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4636769     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4636880     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4636895     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4637268     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4637461     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4637464     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4638389     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4638420     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4645804     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4646385     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4646437     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4646449     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4646512     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4646627     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4647009     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4647092     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4647420     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4647448     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4647506     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4647717     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4647839     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4647871     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4647926     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4647959     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4648022     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4648331     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4648364     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4653463     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4653479     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4653481     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4653484     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4653492     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4653497     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4653500     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4653516     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4653522     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4654023     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4654030     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4654037     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4654063     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4654071     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4654083     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4654094     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4654113     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4654134     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4654137     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4654183     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4654192     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4654317     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4655077     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4655084     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4655088     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4655092     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4656152     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4656159     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4656195     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4656213     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4656218     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4656250     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4656267     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4656279     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4656284     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4656303     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4656319     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4656848     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4656988     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4657002     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4657021     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4657056     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4657072     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4657096     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4657612     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4657627     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4657663     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4657673     FT MORTGAGE COMPANIES                FT MORTGAGE COMPANIES
4633192     HUNTINGTON MORTGAGE COMPANY          HUNTINGTON MORTGAGE COMPANY
4634925     HUNTINGTON MORTGAGE COMPANY          HUNTINGTON MORTGAGE COMPANY
4652580     HUNTINGTON MORTGAGE COMPANY          HUNTINGTON MORTGAGE COMPANY
4655647     HUNTINGTON MORTGAGE COMPANY          HUNTINGTON MORTGAGE COMPANY
4613764     SUNTRUST MORTGAGE, INC.              SUNTRUST MORTGAGE, INC.
4634329     SUNTRUST MORTGAGE, INC.              SUNTRUST MORTGAGE, INC.
4634957     SUNTRUST MORTGAGE, INC.              SUNTRUST MORTGAGE, INC.
4639089     SUNTRUST MORTGAGE, INC.              SUNTRUST MORTGAGE, INC.
4651703     SUNTRUST MORTGAGE, INC.              SUNTRUST MORTGAGE, INC.
4652427     SUNTRUST MORTGAGE, INC.              SUNTRUST MORTGAGE, INC.
4652576     SUNTRUST MORTGAGE, INC.              SUNTRUST MORTGAGE, INC.
4652593     SUNTRUST MORTGAGE, INC.              SUNTRUST MORTGAGE, INC.
4656109     SUNTRUST MORTGAGE, INC.              SUNTRUST MORTGAGE, INC.
4656132     SUNTRUST MORTGAGE, INC.              SUNTRUST MORTGAGE, INC.
4656916     SUNTRUST MORTGAGE, INC.              SUNTRUST MORTGAGE, INC.
4656966     SUNTRUST MORTGAGE, INC.              SUNTRUST MORTGAGE, INC.
4657498     SUNTRUST MORTGAGE, INC.              SUNTRUST MORTGAGE, INC.
153


COUNT:   153
WAC:       7.88074777
WAM:     357.2841489
WALTV:    77.32176346

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)

Loan Information

         Name of Mortgagor:                   _____________________________

         Servicer
         Loan No.:                            _____________________________

Custodian/Trust Administrator

         Name:                                _____________________________

         Address:                             _____________________________

                                              _____________________________
         Custodian/Trust Administrator
         Mortgage File No.:                   _____________________________

Seller

         Name:                                _____________________________

         Address:                             _____________________________

                                              _____________________________

         Certificates:                        Mortgage Pass-Through
                                              Certificates, Series 1997-19

     The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 1997-19, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of November 26, 1997 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and United States Trust Company of New York, as Trustee.

( ) Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

(  )  Mortgage   recorded   on   _____________________   as   instrument   no.
     ______________   in  the  County   Recorder's   Office  of  the  County  of
     ____________________,  State of _______________________ in book/reel/docket
     ____________________ of official records at page/image ____________.

( )  Deed  of  Trust  recorded  on  ____________________  as  instrument  no.
     _________________  in  the  County  Recorder's  Office  of  the  County  of
     ___________________,   State  of   _________________   in  book/reel/docket
     ____________________ of official records at page/image ____________.

( )  Assignment  of  Mortgage  or Deed of Trust to the  Trustee,  recorded on
     ______________________________  as  instrument  no.  ______________  in the
     County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( )  Other  documents,   including  any  amendments,   assignments  or  other
     assumptions of the Mortgage Note or Mortgage.

     ( ) ______________________________

     ( ) ______________________________

     ( ) ______________________________

     ( ) ______________________________

     The  undersigned Master Servicer hereby acknowledges and agrees as follows:

          (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

          (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

          (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

          (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                 By:  __________________________

                                 Title: ________________________

Date: ________________, 19__

                                    EXHIBIT H

                                                  AFFIDAVIT PURSUANT TO SECTION
                                                  860E(e)(4)OF THE INTERNAL
                                                  REVENUE CODE OF 1986, AS
                                                  AMENDED, AND FOR NON-ERISA
                                                  INVESTORS

STATE OF           )
                   ) ss:
COUNTY OF          )

     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [ ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-19, Class [A-R][A-LR] Certificate (the "Class [A-R][A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan subject to the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Code Section 4975 or any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [A-R][A-LR] Certificate as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [A-R][A-LR] Certificate in excess of cash flows generated by the Class [A-R][A-LR] Certificate.

     6. That the Purchaser will not transfer the Class [A-R][A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [A-R][A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [A-R][A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [A-R][A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if (i) for taxable years beginning after December 31, 1996 (or after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust or (ii) for all other taxable years, such trust is subject to U.S. federal income tax regardless of the source of its income.

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [A-R][A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

     9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of ________, 19 __.

                                    [NAME OF PURCHASER]


                                     By:__________________________
                                        [Name of Officer]
                                        [Title of Officer]

     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

     Subscribed and sworn before me this __ day of , 19 __.

_____________________________
NOTARY PUBLIC

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I

            [Letter from Transferor of Class [A-R][A-LR] Certificate]

                                     [Date]

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

                  Re:      Norwest Asset Securities Corporation,
                           Series 1997-19, Class [A-R][A-LR]

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                             Very truly yours,
                                             [Transferor]

                                             _____________________

                                    EXHIBIT J

                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1997-19
               CLASS [A-WIO] [A-PO] [B-3] [B-4] [B-5] CERTIFICATES

                               TRANSFEREE'S LETTER


                                             __________ __, ____

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-19, Class [A-WIO] [A-PO] [B-3] [B-4] [B-5] Certificates (the "Class [A-WIO] [A-PO] [B-3] [B-4] [B-5] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of September 29, 1997 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller ("NASCOR"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-19.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to NASCOR, the Master Servicer and the Trust Administrator that:

     (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-WIO] [A-PO] [B-3] [B-4] [B-5] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

     (b) The Purchaser is acquiring the Class [A-WIO] [A-PO] [B-3] [B-4] [B-5] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

     [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-WIO] [A-PO] [B-3] [B-4] [B-5] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-WIO] [A-PO] [B-3] [B-4] [B-5] Certificates and can afford a complete loss of such investment.]

     [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

     (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated _____________, _______, relating to the Class [A-WIO] [A-PO] [B-3] [B-4] [B-5] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from NASCOR concerning the Class [A-WIO] [A-PO] [B-3] [B-4] [B-5] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-WIO] [A-PO] [B-3] [B-4] [B-5] Certificates that NASCOR possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [A-WIO] [A-PO] [B-3] [B-4] [B-5] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-WIO] [A-PO] [B-3] [B-4] [B-5] Certificates other than in connection with a subsequent sale of Class [A-WIO] [A-PO] [B-3] [B-4] [B-5] Certificates.

     (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-3][B-4][B-5] Certificates only] if the Purchaser is an insurance company, the source of funds used to purchase the Class [B-3][B-4][B-5] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to NASCOR and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as NASCOR or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

     (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-WIO] [A-PO] [B-3] [B-4] [B-5] Certificates is in compliance therewith.

     Section 3. Transfer of Class [A-WIO] [A-PO] [B-3] [B-4] [B-5] Certificates.

     (a) The Purchaser understands that the Class [A-WIO] [A-PO] [B-3] [B-4] [B-5] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-WIO] [A-PO] [B-3] [B-4] [B-5] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither NASCOR, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [A-WIO] [A-PO] [B-3] [B-4] [B-5] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to NASCOR and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or NASCOR may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which NASCOR or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or NASCOR. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and NASCOR against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     (b) No transfer of a Class [A-WIO] [A-PO] [B-3] [B-4] [B-5] Certificate shall be made unless the transferee provides NASCOR and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

     (c) The Purchaser acknowledges that its Class [A-WIO] [A-PO] [B-3] [B-4] [B-5] Certificates bear a legend setting forth the applicable restrictions on transfer.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                   [PURCHASER]

                                   By:  ______________________________
                                   Its:  ______________________________

                                    EXHIBIT K

                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1997-19
                       CLASS [M] [B-1] [B-2] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                  _________ __, ____

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-19, Class [M] [B-1] [B-2] Certificates (the "Class [M] [B-1] [B-2] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of November 26, 1997 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller ("NASCOR"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-19.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the NASCOR, the Master Servicer and the Trust Administrator that:

     Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, the source of funds used to purchase the Class [M] [B-1] [B-2] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (June 12, 1995) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or
     (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to NASCOR and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as NASCOR or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                   [PURCHASER]

                                   By:  _____________________________

                                   Its: _____________________________

                                   [Reserved]

                                    EXHIBIT L

                   Citicorp Mortgage, Inc. Servicing Agreement

                 Farmers State Bank & Trust Servicing Agreement

               First Bank National Association Servicing Agreement

              First Union Mortgage Corporation Servicing Agreement

                    FT Mortgage Companies Servicing Agreement

                  Huntington Mortgage Corp. Servicing Agreement

                   Suntrust Mortgage, Inc. Servicing Agreement

                   Norwest Mortgage, Inc. Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

     ____________________ is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-19, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of November 26, 1997 among Norwest Asset Securities Corporation, as Seller ("NASCOR"), Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

     _______________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

     In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

         In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Defined Terms

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

     Collateral  Fund: The fund  established and maintained  pursuant to Section
3.01 hereof.

     Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least P-1 by Moody's Investors Service, Inc. ("Moody's") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least Aa2 by Moody's or AA by S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least P-1 by Moody's or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Moody's or S&P and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

     Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02 Definitions Incorporated by Reference

     All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

     Section 2.01 Reports and Notices

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

          (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

     (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

     (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

     Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

     (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

     (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

     (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to
Section 3.01.

     (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

     (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

     (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection
(c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

     Section 2.03 Purchaser's Election to Commence Foreclosure Proceedings

     (a) In  connection  with any  Mortgage  Loan  identified  in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

     (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidation Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

     (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of
liquidation  (plus  all  unreimbursed   interest  and  servicing   advances  and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

     Section 2.04 Termination

     (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

     (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or
Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

     Section 3.01. Collateral Fund

     Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-16. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

     Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

     Section 3.02. Collateral Fund Permitted Investments.

     The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

     All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03. Grant of Security Interest

     The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

     The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

     Section 3.04. Collateral Shortfalls.

     In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

     Section 4.01. Amendment.

     This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

     Section 4.02. Counterparts.

     This   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03. Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 4.04. Notices.

     All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

     (a) in the case of the Company,

     Norwest  Bank  Minnesota,   National   Association
     7485  New  Horizon  Way
     Frederick, MD 21703

     Attention:  Vice  President,  Master  Servicing
     Phone:  301-696-7800
     Fax:    301-815-6365

     (b) in the case of the Purchaser,

     Attention:

     Section 4.05. Severability of Provisions.

     If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06. Successors and Assigns.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

     Section 4.07. Article and Section Headings.

     The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 4.08. Confidentiality.

     The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

     Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

     Section 4.09. Indemnification.

     The Purchaser agrees to indemnify and hold harmless the Company, NASCOR, and each Servicer and each person who controls the Company, NASCOR, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, NASCOR's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, NASCOR, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, NASCOR's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                   Norwest Bank Minnesota, National
                                   Association

                                   By:
                                   Name:
                                   Title:

                                   By:
                                   Name:
                                   Title:   ________________________